As filed with the Securities and Exchange Commission on November _______, 2016 Commission File No.______

 U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

 Registration Statement under the Securities Act of 1933

AMERI METRO, INC.

(Name of issuer in its charter)

YELLOWWOOD ACQUISITION CORPORATION

(Former name of registrant)

Delaware	485112	45-1877342
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

2575 Eastern Blvd., Suite 101

York, PA 17402

(717) 434-0668

(Address and telephone number of principal executive office)

Plan Inc. Trolly Square, Suite 20C Wilmington Del 19806 1-800-462-4633

(Name, address and phone number of agent for service)

Copies of communications to:

McMurdo Law Group, LLC, 28 West 44th Street, 16th Floor, New York, NY 10036, (917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(do not check if smaller reporting company) 1

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common stock, $.000001 par value per share	1,000,000	$60.00	$60,000,000	$6,954

(1) Fee calculated in accordance with Rule 457(a) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus,   Subject to completion ______________, 2016

AMERI METRO, INC.

    1,000,000 Shares of Class B Common Stock

Ameri Metro, Inc. (“ARMT” or the “Company”) is offering a maximum of 1,000,000 Shares of our Class B common stock at $.000001 per share (the “Shares”), in a best effort, underwritten public offering. We have yet to engage an underwriter. However, we do so in the future. There is no minimum proceeds threshold for the offering. The offering will terminate within 24 months from the date of this prospectus. The Company will retain all proceeds received from these Shares in this offering. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

ARMT is currently an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”). The Company has decided that it will opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b). The Company understands that this election is irrevocable.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company.  None of the Company’s shareholders have plans to enter a change of control or change of management.  None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

There is currently no public market for our Shares of common stock.

The Company intends to engage a market maker to establish a public market for the Shares being offered herein to be listed on NASDAQ.  To be listed on NASDAQ, a market maker must file an application on the Company's behalf to make a market in the common stock. There is no guarantee that the Shares will ever be listed on NASDAQ or any exchange.

The Shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share	$60.00	$4.20	$55.80

Total Maximum	$60,000,000	$4,200,000	$55,800,000

(1) Our Shares in this offering will be sold by our officers and directors in a direct offering. However, we may engage an underwriter who would likely incur a seven percent (7%) percent underwriting commission, as reflected above.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other offering expenses estimated at $100,000.00. ARMT will not use this offering prospectus before the effective date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______ __, 2016

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6

RISK FACTORS	14

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	21

USE OF PROCEEDS	21

COMPANY PROJECTIONS	22

DETERMINATION OF OFFERING PRICE	24

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	24

PLAN OF DISTRIBUTION	27

BUSINESS	28

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	77

DESCRIPTION OF PROPERTY	90

LEGAL PROCEEDINGS	90

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	91

EXECUTIVE COMPENSATION	95

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	98

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	99

DESCRIPTION OF SECURITIES	100

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	101

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	108

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	108

EXPERTS	108

WHERE YOU CAN FIND MORE INFORMATION	108

FINANCIAL STATEMENTS	F1-F17

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until December 28, 2016 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page 31 prior to making an investment decision.

General Information about our Company

Ameri Metro, Inc. (“ARMT”, or the “Company”), prior to the merger, discussed below, (“Ameri Metro 2010”) was incorporated on April 13, 2010 in Delaware with an authorized capitalization of 1,500 Shares of common stock. On April 30, 2010, Ameri Metro 2010 amended its certificate of incorporation to authorize 100,000,000 Shares of common stock with a par value of $.000001 per share and 20,000,000 Shares of preferred stock with a par value of $.0001 per share. Yellowwood was incorporated on September 21, 2011 and had an authorized capitalization of 1,000,000,000 shares of common stock and 20,000,000 shares of preferred stock.  The Company has a fiscal year end of July 31.

On September 2, 2014, the Company amended the articles of incorporation to increase the authorized shares. The total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve Billion Two Hundred and Seven Million) shares, consisting of 12,007,000,000 (Twelve Billion Seven Million) shares of Common Stock having a par value of $.000001 and 200,000,000 (Two Hundred Million) shares of Preferred Stock having a par value of $.000001 per share.

Common stock is divided into four classes: Common stock class A, par value $.000001, 7,000,000 shares authorized, 1,600,000 shares issued and outstanding. Common stock class B, par value $.000001, 4,000,000,000 shares authorized, 987,934,483 shares issued and outstanding; Common stock class C, par value $.000001, 48,000,000 shares authorized, shares issued and outstanding; Common stock class D, par value $.000001, 48,000,000 shares authorized, shares issued and outstanding.

Class A 7,000,000 (Seven Million) these shares have 1000:1 voting right compared to all other Classes of shares, par value .000001. There are 1,600,000 Class A stock outstanding at April 4, 2016. Class C a/k/a Equity Participation Dividend Shares (“EPDS”) 4,000,000,000 (Four Billion) with no voting rights but with dividend rights, par value $.000001. The Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. Class D a/k/a Equity Participation Shares (“EPS”) 4,000,000,000 (Four Billion) with no voting rights and no dividend rights, par value $.000001. The Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A.

The number of shares constituting that series and the distinctive designation of that series;

B.

The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

C.

Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D.

Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E.

Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F.

Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and, if so, the terms and amount of such sinking fund;

G.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H.

Any other relative rights, preferences and limitations of that series.

This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

Preferred Shares: 200,000,000 (Two Hundred Million) par value .000001. There are 1,800,000 preferred shares outstanding at July 15, 2016.

On November 3, 2014, the Company effected a 4:1 forward stock split of its issued and outstanding shares of common stock. As a condition of the split, all shareholders who wanted to participate were required to send $100 to the Transfer Agent to pay for the expense related to reissuance of shares due to split. The cut-off date for the return of the notification and payment to the transfer agent was December 31, 2014. If the shareholder did not return the confirmation and payment, they would not be eligible to receive the additional shares.

ARMT is currently an “emerging growth company” under the JOBS Act. A company loses its “emerging growth company” status on (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which it is deemed to be a ‘large accelerated filer’, as defined in section 240.12b– 2 of title 17, Code of Federal Regulations, or any successor thereto. As an “emerging growth company,” ARMT is exempt from certain obligations of the Exchange Act including those found in Section 14A(a) and (b) related to shareholder approval of executive compensation and golden parachute compensation. Furthermore, Section 103 of the JOBS Act provides that as an “emerging growth company”, ARMT is not required to comply with the requirement to provide an auditor’s attestation of ICFR under Section 404(b) of the Sarbanes-Oxley Act for as long as ARMT qualifies as an “emerging growth company.” However, an “emerging growth company” is not exempt from the requirement to perform management’s assessment of internal control over financial reporting.

The Company is focused on development of transportation facilities, including but not limited to high-speed rail for passenger and freight transportation and related and ancillary transportation businesses, inland ports, sea ports, airports, and toll roads. The Company intends to secure manufacturing and technologies together with ancillary land development projects, sale of goods and services to government, civilian and commercial end users.

On June 12, 2012, Ameri Metro 2010 merged with Yellowwood Acquisition Corporation, a public reporting company. As part of the merger, Yellowwood Acquisition Corporation, the surviving entity, changed its name to Ameri Metro, Inc. Yellowwood has an authorized capitalization of 1,000,000,000 Shares of common stock and 20,000,000 Shares of preferred stock. The Company has a fiscal year end of July 31.Yellowwood had no ongoing business or operations and was established for the purpose of completing mergers and acquisitions with a target company, such as the former Ameri Metro 2010.

The Company is a development stage company and has no operating history and has experienced losses since its inception. The Company has received only minimal revenue from earlier consulting work. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

Since its incorporation, the Company has developed its business plan, appointed officers and directors, engaged initial project consultants and entered into negotiations and contracts for related and ancillary business. The Company is engaged in development of transportation complex which consist of toll road, inland port and airport.

On December 1, 2010, the Company formed its wholly-owned subsidiary, Global Transportation & Infrastructure, Inc. (“GTI”). in the state of Delaware with an authorized capital of 100,000,000 Shares of common stock with a par value of $.0001 and 20,000,000 Shares of preferred stock with a par value of $.0001.  GTI was formed to provide development and construction services for the Alabama Toll Facilities, Inc. ("ATFI", a non-profit company supported by the State of Alabama to act as the exclusive entity as set forth in H.J.R 459 and H.J.R. 456 project developer for such a toll road an on which the former CEO of ARMT served as one of its four directors) including securing financing for the design, planning, engineering and related costs for its construction and to engage in the construction of high-speed rail for passenger and freight transportation and related transportation projects for the Company.

The Business

The Company, herein incorporated by reference from the Form 8-K dated 05/12/2016, as described in Exhibit 10.12 thru 10.44, is focused on development of transportation facilities, including but not limited to high-speed rail for passenger and freight transportation and related and ancillary transportation businesses, inland ports, sea ports, airports, and toll roads. The Company intends to secure manufacturing and technologies together with ancillary land development projects, sale of goods and services to government, civilian and commercial end users.

The Company anticipates that it will, directly or through subsidiaries or affiliates, develop plans, and then coordinate and supervise the financing, construction and development of such transportation projects by bringing together the resources, plans, financing, approvals and technology needed to implement such transportation systems.

CEO Debra Mathias - Macro

Vice CEO Chuck Mathias - Micro

COO Ron Silberstein

President Jim Becker

(2 SR. VP reports)

CFO J Harold Hatchett III

CRO Todd Reynold

CLC John Thompson

CMO Alex Metcalf

SR. VP (2 VP reports) (6-10 projects)

VP AM Projects (3 GM reports approximately 3-5 projects)

AM Project General Manager | **AM Project General Manager** | **AM Project General Manager**

VP AM Projects (3 GM reports approximately 3-5 projects)

AM Project General Manager | **AM Project General Manager** | **AM Project General Manager**

SR. VP (2 VP reports) (6-10 projects)

VP AM Projects (3 GM reports approximately 3-5 projects)

AM Project General Manager | **AM Project General Manager** | **AM Project General Manager**

VP AM Projects (3 GM reports approximately 3-5 projects)

AM Project General Manager | **AM Project General Manager** | **AM Project General Manager**

Note: GM's are given projects to oversee and work directly with CEO's of related entities. GM's more then likely will handle 1 maybe 2 projects at a time due to size of each project. Project scope of work will flow from President to Sr. VP to VP's with GM's carrying out agreed upon objectives working closely with needed CEO entities and their teams (could be multiple CEO/teams)

AM Project Meetings: President, Sr. VP and VP to VP, GM's and CEO entity teams (all) to GM's and CEO teams daily

The Company has not yet commenced its revenue producing operations; however, it has been meeting with and making presentations to parties associated with projects it intends to develop, including parties in the United States related to a sea port and a rail project. The Company believes that the need, demand and usage of alternative transportation such as high speed rail, ports and toll roads are increasingly important as the United States adopts policies to attempt to reduce its dependency on fossil fuels and to improve its infrastructure and transportation systems. The Company intends to develop and prepare the designs and concepts for feasible and profitable regional transportation and infrastructure related projects utilizing existing and new infrastructure. The Company will prepare the complete project package including appraisals and estimates and will obtain contracts for the development of the facilities and infrastructure and purchase of the equipment. The Company will present the complete project, working as project supervisor and coordinator, to municipalities and regional government agencies.

Funding for individual projects of the Company will occur from bond offerings, as noted  herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44, organized through various nonprofit entities, High Speed Rail Facilities Inc., High Speed Rail Facilities Provider Inc., Alabama Toll Facilities Inc., Global Infrastructure Finance & Development Authority Inc. and organizations sponsored or affiliated with municipal and government agencies as well as from issuances of stock and debt-financing.  Certain of these nonprofit entities or organizations may themselves be affiliated with, or related to, the Company and assist, or work in conjunction with, the Company in securing contracts and funds to develop projects.

Through its subsidiary, GTI, the Company is also involved in the planning of the future development of a new toll road in the southeast United States. The Company through assignment of rights from Penndel Land Company, to finance, develop and construction a 357 mile toll road in the State of Alabama as outlined in Alabama House Joint Resolution H. J. R. 459 & H. J. R. 456, herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44. The Company acquired from Penndel Land Company (majority owned by the former CEO of ARMT) the contract rights to a construction agreement with the ATFI, a non-profit company supported by the State of Alabama to act as the exclusive entity as set forth in H.J.R 459 and H.J.R. 456 project developer for such a toll road an on which the former CEO of ARMT served as one of its four directors. When the Company secures financing, ATFI will effect a bond offering to purchase the land on which the toll road is to be located.

In support of H.J.R. 459 and H.J.R.456 the following ancillary projects are being planned.

1.

Design built inland port called Port De Claudius- herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

2.

Design built airport called Sarah Jewel Mathias International Airport (KSJM) – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

3.

Design built air cargo port called Port of Ostia – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

4.

Design built railroad and train stations – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

5.

Design built Fiber Optic Lines – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

6.

Design built All Utilities underground or overhead – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

7.

Design built Power Grids – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

8.

Design built Cell Phone Towers – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

9.

Design built Motels, Travel Plazas, Fast Food Establishments – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

10.

Design built Outdoor Advertisements, Signage – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

11.

Design built Natural Gas Pipelines & Distillate Pipelines – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

Shah Mathias, founder of the Company, has established a series of corporations with which to effect the transactions and development of the projects envisioned by the Company including the Port Trajan Facility, herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44, high speed rail projects and the Alabama Toll Road.  The Company has envisioned long-range ideas and plans to develop currently undeveloped areas through which the planned Alabama toll road will traverse. These plans include the development of an airport, sea shipping port and a high speed rail line.

1.

HSR Freight line, Inc. Designed to handle all services for use of track time and trains for freight and freight forwarding services.

2.

HSR Passenger Services, Inc. Designed to handle rail ticketing booking, reservations, and food services.

3.

HSR Technologies, Inc. Designed to handle all building of suites and manufacturing of trains and rail tracks and provide fiber optics, telecommunications, and related technologies services.

4.

HSR Logistics, Inc. Designed to handle all purchasing functions.

5.

KSJM International Airport, Inc. Designed to eventually create an airport facility in inland Alabama

6.

Port Of Ostia, Inc. Designed to handle all air cargo if and when an airport facility is created.

7.

Port of De Claudius, Inc. Designed to handle sea container and port operations.

8.

AMERI Cement, Inc. Designed to handle cement needs for building projects including Alabama toll road.

9.

Lord Chauffeurs LTD: Designed to operate all passenger ground transportation.

10.

Atlantic Energy & Utility Products, Inc. Designed to provide utility and maintenance service to above entities.

11.

Penn Insurance Services LLC. Designed to provide insurance service to above entities.

12.

Cape Horn Abstracting, Co. Designed to land title examination services.

13.

Eastern Development & Design, Inc.  Designed to provide all civil engineering and architectural service.

14.

Slater & West, Inc.  Designed to handle contract administration services and work force H R matters.

15.

Malibu Homes, Inc. Designed to establish residential home building services.

16.

Platinum Media, Inc. Designed to provide all media related services.

Eastern Development and Design (ED&D) (Other Related Party Agreements) to do all the civil engineering work for the toll road, Port De Claudius, KSJM and Port of Ostia. ED&D is an experienced civil engineering company that has been operating since 1993.

The Company has, via ED&D, engaged Armstrong Consulting Inc., for the airport engineering and planning. Armstrong Consulting Inc. is an experienced airport planning and engineer design company. It will engineer and design standards from FAA AC150/5300-13 airport design and FAR PART 77.

The Company has approached a major aircraft manufacturer to help launch air cargo operation at KSJM and Port of Ostia. A major aircraft manufacturer has indicated that the Company should move forward with its business plan.

Relco has been engaged by HSR Technologies, to provide exclusive use of DMU rail technologies and use its know-how for manufacturing of train sets meeting the 49 CFR Part 238 compliant DMU in current venue service that meets or exceeds new Federal Rail Administration (FRA) and America Public Transportation Association (APTA) structural safety specification. Relco is a fifty year old company and has provided services for Union Pacific, CSX Transportation, Burlington Northern Santa Fe, Kansas City Southern Railway, Canadian National and numerous others.

The Company will build seventeen hundred miles of railroad tracks in parallel with ATFI. The Company has plans, through its affiliates, to build four tracks north and south bound, two tracks for passenger services and two tracks for freight. Volkmann Railroad Builders has been engaged by ARMT to construct and built the railroad. Volkmann is a thirty five year old company that has built railroads for NASA, the mining industry, oil and gas exploration and freight carriers.

The Company has engaged consultants such as Transportation Economics Management System Inc. (TEMS). TEMS (Other Related Party Agreements) is a global transportation consulting firm. It is responsible for the transportation planning and system analysis, which includes the development of the passenger and freight forecasting models.

The Company has engaged with Inchcape Shipping Services (ISS), herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44, to manage and act as port agent at Port Claudius and Port Of Ostia. ISS is a global operation from sixty eight countries, six hundred ports that directs traffic from sea and air cargo to and from the ports. They have been in business since 1875.

NP&G Innovations Inc. has been engaged to manufacturer railroad ties for the company, through HSR Technologies. NP&G is the original inventors of green technology railroad ties. Marshalls Composite Technologies LLC (MCT) has been engaged to manufacture the composite rebar, through HSR Technologies for the company. MCT is the original developer of technology of the composite rebar. The Company will need approximately four hundred million linear feet of composite rebar to be used in building the Alabama Toll Road.

ARMT entered into a contract on June 10, 2010 for the acquisition of the patents, rights, titles, and business of Damar Corporation LLC, the inventor/developer/manufacturer of Damar TruckDeck. The Damar TruckDeck is a flexible truck deck storage and organization system with an integrated frame allowing the cargo deck to be used as a hauling surface. ARMT shall receive all rights and title to the patents, the TruckDeck system, and all related assets for a purchase price of $750,000 payable as $500,000 cash and the remaining $250,000 payable in the form of 7,500 shares of ARMT’s common stock. The cash portion is payable within 90 days of the successful completion of the registration as a publicly traded company pursuant to the Securities Act of 1933.

PAYMENT: $500,000

Purchase Secured the technology to manufacture composite Re-bar. (C RB).

PAYMENT: $4,750,000

On March 1, 2011, the Company entered into a three month agreement with Transportation Economics & Management Systems, Inc. (TEMS) regarding consulting services in relation to the development of high-speed rail and other transportation projects by the Company.  The agreement was initially extended until March 1, 2012 and subsequently extended until September 2013.  Compensation for services under the agreement may not exceed $135,408 unless otherwise authorized by a supplemental agreement.  Currently, the project is anticipated to cost $460,000 and will take six months to complete including presentation to potential investors.

PAYMENT: $460,000

NPG. / HSR Technologies, Inc. RAIL TIE Licensing of Intellectual exclusive licensing agreement involving two US patents.

PAYMENT: $8,000,000.

US Railcar Company. HSR Technologies, Inc.

Exclusive Technology use Agreement

For exclusive use of DMU rail technologies and use of its know-how for manufacturing

Of train sets meeting the 49 CFR Part 238 compliant DMU in current revenue service

That meets or exceeds new Federal Rail Administration (FRA) and American Public

Transportation Association (APTA) structural safety specifications.

PAYMENT: $25,000,000.

The Terms of the Offering

Securities Being Offered

Up to 1,000,000 Shares of Class B common stock

Minimum Securities Being

Offered:

There is no minimum number of Shares that need to be purchased for the Offering to be consummated.

Initial Offering Price:

We will sell our Shares at a fixed price of $60.00 per share.  This price was determined by Pro Advisor Inc.

Compensation:

No compensation will be paid to any officer or director in connection with the sale of the Shares.

Termination of Offering:

The offering will conclude when all of the1,000,000 Shares of Class B common stock have been sold or 24 months from the date of this prospectus, whichever occurs earlier.  We may decide to terminate the offering for no reason whatsoever at the discretion of our management team.

Risk Factors:

The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.  See “Risk Factors”.

Common Stock Issued And

Outstanding Before Offering:

987,934,483 Shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And

Outstanding After Offering:

988,934,483 Shares of common stock.

Use of Proceeds:

We will use the proceeds from the sale of the common stock by the Company for Project Costs including Equipment Expenditures and Working Capital.

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:

For the Year ended July 31, 2016

Since Inception
Revenues	$0
Operating Expenses	$7,778,084
Loss From Operations	$(7,778,084)
Provision for income taxes	$0
Net loss	$(7,791,722)

Balance Sheet Information:

 As of July 31, 2016

Total Assets	$41,023
Total Liabilities	$16,355,273
Common stock and paid in capital excluding Stock subscriptions receivable and Preferred stock	$5,582,971
Total stockholders' deficit	$(16,314,250)

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating to Ameri Metro, Inc.

The Company's independent auditors have issued a report questioning the Company's ability to continue as a going concern.

The report of the Company's independent auditors contained in the Company's financial statements for the period ended July 31, 2015 includes a paragraph that explains that the Company has not establish any source of revenue to cover its operating costs and cash resources of the Company were insufficient to meet its planned business objectives. These matters raise substantial doubt regarding the Company's ability to continue as a going concern without the influx of capital through the sale of its securities, the issuance of debt or through development of its operations.

Management has no experience in the development of either railway or highway transportation systems and such inexperience may create unexpected or unanticipated problems and/or losses for the Company.

Management has limited prior experience in the development of transportation systems, including obtaining the necessary designs, plans, permits, development teams and capital. Such inexperience may lead to the unexpected or unanticipated problems or missteps that could cause the Company losses or delays. Management is in the process of building a team of advisors and experts to assist it in all the stages of the development of such transportation systems but there can be no assurance that those experts are sufficiently experienced to guide the Company to economic success.

The Company has limited operations and its business plan lays out the conceptual operations of the Company which have not yet been implemented, due to the lack of capital and may face significant obstacles.

The Company has a business plan which sets out its conceptual design to plan and develop, transportation systems. In addition to the need to obtain capital for the implementation of its business plan, the Company will face significant other obstacles in planning and effecting regional transportation systems. As the Company develops its plan for developing transportation systems, it may be required to obtain governmental and environmental approvals and possibly be subject to approval by local or state voting propositions, referendums or state legislatures. In addition, the Company may not be able to obtain the land on which transportation systems are proposed and may have to seek government condemnation of such land, which may not be possible. These and other unforeseen obstacles may present significant obstacles to the ability of the Company to implement its business plan.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage. Also, there is no assurance that the Company’s initiatives will perform as intended in the marketplace.

The Company has limited operating history of its own and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company has limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. The Company may experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has no revenues to date.

The Company has generated no revenue to date and has no source of on-going revenue. Most of the time of the Company’s management, and most of the Company’s limited resources have been spent in developing its initial plans, researching additional projects, contacting potential partners, exploring marketing contacts, establishing manufacturing sources, preparing our business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s founder beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.

Mr. Shah Mathias, the founder of the Company, is currently the beneficial owner of approximately 93.97% of the Company’s outstanding common stock, and assuming sale of all the 1,000,000 Shares, will own approximately 93.88% of the Company's then outstanding common stock upon closing of the offering. As such, he will be able to exert significant influence and potential control over matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent shareholders from realizing a premium over the market price for their Shares.

The Company may have conflicts of interest and have engaged in transactions with its officers and directors and have entered into agreements or arrangements that were not negotiated at arms’ length.

The Company has engaged, and may in the future engage, in transactions with its officers, directors and principal shareholders, or persons or entities affiliated with any of these persons. These transactions may not have been on terms as favorable to the Company as could have been obtained from non-affiliated persons. While an effort has been made and will continue to be made to obtain services from affiliated persons at rates as favorable as would be charged by others, there will always be an inherent conflict of interest between the interests of our Company and those of the officers, directors, principal shareholders, and affiliates. Shah Mathias has an ownership interest in many of the companies with which the Company is proposing to utilize for certain of the development and management functions of the transportation systems. Mr. Mathias may economically benefit from the use of these companies.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will rely heavily on third parties to help plan, secure and execute transportation projects. Unless the Company can develop its own brand equity and consumer awareness, the Company will be substantially dependent on these third parties.

Municipalities, government agencies and other non-profit boards or groups may be unable to develop bond offerings that are sufficient to fund the transportation projects plans or other projects presented by the Company to such municipalities, agencies or groups.

When the Company presents its plans or projects to the respective regional government agency or agencies, or non-profit board or group, whether state(s), local or regional, there is no assurance that such agency will adopt the plan or if adopted whether it will be able to have effected a bond issuance sufficient to raise funds to implement the project plan

The development of high speed rail and other innovative transportation projects is uncertain and the profitability of such projects remains unclear.

The Company believes that it is a relative pioneer in developing the next generation of rail transportation and innovative transportation in the United States, e.g. high speed rail. As such, there are few, if any, examples of developed high-speed rail or other projects that can be used either as developmental models or commercial viability models. For example, although high-speed rail projects may be successful in other countries, there is no assurance that such method of transportation will be successful in the United States which historically maintains an automobile-centered transportation system.

Government regulation could negatively impact the business.

The Company’s projects may be subject to government regulation in the jurisdictions in which they operate. Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the world. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s sales could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its products or industry.

For example, as rail tracks will cross many differing municipal and state jurisdictions, the Company will be faced with myriad regulations from these jurisdictions as well as the federal government. The Company will need to comply with all government regulations which the Company expects will relate to items such as local zoning codes, noise regulations, track and crossing construction, maintenance and safety, environmental impact on construction and usage, rights-of-way and other matters. A failure to know the applicable regulations or to successfully abide by such regulations, could negatively impact the Company with potential fines, stoppages or other remedies.

As the Company is introducing a novel concept and innovative plan to the marketplace, the Company is unaware of any specific government regulation that could negatively affect its business. However, because this industry niche is new and because there is a component of risk of loss to persons and property, the Company believes that there may ultimately be regulation affecting its projects on both a state and federal level. It is impossible to predict what such regulation would encompass, but any regulation would most likely be at least include additional reporting requirements, potential project specifications or requirements and possibly even regulation of additional aspects of the industry.

There has been no active public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No active public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on NASDAQ as soon as possible which may be while this offering is still in process. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on NASDAQ. If for any reason the common stock is not listed on the NASDAQ or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 200,000,000 shares of $0.000001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. To date 1,800,000 shares of preferred stock have been issued.

It is difficult to predict the Company’s financial performance, which may fluctuate widely.

The Company has not yet generated revenues and may never do so. If the Company does generate revenues, its quarterly results of operations are likely to vary significantly. A number of factors are likely to cause these variations, some of which are outside of the Company’s control. Some of these factors include (without limitation):

 • The acceptance by the transportation and infrastructure industry of the solutions that the Company offers;

• The amount and timing of capital expenditures and other costs relating to the expansion of the Company;

• The introduction of competing projects and solutions;

• Price competition or changes in the industry; and

• Technical difficulties or economic conditions specific to the Company or its business.

Our Executive Officers and Directors have limited Prior Experience Managing a Public Company

Some of our officers and directors have limited experience conducting managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.

Inability to Attract and Retain Qualified Personnel

ARMT management team currently consists of seven members. Our future success depends in significant part on our ability to attract and retain key management and marketing personnel. Competition for highly qualified professional, business development, and management and marketing personnel is intense. We may experience difficulty in attracting new personnel, may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we may expect. A shortage in the availability of qualified personnel could limit our ability to grow. We cannot assure you that we will succeed in attracting and retaining the personnel we need to grow.

Indemnification Requirements

ARMT may be required to indemnify, among others, the officers and directors for liabilities incurred in connection with the affairs of ARMT. Such liabilities may be material. The indemnification obligations of ARMT would be payable from the assets of ARMT, thus causing a material adverse effect on the Company’s operations.

Requirements to Maintain Proper and Effective Internal Controls

ARMT must ensure that adequate internal financial and accounting controls and procedures are in place so that it can produce accurate financial statements on a timely basis. ARMT must spend considerable effort on establishing and maintaining internal controls, which is costly and time-consuming and needs to be re-evaluated frequently. Implementing any appropriate changes to the internal controls may entail substantial costs to modify ARMT’s existing financial and accounting systems, take a significant period of time to complete, and distract ARMT’s officers and directors from the operation of our business. These changes may not, however, be effective in maintaining the adequacy of ARMT’s internal controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements on a timely basis, could increase operating costs and could materially impair ARMT’s ability to operate our business. In addition, investors’ perceptions that ARMT’s internal controls are inadequate or that it is unable to produce accurate financial statements may seriously affect the stock price.

Changes in Financial Accounting Standards or Practices

A change in accounting standards or practices can have a significant effect on ARMT’s operating results and may affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect ARMT’s reported financial results or the way we conducts our business.

Significant Costs of Operating as a Public Company

As a public company, ARMT incurs significant accounting and other expenses. These expenses include increased accounting, legal and other professional fees, insurance premiums and investor relations costs. ARMT’s management needs to devote a substantial amount of time to compliance issues. Moreover, ARMT’s legal and financial compliance costs are material.

The Costs and Expenses of SEC Reporting and Compliance

We are subject to the reporting requirements of the Exchange Act. The costs of complying with such requirements may be substantial. We anticipate that such costs will be significant each year. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Limited Protection against Interested Director Transactions, Conflicts of Interest and Similar Matters

While the Board of Directors has established an audit committee, we have also form a nominating committee and compensation committee. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Possible Regulatory Changes

The SEC and other regulators, from time to time, review the public company arena and our relationship to the securities markets and investors. As a result of such reviews, the SEC and such regulators may propose additional regulations that would affect ARMT. Such regulations could increase the cost of operating ARMT and subject it to new regulatory filing or registration requirements.

Risks of Purchasing Shares

Possible Loss of Entire Investment in the Company

This offering is intended for investors who can accept the applicable risks. Prospective investors should not subscribe unless they can readily bear the consequences of the loss of their entire investment. Being that the Company’s management has limited experience in this industry, such loss of investment may be more likely to occur.

Because we do not have an Escrow or Trust Account for Your Subscription, if we File for Bankruptcy Protection or are Forced into Bankruptcy, or a Creditor Obtains a Judgment against us and Attaches the Proceeds.

Your funds will not be placed in an escrow or trust account. All subscriptions in this offering will be available for our immediate use, and will not be returning subscriptions regardless of how many shares are sold in this offering.

Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.

Exchange Fluctuations May Decrease the Value of your Investment

Shares will be priced in US dollars, and persons investing by converting foreign currency will bear the risk of such conversion. The Company understands that foreign investors may be attracted to investments in infrastructure, therefore be more likely to invest in securities, such as the Company’s common stock. The value of such investments may be affected favorably or unfavorably by fluctuations in exchange currencies. In addition, prospective investors whose assets and liabilities are primarily denominated in currencies other than US Dollars should take into account the potential risk of loss arising from fluctuations in the rate of exchange between the currency of the investment and such other currency.

Additional Dilution as Additional Shares are Issued

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares of common stock from these events or others may result in a decrease of the market price for our common stock and will dilute the ownership interest of current shareholders.

Future Debt Financing May Involve Restrictive Covenants

Future debt financing transactions, if available, may involve restrictive covenants, which may limit the Company’s operating flexibility with respect to certain business matters. If additional funds are raised through debt financing, the debt holders may require the Company to make certain agreements or covenants, which could limit or prohibit the Company from taking specific actions, such as establishing a limit on further debt, a limit on dividends, a limit on sale of assets, or specific collateral requirements. Furthermore, if the Company raises funds though debt financing, the Company would also become subject to interest and principal payment obligations. In either case, if the Company was unable to fulfill either of the covenants or the financial obligations, the Company may risk defaulting on the loan, whereby ownership of the Company’s assets could be transferred from the shareholders to the debt holders.

Shares Eligible for Future Sale under Rule 144 May Adversely Affect the Market Value for our Securities

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although our current stockholder has no current intention or ability to sell his shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse effect on the market price of our securities.

If Securities or Industry Analysts do not publish Research or Reports about ARMT’s Business or if they issue an Adverse or Misleading Opinion Regarding ARMT Stock, its Price and Trading Volume Could Decline

The trading market for ARMT’s common stock will be influenced by the research and reports that industry or securities analysts publish about ARMT or its business, if any. Negative reports could have a negative impact on ARMT’s stock price.

If we fail to Remain Current on our Reporting Requirements, we could be removed from Listing on the NASDAQ and/or Quotation by the OTCQB or the OTCPink

Companies listed on NASDAQ or quoted on the OTCQB or OTCPink must be reporting issuers under Section 12 of the

Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price listing privileges on NASDAQ or quotation on the OTCQB or OTCPink. Assuming we are ever quoted on NASDAQ or the OTCQB, if we fail to remain current on our reporting requirements, we could be removed from NASDAQ or the OTCQB, as applicable. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Changes in Tax Rules or Interpretations could Cause a Shareholder to become subject to Additional Taxes

Federal income tax legislation may be amended, or its interpretation changed, so as to alter fundamentally the tax consequences of holding or disposing of shares of common stock. The investor should consult his, her or its own tax counsel for tax matters via this investment opportunity.

There is No Minimum Purchase Amount

The Offering described herein has no minimum purchase amount required in order to consummate the Offering. Therefore, the costs of the Offering may greatly outweigh the fiscal benefit to ARMT of undertaking the Offering. This could cause ARMT to lose money by doing the Offering and cause an investor to lose his or her entire investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We hope to raise a maximum of $60,000,000 in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($60,000,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). In order to successfully carry out our stated goals, ARMT would need $60,000,000, including capital raised in this offering. In the event we engage an underwriter, we anticipate incurring up to $4,200,000.00 for underwriter’s commission. In addition, we expect to incur approximately $67,154 in other direct offering expenses, $100,000.00 in SEC reporting and compliance, $3,000,000.00 in operating and equipment, and $15,000,000.00 to maintain our general and administrative functions over the next twelve months. We are also hoping to accrue $19,050,000.00 in working capital. However, if we don’t raise sufficient proceeds in this offering or generate sufficient revenue, our working capital goal may not be met. Furthermore, without sufficient proceeds from this offering or the generation of sufficient revenue, some of our other expenses, including advertising and marketing, website design, and operating and equipment may not be incurred or undertaken.

	If 10%	If 25%	If 50%	If 75%	If 100%
	6,000,000	15,000,000	30,000,000	45,000,000	60,000,000

Administrative	1,500,000	3,750,000	7,500,000	11,250,000	15,000,000
Marketing	420,000	1,050,000	2,100,000	3,150,000	4,200,000
Legal	100,000	250,000	500,000	750,000	1,000,000
Accounting	100,000	250,000	500,000	750,000	1,000,000
Title Insurance	25,000	62,500	125,000	187,500	250,000
Insurance	50,000	125,000	250,000	375,000	500,000
Land Purchase	800,000	2,000,000	4,000,000	6,000,000	8,000,000
Land Improvements	400,000	1,000,000	2,000,000	3,000,000	4,000,000
Corp. Headquarters	100,000	250,000	500,000	750,000	1,000,000
Executed Agreements	500,000	1,250,000	2,500,000	3,750,000	5,000,000
Operating Capital Reserve	1,905,000	4,762,500	9,525,000	14,287,500	19,050,000
Equipment Purchase	100,000	250,000	500,000	750,000	1,000,000
	6,000,000	15,000,000	30,000,000	45,000,000	60,000,000

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

(2) If sufficient funds are not raised in this offering, or through revenues of the Company, these items may not be undertaken.

(3) If less than 7% of the Shares are sold the cost of the offering, in the event we engage an underwriter, as to be paid from proceeds of the offering, will exceed the net proceeds and result in a decrease in our working capital.

(4) If less than .01% of the Shares are sold the cost of the offering, in the event of a direct offering, as to be paid from proceeds of the offering, will exceed the net proceeds and result in a decrease in our working capital.

(5) Equipment purchases will be from Caterpillar, John Deere and Volvo.

Company Projections

						Forecasted Income Statement
AMERI METRO INC.
INCOME APPROACH		Allocated Entity		7-Year 41.5%
April 6 2016		Bond offering	FN	Total Income (3)			Total Income by year for 7 years (1)
Four Non-Profits to officiate bond offerings	Exhibit	Per Projects		Off Bond Offering	2016-2017	2018	2019	2020	2021	2022	2023	Total

					4%	16.00%	16.00%	16.00%	16.00%	16.00%	16.00%	100%
HSR Facility Provider Inc. (High Speed Rail)	10.24	20,000,000,000	2	8,300,000,000	332,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	8,300,000,000
HSR Facility Inc. (Al. Pa. Port Operations)	10.22	20,000,000,000	2	8,300,000,000	332,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	8,300,000,000
ATFI (Alabama Toll Rd)	10.19	20,000,000,000	2	8,300,000,000	332,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	8,300,000,000
Global Infrastructure Development & Fin. Authority
For Parallel Ancillary Infrastructure

Parallel Ancillary Infrastructure Development Bonds
Appalachian Regional Commissions Documents	10.17	34,000,000,000	2	14,110,000,000	564,400,000	2,257,600,000	2,257,600,000	2,257,600,000	2,257,600,000	2,257,600,000	2,257,600,000	14,110,000,000
ATFI 2016 Documents	10.19	20,000,000,000	2	8,300,000,000	332,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	8,300,000,000
Atlantic Energy and Utilities Documents	10.21	40,000,000,000	2	16,600,000,000	664,000,000	2,656,000,000	2,656,000,000	2,656,000,000	2,656,000,000	2,656,000,000	2,656,000,000	16,600,000,000
High Speed Rail Facilities Inc. Master Trust Indenture Documents	10.22	20,000,000,000	2	8,300,000,000	332,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	8,300,000,000
High Speed Rail Facilities Provider Inc. Master Trust Indenture Documents	10.24	20,000,000,000	2	8,300,000,000	332,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	1,328,000,000	8,300,000,000
HSR Freight and Passenger for Port Freeport Brazoria Texas Documents	10.23	4,000,000,000	2	1,660,000,000	66,400,000	265,600,000	265,600,000	265,600,000	265,600,000	265,600,000	265,600,000	1,660,000,000
HSR Freight Line Inc Phil. Regional Port Authority Documents	10.28	4,000,000,000	2	1,660,000,000	66,400,000	265,600,000	265,600,000	265,600,000	265,600,000	265,600,000	265,600,000	1,660,000,000
HSR Freight Line Inc. Documents	10.29	60,000,000,000	2	24,900,000,000	996,000,000	3,984,000,000	3,984,000,000	3,984,000,000	3,984,000,000	3,984,000,000	3,984,000,000	24,900,000,000
HSR Passenger Services and HSR Freight line Inc. Ga Resolution 948 Documents	10.14	10,000,000,000	2	4,150,000,000	166,000,000	664,000,000	664,000,000	664,000,000	664,000,000	664,000,000	664,000,000	4,150,000,000
HSR Passenger Services Inc. Documents	10.3	25,000,000,000	2	10,375,000,000	415,000,000	1,660,000,000	1,660,000,000	1,660,000,000	1,660,000,000	1,660,000,000	1,660,000,000	10,375,000,000
HSR Technologies Inc. Documents	10.31	25,000,000,000	2	10,375,000,000	415,000,000	1,660,000,000	1,660,000,000	1,660,000,000	1,660,000,000	1,660,000,000	1,660,000,000	10,375,000,000
KS JM International Airport Documents	10.27	15,000,000,000	2	6,225,000,000	249,000,000	996,000,000	996,000,000	996,000,000	996,000,000	996,000,000	996,000,000	6,225,000,000
Lord Chauffeurs LTD Documents	10.35	2,000,000,000	2	830,000,000	33,200,000	132,800,000	132,800,000	132,800,000	132,800,000	132,800,000	132,800,000	830,000,000
Malibu Homes Inc. Documents	10.32	60,000,000,000	2	24,900,000,000	996,000,000	3,984,000,000	3,984,000,000	3,984,000,000	3,984,000,000	3,984,000,000	3,984,000,000	24,900,000,000
Michigan COAST -to-COAST Passenger Rail Documents	10.36	4,000,000,000	2	1,660,000,000	66,400,000	265,600,000	265,600,000	265,600,000	265,600,000	265,600,000	265,600,000	1,660,000,000
New York Washington HS Rail Corridor Documents	10.37	38,000,000,000	2	15,770,000,000	630,800,000	2,523,200,000	2,523,200,000	2,523,200,000	2,523,200,000	2,523,200,000	2,523,200,000	15,770,000,000
Platinum Media Inc. Documents	10.33	4,000,000,000	2	1,660,000,000	66,400,000	265,600,000	265,600,000	265,600,000	265,600,000	265,600,000	265,600,000	1,660,000,000
Port of De Claudius Inc. Documents	10.34	8,000,000,000	2	3,320,000,000	132,800,000	531,200,000	531,200,000	531,200,000	531,200,000	531,200,000	531,200,000	3,320,000,000
Port of Ostia Inc. Ann Charles international Cargo Airport Brazoria TX Indentures Documents	10.38	8,000,000,000	2	3,320,000,000	132,800,000	531,200,000	531,200,000	531,200,000	531,200,000	531,200,000	531,200,000	3,320,000,000
Port Ostia Air Cargo Documents	10.25	5,000,000,000	2	2,075,000,000	83,000,000	332,000,000	332,000,000	332,000,000	332,000,000	332,000,000	332,000,000	2,075,000,000
Portus De Jewel Mexico Documents	10.26	40,000,000,000	2	16,600,000,000	664,000,000	2,656,000,000	2,656,000,000	2,656,000,000	2,656,000,000	2,656,000,000	2,656,000,000	16,600,000,000
Total Revenue					8,399,600,000	33,598,400,000	33,598,400,000	33,598,400,000	33,598,400,000	33,598,400,000	33,598,400,000	209,990,000,000
Total Bond Indenture Raise by Year		506,000,000,000		209,990,000,000	20,240,000,000	80,960,000,000	80,960,000,000	80,960,000,000	80,960,000,000	80,960,000,000	80,960,000,000	506,000,000,000
Expenses as a percentage of revenues:
Operating 20%					1,679,920,000	6,719,680,000	6,719,680,000	6,719,680,000	6,719,680,000	6,719,680,000	6,719,680,000	41,998,000,000
Salaries 30%					2,519,880,000	10,079,520,000	10,079,520,000	10,079,520,000	10,079,520,000	10,079,520,000	10,079,520,000	62,997,000,000
Gen and Admin 16%					1,343,936,000	5,375,744,000	5,375,744,000	5,375,744,000	5,375,744,000	5,375,744,000	5,375,744,000	33,598,400,000
Total Expenses 66%					5,543,736,000	22,174,944,000	22,174,944,000	22,174,944,000	22,174,944,000	22,174,944,000	22,174,944,000	138,593,400,000

Income from Operations Before Provision for Taxes
Total Net Income Before Taxes					2,855,864,000	11,423,456,000	11,423,456,000	11,423,456,000	11,423,456,000	11,423,456,000	11,423,456,000	71,396,600,000

Provision for Taxes					999,052,624	3,996,210,495	3,996,210,495	3,996,210,495	3,996,210,495	3,996,210,495	3,996,210,495	24,976,315,595

Net Income (Loss) (1)					1,856,811,376	7,427,245,505	7,427,245,505	7,427,245,505	7,427,245,505	7,427,245,505	7,427,245,505	46,420,284,405

(1)   Net income is considered bookable revenue from bond consulting fees, cash flow from bookable revenue will vary year to year and be realized in full over and beyond the 7 year projected revenue time frame.

(2)

The Company will utilize seasoned regional sub-contractors in each project market to perform work shortly after bond offering.  Each party will manage its own project independent of each other. Initial major investments in land investments, environmental studies, engineering, site improvements and land improvements will occur. Subsequent bond offerings will be issued for additional phases of the projects from Master Bond Indentures, but not limited to Parallel Ancillary Infrastructure Development. Costs are based on US Government Standards, by partnering with related parties, efficiencies will be realized translating into profits.

(3)

41.5% breakdown is as follows: 1.5% Consulting Fee, Cost of project plus 40%

DETERMINATION OF OFFERING PRICE

Our initial offering price of $60.00 per share was determined based upon a valuation report from Pro Advisor, dated November 1, 2016 which is attached hereto as Exhibit 99.1

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholder for our common stock. We are offering for sale up to 1,000,000 Shares of Class B common stock with proceeds going to the Company. If you purchase Shares in this offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets, $41,023, less our total liabilities, ($16,355,273), divided by the number of Shares of Common Stock outstanding at the time of the offering. Based upon 1,044,134,483 issued and outstanding Shares of Common Stock and Preferred Stock on July 31, 2016, our net tangible book value per share was ($0.015625) per share.

The following table illustrates the pro forma per share dilution:

	July 31, 2016	Offering Sale
Stock Class	Issued and Outstanding	100%	75%	50%	25%	10%
Common A	1,600,000	1,600,000	1,600,000	1,600,000	1,600,000	1,600,000
Common B	987,934,483	987,934,483	987,934,483	987,934,483	987,934,483	987,934,483
Common C	4,800,000	4,800,000	4,800,000	4,800,000	4,800,000	4,800,000
Common D	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000
Preferred	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000
Total Shares	1,044,134,483	1,044,134,483	1,044,134,483	1,044,134,483	1,044,134,483	1,044,134,483
Stock sold through Offering	0	1,000,000	750,000	500,000	250,000	100,000
Total Shares after Offering	1,044,134,483	1,045,134,483	1,044,884,483	1,044,634,483	1,044,384,483	1,044,234,483

Total Assets - July 31, 2016	$41,023	$41,023	$41,023	$41,023	$41,023	$41,023
Proceeds from Offering @ Net $55.80 per share	$0	$55,800,000	$41,850,000	$27,900,000	$13,950,000	$5,580,000
Total Liabilities - July 31, 2016	-$16,355,273	-$16,355,273	-$16,355,273	-$16,355,273	-$16,355,273	-$16,355,273
Net Tangible Assets	-$16,314,250	$39,485,750	$25,535,750	$11,585,750	-$2,364,250	-$10,734,250

Net Tangible book value per share after offering	-$0.015625	$0.037817	$0.024456	$0.011096	-$0.002264	-$0.010281

Net Dilution Per Share to New Investors		$59.9622	$59.9755	$59.9889	$60.0023	$60.0103

After giving effect to the sale of the maximum of 1,000,000 Shares being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $55,800,000 to $39,485,750 or $0.037817 per share.

The following table illustrates the pro forma per share dilution described above assuming 1,000,000 Shares are sold:

1,000,000 Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.015625

Pro forma net tangible book value per share after the offering	$0.037817

Dilution per share to new investors	$59.9622

After giving effect to the sale of 75% of the Shares (750,000 Shares) being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $41,850,000 to $25,535,750 or $0.024456 per share.

The following table illustrates the pro forma per share dilution described above assuming 750,000 shares are sold:

750,000 Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.015625

Pro forma net tangible book value per share after the offering	$0.024456

Dilution per share to new investors	$59.9755

After giving effect to the sale of 50% of the Shares (500,000 Shares) being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $27,900,000 to $11,585,750 or $0.011096 per share.

The following table illustrates the pro forma per share dilution described above assuming 500,000 shares are sold:

500,000 Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.015625

Pro forma net tangible book value per share after the offering	$0.011096

Dilution per share to new investors	$59.9889

After giving effect to the sale of 25% of the Shares 250,000 Shares) being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $13,950,000 to -$2,364,250 or -$0.002264 per share.

The following table illustrates the pro forma per share dilution described above assuming 250,000 shares are sold:

250,000 Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.015625

Pro forma net tangible book value per share after the offering	$-0.002264

Dilution per share to new investors	$60.0023

After giving effect to the sale of 10% of the Shares (100,000 Shares) being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $5,580,000 to -$10,734,250 or -$0.010281per share.

The following table illustrates the pro forma per share dilution described above assuming 100,000 shares are sold:

100,000 Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.015625

Pro forma net tangible book value per share after the offering	$-0.010281

Dilution per share to new investors	$60.0103

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:

Maximum Offering of:
1,000,000 Shares	Investment	Stock Ownership	%
Current Stockholders		1,044,134,483	99.9043%
New Investors	$60,000,000	1,000,000	0.0957%
Total Shares after offering		1,045,134,483	100.0000%

75% Offering of 1,000,000 Shares
Current Stockholders		1,044,134,483	99.9282%
New Investors	$45,000,000	750,000	0.0718%
Total Shares after offering		1,044,884,483	100.0000%

50% Offering of 1,000,000 Shares
Current Stockholders		1,044,134,483	99.9521%
New Investors	$30,000,000	500,000	0.0479%
Total Shares after offering		1,044,634,483	100.0000%

25% Offering of 1,000,000 Shares
Current Stockholders		1,044,134,483	99.9761%
New Investors	$15,000,000	250,000	0.0239%
Total Shares after offering		1,044,384,483	100.0000%

PLAN OF DISTRIBUTION

The Company is currently quoted on the OTCPink under the symbol “ARMT.” The Company fully intends to have the Shares listed on NASDAQ or quoted on the OTCQB. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or above the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained. We are offering up to a total of 1,000,000 Shares of Class B common stock in a best effort, direct public offering, by our officers and directors. We will initially sell the shares in this Offering exclusively through our officers and directors. They will receive no commission from the sale of any Shares. They will not register as broker/dealers under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Our officers and directors may rely upon Rule 3a4-1 because (i) they are not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) they will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) they are not associated persons of a broker or dealer, (iv) they will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) they were not a broker or dealer, or associated persons thereof, within the preceding 12 months, (vi) they do not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

The Company may decide to engage an underwriter in a best, efforts underwritten public offering. In such an event, the Plan of Distribution shall be expanded to include the method of sales of such underwriter. The offering price is $60.00 per share. The offering will terminate 24 months from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many Shares as possible up to the maximum offering amount of 1,000,000 Shares. There is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. In the event we engage an underwriter, we anticipate incurring up to $4,200,000.00 for underwriter’s commission. In addition, we expect to incur approximately $40,000 in other offering expenses

Procedures for Subscribing in the direct public offering:

If you decide to subscribe for any Shares in this offering, you must:

1. Execute and deliver a subscription agreement, and

2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "Ameri Metro, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for Shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

BUSINESS

The Business

The Company (“ARMT”), as described in herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44 is focused on development of transportation facilities, including but not limited to high-speed rail for passenger and freight transportation and related and ancillary transportation businesses, inland ports, sea ports, airports, and toll roads. The Company intends to secure manufacturing and technologies together with ancillary land development projects, sale of goods and services to government, civilian and commercial end users.

The Company anticipates that it will, directly or through subsidiaries or affiliates, develop plans, and then coordinate and supervise the financing, construction and development of such transportation projects by bringing together the resources, plans, financing, approvals and technology needed to implement such transportation systems.

The Company has not yet commenced its revenue producing operations; however, it has been meeting with and making presentations to parties associated with projects it intends to develop, including parties in the United States related to a sea port and a rail project. The Company believes that the need, demand and usage of alternative transportation such as high speed rail, ports and toll roads are increasingly important as the United States adopts policies to attempt to reduce its dependency on fossil fuels and to improve its infrastructure and transportation systems. The Company intends to develop and prepare the designs and concepts for feasible and profitable regional transportation and infrastructure related projects utilizing existing and new infrastructure. The Company will prepare the complete project package including appraisals and estimates and will obtain contracts for the development of the facilities and infrastructure and purchase of the equipment. The Company will present the complete project, working as project supervisor and coordinator, to municipalities and regional government agencies.

Funding for individual projects of the Company will occur from bond offerings, as noted in herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44, organized through various nonprofit entities, High Speed Rail Facilities Inc., High Speed Rail Facilities Provider Inc., Alabama Toll Facilities Inc., Global Infrastructure Finance & Development Authority Inc. and organizations sponsored or affiliated with municipal and government agencies as well as from issuances of stock and debt-financing.  Certain of these nonprofit entities or organizations may themselves be affiliated with, or related to, the Company and assist, or work in conjunction with, the Company in securing contracts and funds to develop projects.

Through its subsidiary, GTI, the Company is also involved in the planning of the future development of a new toll road in the southeast United States. The Company through assignment of rights from Penndel Land Company, to finance, develop and construction a 357 mile toll road in the State of Alabama as outlined in Alabama House Joint Resolution H. J. R. 459 & H. J. R. 456, herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44.  The Company acquired from Penndel Land Company (majority owned by the former CEO of ARMT) the contract rights to a construction agreement with the Alabama Toll Facilities, Inc. ("ATFI", a non-profit company supported by the State of Alabama to act as the exclusive entity as set forth in H.J.R 459 and H.J.R. 456 project developer for such a toll road an on which the former CEO of the Company served as one of its four directors). When the Company secures financing, ATFI will effect a bond offering to purchase the land on which the toll road is to be located.

In support of H.J.R. 459 and H.J.R.456 the following ancillary projects are being planned.

1.      Design built inland port called Port De Claudius- herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

2.      Design built airport called Sarah Jewel Mathias International Airport (KSJM) – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

3.      Design built air cargo port called Port of Ostia – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

4.      Design built railroad and train stations – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

5.      Design built Fiber Optic Lines – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

6.      Design built All Utilities underground or overhead – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

7.      Design built Power Grids – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

8.      Design built Cell Phone Towers – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

9.      Design built Motels, Travel Plazas, Fast Food Establishments – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

10.  Design built Outdoor Advertisements, Signage – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.443

11.  Design built Natural Gas Pipelines & Distillate Pipelines – herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44

Shah Mathias, Founder of the Company, has established a series of corporations with which to effect the transactions and development of the projects envisioned by the Company including the Port Trajan Facility, high speed rail projects and the Alabama Toll Road.  The Company has envisioned long-range ideas and plans to develop currently undeveloped areas through which the planned Alabama toll road will traverse. These plans include the development of an airport, sea shipping port and a high speed rail line.

1.      HSR Freight line, Inc. Designed to handle all services for use of track time and trains for freight and freight forwarding services.

2.      HSR Passenger Services, Inc. Designed to handle rail ticketing booking, reservations, and food services.

3.      HSR Technologies, Inc. Designed to handle all building of suites and manufacturing of trains and rail tracks and provide fiber optics, telecommunications, and related technologies services.

4.      HSR Logistics, Inc. Designed to handle all purchasing functions.

5.      KSJM International Airport, Inc. Designed to eventually create an airport facility in inland Alabama

6.      Port Of Ostia, Inc. Designed to handle all air cargo if and when an airport facility is created.

7.      Port of De Claudius, Inc. Designed to handle sea container and port operations.

8.      AMERI Cement, Inc. Designed to handle cement needs for building Alabama toll road.

9.      Lord Chauffeurs LTD: Designed to operate all passenger ground transportation.

10.  Atlantic Energy & Utility Products, Inc. Designed to provide utility and maintenance service to above entities.

11.  Penn Insurance Services LLC. Designed to provide insurance service to above entities.

12.  Cape Horn Abstracting, Co. Designed to land title examination services.

13.  Eastern Development & Design, Inc.  Designed to provide all civil engineering and architectural service.

14.  Slater & West, Inc.  Designed to handle contract administration services and work force H R matters.

15.  Malibu Homes, Inc. Designed to establish residential home building services.

16.  Platinum Media, Inc. Designed to provide all media related services.

Eastern Development and Design (ED&D) (Other Related Party Agreements) to do all the civil engineering work for the toll road, Port De Claudius, KSJM and Port of Ostia. ED&D is an experienced civil engineering company that has been operating since 1993.

The Company has, via ED&D, engaged Armstrong Consulting Inc., for the airport engineering and planning. Armstrong Consulting Inc. is an experienced airport planning and engineer design company. It will engineer and design standards from FAA AC150/5300-13 airport design and FAR PART 77.

The Company has approached a major aircraft manufacturer to help launch air cargo operation at KSJM and Port of Ostia. A major aircraft manufacturer has indicated that the Company should move forward with its business plan.

Relco has been engaged to provide exclusive use of DMU rail technologies and use its know-how for manufacturing of train sets meeting the 49 CFR Part 238 compliant DMU in current venue service that meets or exceeds new Federal Rail Administration (FRA) and America Public Transportation Association (APTA) structural safety specification. Relco is a fifty year old company and has provided services for Union Pacific, CSX Transportation, Burlington Northern Santa Fe, Kansas City Southern Railway, Canadian National and numerous others.

The Company will build seventeen hundred miles of railroad tracks in parallel with ATFI. The Company has plans, through its affiliates, to build four tracks north and south bound, two tracks for passenger services and two tracks for freight. Volkmann Railroad Builders has been engaged to construct and built the railroad. Volkmann is a thirty five year old company that has built railroads for NASA, the mining industry, oil and gas exploration and freight carriers.

The Company has engaged consultants such as Transportation Economics Management System Inc. (TEMS). TEMS (Other Related Party Agreements) is a global transportation consulting firm. It is responsible for the transportation planning and system analysis, which includes the development of the passenger and freight forecasting models.

The Company has engaged with Inchcape Shipping Services (ISS) to manage and act as port agent at Port Claudius and Port Of Ostia. ISS is a global operation from sixty eight countries, six hundred ports that directs traffic from sea and air cargo to and from the ports. They have been in business since 1875.

NP&G Innovations Inc. has been engaged to manufacturer railroad ties for the company. NP&G is the original inventors of green technology railroad ties. Marshalls Composite Technologies LLC (MCT) has been engaged to manufacture the composite rebar. MCT is the original developer of technology of the composite rebar. The Company will need approximately four hundred million linear feet of composite rebar to be used in building the Alabama Toll Road.

ARMT entered into a contract on June 10, 2010 for the acquisition of the patents, rights, titles, and business of Damar Corporation LLC, the inventor/developer/manufacturer of Damar TruckDeck. The Damar TruckDeck is a flexible truck deck storage and organization system with an integrated frame allowing the cargo deck to be used as a hauling surface. ARMT shall receive all rights and title to the patents, the TruckDeck system, and all related assets for a purchase price of $750,000 payable as $500,000 cash and the remaining $250,000 payable in the form of 7,500 shares of ARMT’s common stock. The cash portion is payable within 90 days of the successful completion of the registration as a publicly traded company pursuant to the Securities Act of 1933.

PAYMENT: $500,000

Purchase Secured the technology to manufacture composite Re-bar. (C RB).

PAYMENT: $4,750,000

On March 1, 2011, the Company entered into a three month agreement with Transportation Economics & Management Systems, Inc. (TEMS) regarding consulting services in relation to the development of high-speed rail and other transportation projects by the Company.  The agreement was initially extended until March 1, 2012 and subsequently extended until September 2013.  Compensation for services under the agreement may not exceed $135,408 unless otherwise authorized by a supplemental agreement.  Currently, the project is anticipated to cost $460,000 and will take six months to complete including presentation to potential investors.

PAYMENT: $460,000

NPG. / HSR Technologies, Inc. RAIL TIE Licensing of Intellectual exclusive licensing agreement involving two US patents.

PAYMENT: $8,000,000.

US Railcar Company. Hrs. Technologies, Inc.

Exclusive Technology use Agreement

For exclusive use of DMU rail technologies and use of its know-how for manufacturing

Of train sets meeting the 49 CFR Part 238 compliant DMU in current revenue service

That meets or exceeds new Federal Rail Administration (FRA) and American Public

Transportation Association (APTA) structural safety specifications.

PAYMENT: $25,000,000.

Business Plan

The Company will facilitate the development of transportation facilities, including but not limited to high-speed rail for passenger and freight transportation and related and ancillary transportation businesses, inland ports, sea ports, airports, and toll roads. The Company intends to secure manufacturing and technologies together with ancillary land development projects, sale of goods and services to government, civilian and commercial end users.  The high-speed rail plan to be presented by the Company will likely utilize existing rail rights-of-way to connect several metropolitan areas and states serving expanding populations.

Funding for individual projects of the Company will occur from bond offerings, as noted in herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44, organized through various nonprofit entities, High Speed Rail Facilities Inc., High Speed Rail Facilities Provider Inc., Alabama Toll Facilities Inc., Global Infrastructure Finance & Development Authority Inc. and organizations sponsored or affiliated with municipal and government agencies as well as from issuances of stock and debt-financing.  Certain of these nonprofit entities or organizations may themselves be affiliated with, or related to, the Company and assist, or work in conjunction with, the Company in securing contracts and funds to develop projects.  The major elements of the plan would include:

High Speed Rail

•

Introduction of modern rail equipment operating at speeds up to 250 mph

•

Use of existing rail rights-of-way to connect rural, small urban and major metropolitan areas

•

Track improvement, including replacement and upgrades, additional sidings, signal and communications systems, and grade-crossing improvements

•

Construction or improvement of railroad grade crossings and passenger stations

•

Acquiring new train equipment including train sets and spares

Supporting Ancillary Development

•

Development or expansion of a feeder bus system linking outlying areas to railroad stations

•

Operation of a "hub-and-spoke" passenger rail system providing service to and through one or more major hubs to locations throughout the United States

•

Provision of multi-modal connections to improve system access, hotels, retail, parking garages, sorting facilities / distribution facilities

Supporting Transportation Systems

•

Ancillary development opportunities, airports, inland ports, sea ports, toll roads and technology parks

The following discussion outlines the steps as the Company anticipates that will occur in regard to the adoption and implementation of a high-speed rail system by a regional or local municipality.  To date, the Company has not developed any rail systems.

The Company plans that it will prepare the feasibility study and locate contractors and manufacturers to complete and work and provide cost estimates. Because highspeed rail travel is already inplace in much of Europe and Asia, the Company anticipates working with European companies to furnish the highspeed equipment, such as locomotives and passenger cars.

The Company will put proposed contracts together with the supporting feasibility study, appraisals, cost/benefit analysis, TEMS study, transportation history and other data to create a complete regional project proposal.  The Company will then present such project proposals to the municipalities (state or local) as a complete and finished project. The local or regional municipality will then independently analyze and discuss the Company's proposal.  If accepted, the Company anticipates that, upon approval, the local municipality will effectuate a bond offering for the funding of the high-speed rail project.  The Company anticipates that the projects will be financed by bonds or indentures offered by sponsored or affiliated non-profit organizations of the applicable local or municipal government or agency.  Such non-profit entities may also be affiliates or companies related to the Company.

Once a proposed high-speed rail project is accepted and a financing bond issue is effected by the municipality, the Company will act as the project manager and oversee the entire project including not only the development of the project but its continued operations as well. The Company will also serve as the main central point for coordination of and between the municipalities, contractors, and operators of the project and, once established, the rail system.

Hi Speed Rail Facilities, Inc.

In 2010, the Company entered into an agreement with HSRF (one of the Company's related nonprofit companies) for the purpose of construction of projects consisting of the financing, construction and operation of high speed rail and related projects across the United States. HSRF is designed to focus on the building of train tracks and stations.  Pursuant to the agreement between the Company and HSRF, the Company will act as the agent and representative of HSRF to perform all required tasks and actions to develop and construct such projects. The Company anticipates that having this agreement in place and by having HSRF already organized will expedite the process of commencing a project once the Company designs and develops and secures or raises funds to commence a project.

Hi Speed Rail Facilities Provider, Inc.

In 2010, the Company entered into a written agreement with HSRFP (one of the Company's related nonprofit companies) for the purpose of construction of projects consisting of the financing, construction and operation of various high speed rail and related projects across the United States. Pursuant to such agreement between the Company and HSRFP, the Company was appointed as the agent and representative of HSRFP to perform all required tasks and actions to develop and construct such projects. HSRFP was organized to provide a vehicle to issue bonds and help secure infrastructure projects for the Company focusing on facilities ancillary to the high speed rail such as rail yards rail, rail assembly plants maintenance facilities. The Company anticipates that having this agreement in place and by having HSRF already organized will expedite the process of commencing a project once the Company secures or raises funds to commence a project.

Master Trust Indenture Agreement

On December 1, 2010, HSRF entered into a Master Trust Indenture agreement providing that HSRF serve as trustee for a bond offering of $15,000,000,000 of HSRF Revenue Bonds Series 2010. In April 2012 this Indenture was amended to reflect a Master Indenture of $20,000,000,000. The Company will act as developer for the project financed by the Hi Speed Indenture. The Master Trust Indenture provides the basic terms and conditions of any bond issuance such as use of an escrow agent, rights of bond holders, sale of bonds, etc.

ING Investment Management

Each of the nonprofits has entered into an investment management agreement with ING Investment Management to manage any funds raised in bond offerings and to provide its investment advisory services.  This non-binding agreement would only take effect upon the raising of revenues bonds.  ING Investment Management would serve to invest, reinvest and supervise the management of any such funds while such funds were held in an investment account and until use for the intended purposes.

Alabama Toll Road

Mobile (ATFI Alabama Toll Road Facility Inc.) Intermodal Corridor

Mobile Intermodal Corridor, Research Review Team

Team Member

Affiliation

•

Dr. Mark Burton, PhD

University of Tennessee

•

Dr. David Clarke, PhD

University of Tennessee

•

Mr. Rick Tucker

Port of Huntsville, AL

•     Mr. Jimmy Lyons                     Port of Mobile, AL

•

Dr. Craig Phillip, PhD

Vanderbilt University

•

Dr. Ted Grossardt, PhD

University of Kentucky

•

Mr. Kent Sowards

Marshall University

•

Dr. Mike Hicks, PhD

Ball State University

•

Mr. Scott Hercik

Appalachian Regional Commission

The Company is working to develop a project to build a toll road in the State of Alabama, per Resolution SJR-56 by Legislature of State of Alabama and is in the process of raising funding. In 2010, the Company was developing this project at the time of the merger with Yellowwood. The planned toll road is designated as a 352 mile 4-lane road designed to be built from Orange Beach, Alabama to the Tennessee state line with the intent of connecting various rural sections of Alabama to Tennessee and more urban areas. The toll road that would connect various rural sections of Alabama to Tennessee and with its more urban areas.

As its first step, Alabama Toll Facilities, Inc. (ATFI) was created and obtained status as a nonprofit corporation pursuant to Section 501(c)(3) of the Internal Revenue Code.  As a nonprofit corporation, ATFI is allowed to make bond offerings in order to finance the cost of acquisition and construction and equipping of the toll road project.  Mr. Shah Mathias (the founder of the Company) was one of the directors of ATFI and has subsequently resigned his position.

In 2007, the toll road project was presented to the Alabama legislature which on June 7, 2007, adopted Act no. 2007-506 entitled "Expressing Support for the Alabama Toll Road Project".  This Act stated that it recognized the need to utilize other financial resources to meet the needs of that highways and other infrastructure items such as that offered by ATFI. The Act urged approval of the bonds offered by ATFI as special revenue bonds with the project eventually vesting to the state upon retirement of the bonds.  The Act further supports designating ATFI as the exclusive entity for creation and development of the toll road project.

As a second step, on September 23, 2009, Penndel Land Company (“Penndel”), a company wholly owned by Shah Mathias entered into an agreement with ATFI by which Penndel was appointed as the agent and representative of ATFI to perform all required tasks and actions to develop and construct the toll road.

Thirdly, on December 1, 2010, the Company formed a wholly-owned subsidiary, Global Transportation & Infrastructure, Inc. ("GTI") in the state of Delaware to provide development and construction services for the Alabama highway project and to include securing financing for the design, planning, engineering and related costs of construction.

In December 2010, Penndel assigned its agreements with ATFI to GTI. As such the Company, through its subsidiary, GTI, has the development rights for such toll road. Under the terms of the agreement, GTI will provide development and construction services. GTI will also act as an agent and representative to take actions necessary to secure the first and future phases of the financing applicable to the design, planning, engineering and related soft and hard costs of the construction of a toll road in the state of Alabama and related activities.

Alabama Indenture Agreement

On December 1, 2010, ATFI entered into a Master Trust Indenture agreement with as HSRF Trustee, which has agreed to serve as the trustee for the bond offering of up to $7,000,000,000 of ATFI Revenue Bonds once it determines to effect such an offering if ever. The Alabama Indenture indicates that the developer for the project will be GTI.  In April 2012 the Alabama Indenture was amended to reflect a Master Indenture of $20,000,000,000.  The Master Agreement provides the basic terms and conditions of any bond issuance such as use of an escrow agent, rights of bond holders, sale of bonds, etc. At the time that any bonds are to be issued, the Company will engage an asset manager and trustee for the indenture.

ARMT(ATFI Alabama Toll Road Facility Inc.)

1

Introduction

The purpose of this “Investment Grade” study is to evaluate the potential for developing the Mobile Trade and Transport Corridor, as an adjunct to Port Mobile to serve as a major container port for a hinterland corridor between the Appalachians in the east, and the Mississippi in the west, and stretching as far north as the markets of mid-America including Ohio, Indiana, and Illinois. The area is largely served today by West Coast Ports that rely on relatively expensive rail and truck shipments to these inland markets, but are low cost due to the large ships that can access West Coast Ports. With the opening of the Panama Canal, and the access of large ships to the Gulf of Mexico, the Mobile corridor has the potential to provide a less expensive and more effective way of serving these markets.  See Exhibits 1 and 2.

The reason for this is that the Port of Mobile is one of the very few ports on the gulf and the east coast of the US that can serve the very large ships (50 foot depth) that will be able to access the gulf and east coasts with the opening of the Panama Canal. Once the Port is dredged, this will reduce the Maritime costs to the Port of Mobile significantly (i.e., 50 percent) and shift the competitive balance from West Coast Ports to the Port of Mobile.

Exhibit 1: Potential Port of Mobile Hinterland with Post-Panamax Max Ships

Ports
Freeport
LA/LB
Mobile
New York
Norfolk
Savannah
Seattle
cntry08
BELLEVUE
SPOKANE
BOISE
WEST VALLEY CITY
SALT LAKE CITY
PROVO
FORT COLLINS
ARVADA
WESTMINSTER
LAKEWOOD
AURORA
COLORADO SPRINGS
PUEBLO
SPRING VALLEY
NORTH LAS VEGAS
PARADISE
HENDERSON
RIVERSIDE
SAN BERNARDINO
MORENO VALLEY
PEORIA
SCOTTSDALE
PHOENIX
ALBUQUERQUE
AMARILLO
LUBBOCK
MINNEAPOLIS
ST. PAUL
SIOUX FALLS
OMAHA
LINCOLN
DES MOINES
CEDAR RAPIDS
KANSAS CITY
INDEPENDENCE
TOPEKA
OVERLAND PARK
WICHITA
SPRINGFIELD
TULSA
OKLAHOMA CITY
WICHITA FALLS
CARROLLTON
PLANO
FORT WORTH
MESQUITE
ABILENE
WACO
AUSTIN
SAN ANTONIO
HOUSTON
PASADENA
BEAUMONT
SHREVEPORT
LITTLE ROCK
LAREDO
CORPUS CHRISTI
MCALLEN
BROWNSVILLE
GREEN BAY
MADISON
MILWAUKEE
ROCKFORD
AURORA
CHICAGO
JOLIET
GARY
SOUTH BEND
GRAND RAPIDS
FLINT
LANSING
WARREN
ANN ARBOR
DETROIT
TOLEDO
FORT WAYNE
PEORIA
SPRINGFIELD
INDIANAPOLIS
DAYTON
COLUMBUS
CINCINNATI
ST. LOUIS
LOUISVILLE
EVANSVILLE
LEXINGTON-FAYETTE
CLARKSVILLE
NASHVILLE-DAVIDSON
KNOXVILLE
MEMPHIS
CHATTANOOGA
HUNTSVILLE
BIRMINGHAM
ATLANTA
ATHENS
JACKSON
MONTGOMERY
COLUMBUS CITY
MOBILE
BATON ROUGE
LAFAYETTE
NEW ORLEANS
METAIRIE
TALLAHASSEE
JACKSONVILLE
ORLANDO
CLEARWATER
TAMPA
ST. PETERSBURG
CAPE CORAL
PEMBROKE PINES
FORT LAUDERDALE
HIALEAH
MIAMI
SAVANNAH
AUGUSTA
COLUMBIA
CHARLOTTE
FAYETTEVILLE
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH
CLEVELAND
AKRON
ERIE
PITTSBURGH
ALLENTOWN
BUFFALO
ROCHESTER
SYRACUSE
RICHMOND
NEWPORT NEWS
HAMPTON
PORTSMOUTH
VIRGINIA BEACH
ARLINGTON
WASHINGTON
ALEXANDRIA
BALTIMORE
PHILADELPHIA
ELIZABETH
PATERSON
STAMFORD
NEW HAVEN
WATERBURY
HARTFORD
SPRINGFIELD
WORCESTER
PROVIDENCE
BOSTON
LOWELL
MANCHESTER

Exhibit 2: Mobile Trade (ATFI Alabama Toll Road Facility Inc.) & Transport Corridor: Population and Required Linkage

Mobile Trade & Transport Corridor: Population and Required Linkage

Columbus, OH
(MSA: 1,994,536)
Indianapolis-IN
(MSA: 1,971,274)
Cincinnati, OH
(MSA: 2,149,449)
St. Louis, MO
(MSA: 2,806,207)
91 mi
114 mi
101 mi
261 mi
185 mi
Louisville, KY
(MSA: 1,269,702)
252 mi
265 mi
175 mi
Nashville, TN
(MSA: 1,792,649)
180 mi
Knoxville, TN
(MSA: 857,585)
Memphis, TN
(MSA: 1,343,230)
112 mi
113 mi
Huntsville, AL
(MSA: 441,086)
102 mi
Chattanooga, TN
(MSA: 544,559)
215 mi
59 mi
101 mi
Birmingham, AL
(MSA: 1,143,772)
Atlanta, GA
(MSA: 5,614,323)
Tuscaloosa, AL
(MSA: 237,761)
146 mi
59 mi
93 mi
Montgomery, AL
(MSA: 373,141)
195mi
168 mi
Total Population: 24,363,321
Total Length: 926 miles
Mobile, AL
(MSA: 415,123)
59 mi
Pensacola, FL
(MSA: 474,081)
Port of Mobile

ARMT is proposing that new infrastructure be developed at the Port of Mobile, and for inland access to the markets that may be served by the Port of Mobile in the future. The new infrastructure will include a new toll highway, a freight rail line from the Port of Mobile to Inland Ports at key locations in the Trade and Transport Corridor, and a cargo airport to expand the capabilities of the corridor to include air freight similar to the airport in Alliance, Texas.

To assess the potential for the Mobile Trade and Transport Corridor, ARMT has asked Transportation Economics & Management Systems, Inc. (TEMS) to prepare a scope of work that will provide the business case for the project. The project will answer the following questions –

•

What is the business case for investing in rail along Mobile Trade and Transport Corridor?

•

How will the Port of Mobile and the communities along the Trade and Transport Corridor benefit?

•

Can the private sector play a role in developing the corridor, and what financial returns will be generated?

•

How can Port of Mobile support the development of Inland Ports in serving the hinterland and trade market?

•

What are the kinds and sources of private funding (revenue, loans, grants, bonds, letters of credit, etc.) that can be obtained to support and develop the project?

2

Study Approach

The purpose of the Business Plan study is to assess at an Investment Grade level of detail, the market opportunities, physical facility needs, financial and economic returns, business arrangements and implementation timeline for developing the Mobile Trade and Transport Corridor as a trade corridor for Port of Mobile between Port Mobile and inland markets.

In carrying out its initial review, TEMS has already shown there is a prima facia case for the investment.  However, the review was based on an analysis using existing data and models including the Panama Canal Route Choice model and the National Ports model.  Both models need updating to 2015 to reflect the post 2008 recession economy and the latest changes in the development of the Panama Canal, US Ports, and marine economics.

In addition, the preliminary study made a number of assumptions about the institutional structures that would be adopted by the Port and Railroads.  In the Business Plan phase these assumptions need to be evaluated and as appropriate adjustments made to accommodate the findings of direct discussions with the key stakeholders.

Finally, the upgraded market analysis and institutional assumptions will be used to develop a more detailed implementation plan, financial and funding plan, and economic cost benefit and impact plan. The financial and funding plan will develop the cash flows for the project, and the timing and sources of funds needed to complete the project.  The economic analysis will show the benefits to the communities in the Trade and Transport Corridor. The analysis will produce both the Cost Benefit Analysis required by USDOT, as well as the economic impact for the region associated with job creation, increased income, property development, and tax base enhancement.  This can be used to develop community outreach in communities along the corridor and at local and state level, to explain the costs and benefits of developing the corridor.

In undertaking this analysis TEMS will use its six step Business Planning process.  The process is shown in Exhibit 3.  For this Feasibility Study TEMS will refine the more aggregate level of analysis that was used for the preliminary study.  This will include updating the trade and traffic data that derives the forecasts, working to resolve institutional issues and ensuring the practicality of the proposed implementation process.

Kick-Off Meeting
Scope of Services
Step 1
Study Design
Prepare Market Database
Set up the Database System
Baseline Trip Tables
Presentation & Review Meeting
Step 2
Define Port and Railroad Development Scenarios
Service Scenarios
Presentation & Review
Step 3
Develop Traffic and Revenue Estimates
Service and Tariff Structure
Presentation & Review
Step 4
Forecast Traffic and Revenues for Scenarios, Landuse Development
Engineering and Environmental Analysis
Estimate Annual Operating, Capital and Maintenance Costs
Determine the Financial and Economic Feasibility of Service Scenarios
Summary Capital, Operating Costs and Revenue for Initial Scenarios – Financial Feasibility
Presentation & Review
Step 5
Public-Private Financing for the Proposed Scenario Development
Determine the Funding Framework
Assessment of Potential Private and Funding Support
Presentation & Review Meeting
Step 6
Implementation Plan
Produce a Business Plan
Critical Path & Work Plan
Business Plan
PowerPoint Presentation

Step 1 – Market Assessment

For the Business Plan analysis, TEMS will update the market data developed by TEMS for the Panama Canal, Gulf Coast Port Study, West Coast Port Study, and National Ports Model.  The data will be brought to a 2015 basis in order to identify the market potential for the Mobile Trade and Transport Corridor. This will be done using the TEMS GOODS™ multimodal freight model.  The new database of socioeconomic data, marine markets, vessel economics, inland markets and competitive inland transport networks will be updated using the latest Port statistics, updated inland transportation data, and changes in mode competition due to oil prices, congestion and fuel efficiency.

The feasibility study will use the TEMS GOODS™ model framework (Exhibit 4), which is designed to analyze freight traffic flows at an International, Regional and Local level.

Exhibit 4: GOODS™ Model Structure

As can be seen in Exhibit 4, the database includes not just O/D data, transport mode networks and socioeconomic data, but in addition stated preference data on shipper choices.  This data is critical in deciding how shippers select routes, modes, and carriers.  The current data was developed in 2006 for the Panama Canal and USDOT inland shipping studies.  This will be reviewed and updated to provide insight into six types of container traffic – Raw Materials, Furniture, Food, Industrial Products, Finished Products, and Electronics/Computers.  Each type of container traffic will be modeled separately as each type of traffic has a different shipper response. See Exhibit 5.

Containerized Commodities
VOT Increase
Raw Materials
Furniture
Food
Industrial Products
Finished Products
Computers
1
2
3
...
12
1
2
3
....

The GOODS™ model allocates traffic to modes using a metric that reflects shipper and carrier behavior in the face of different mode and service options. A critical factor in the metric is Values of Time that are different by different commodities value added content (i.e., highest for electronics lowest for raw lowest materials). It provides a mechanism for estimating market share traffic volumes and revenue potential for each element of the traffic movement. Values of Time will be updated to 2015 values.

Forecasts will be prepared using both the economic growth forecasts and changes in transport infrastructure in the Port of Mobile and the other Gulf Ports, and the market shares of the Gulf versus both West and East coast ports.

The market analysis will be used to identify rail traffic from the Port of Mobile along the Trade and Transport Corridor for horizon years 2020, 2030, 2040, and 2050.  The traffic analysis will be summarized in terms of short, medium and long term opportunities.

Step 2 – Service Scenario Definition

In the second step, the Business Plan will seek to define in more detail than in the concept study the most appropriate form of port, rail, highway and air infrastructure and development strategies that might be developed for the Port of Mobile and the Trade and Transport Corridor.  Using specific market data on the potential market pairs, service needs, and the potential types of water, truck and rail operations in terms of performance and cost, an Interactive Analysis will be completed that assesses the relationship between market volumes, water, rail and truck service development options for the Port Freeport and Inland distribution networks. A key factor in this analysis will be the level of institutional cooperation that can be achieved between the communities along the route and transportation stakeholders. Specific discussions will be held with the freight railroads to identify mutually satisfactory solutions in the development of the corridor. From the evaluation of these options the analysis will identify the most effective traffic potential, intermodal interface needs, port to port services, and potential schedules and tariffs.

Exhibit 6 shows the Interactive Analysis process. It can be seen that data on the marine and inland transport distribution systems and on the market is required to identify the character of the transport operations that can be provided in the Mobile Trade and Transport Corridor.  The analysis uses three TEMS’ programs: LOCOMOTION™, SWITCH-IT™ and GOODS™ to evaluate the Trade-offs between alternatives.

Exhibit 6: Interactive Analysis Process

INPUT
INTERACTIVE ANALYSIS
OUTPUT
Marine/Inland Technologies
LOCOMOTION™ MISS-IT™ Scheduling and Operations
Operating Times and Costs
Port and Inland Infrastructure
SWITCH-IT™ Terminal Facilities
Capital Costs
Market Analysis
GOODS™ Traffic and Tariffs
Revenues
Financial and Economic Feasibility

Port and Infrastructure needs to service the Mobile Trade and Transport Corridor will be identified and their operating and capital costs estimated in 2015 dollars.  The cost estimates generated in the concept study will be subject to detailed review in terms of both their engineering requirements, as well as potential environmental issues. An environmental scan will be completed to endure that environmental issues can be mitigated and that no “fatal flaws” exist in the development of the corridor.

The Engineering feasibility for the study will build on the earlier port and market studies and analysis and will create a representative alignment (highway, rail, airport), between Port of Mobile and its hinterland, solely for the purpose of assessing the feasibility of the project. Civil, structural and operational engineering requirements for construction of the highway and rail project, and likely related infrastructure costs, will be developed for the representative alignments. Roadway network improvements necessary due to the project will also be analyzed.  The overall analysis will include consideration of whether the project can be executed and operated safely, rail geometry issues, and the environmental feasibility of the project with a view towards the ability to secure the required licenses, approvals and permits in a timely and cost effective way.

Furthermore, the timing of infrastructure needs will be assessed to ensure that it is timed to relate to changing traffic conditions, which could well occur in the next five to ten years due to the Panama Canal. The impact of the proposed improvements in Port Mobile services and the Trade and Transport Corridor for truck and rail will then be compared to other major Gulf ports and used in estimating the potential market that the Port can capture.

Development of a new rail line in the Trade and Transport Corridor as part of the national rail network will fall under the jurisdiction of the United States Surface Transportation Board (STB).  Under the National Environmental Policy Act (NEPA), the STB must take into account the environmental impacts of its actions, including direct, indirect and cumulative impacts.  The STB's environmental rules are specified in 49 CFR 1105. These rules implement various environmental statutes that include NEPA and the National Historic Preservation Act.  STB requirements for environmental documentation and historic reports as detailed in the following link: http://www.stb.dot.gov/stb/environment/rules_guide.html.

The development of the toll road will come under direction of FHWA and Alabama State DOT and will need to meet their applicable regulatory standards.

As a feasibility-level assessment, the current study must complete an Environmental Scan that will anticipate and identify potential environmental issues. The environmental scan will include a preliminary consideration of at least the following areas:

o

Natural/Biological Resources

o

Water Resources/Wetlands

o

Land Use

o

Geology and Soils

o

Recreation

o

Noise and Vibration

o

Cultural/Paleontological Resources

o

Environmental Justice

An environmental constraints map will be created for the project area that identifies the major environmental areas of concern.  This constraints map will be created using publicly available data and the study team’s knowledge of the project area.  The representative alignment will be laid out such that is does not have any fatal flaws due to environmental impacts.  Lesser impacts due to the representative alignment will be used as the basis for the mitigation costs associated with the project.

The Feasibility Study will not include public outreach other than with key Project stakeholders, but the feasibility study should reasonably anticipate likely community concerns.

Finally, the analysis will define the most effective way to develop both water services and inland distribution services, by assessing their performance in both financial and economic terms. Specifically, an analysis will be made of different water services to and between Mobile and other ports, and specifically the role of COB services. From the evaluation of options the most effective development plan for the Port of Mobile and the Trade and Transport Corridor will be derived. In developing the service plan, the analysis will also recognize and consider existing and potential institutional, fiscal, and policy issues that are fundamental to the success of the project.

A key element of the Business Plan assessment will be that the study teams work closely with important stakeholders such as the shippers to ensure they are comfortable with the basic concepts, market forecasts, and Port of Mobile service proposals. It is important to achieve “buy-in” from the freight shippers, railroads and carriers, and to identify their needs in meeting the Port of Mobile proposals. This includes competitive highway and rail service to and from the port, the character of water services from and to the Port of Mobile, and the line and yard capacity issues for rail, highway facilities and services, The rail capacity issues will be identified using the MISS-IT™ and SWITCH-IT™ models. As required, highway and rail infrastructure capacity needs and potential funding will be addressed. The service plan as finally developed will include contingencies to manage issues affecting its implementation.

Step 3 – Traffic and Revenue Assessment

A traffic and revenue yield assessment will be completed to optimize the tariff systems for the final service plan for highway and rail. For each level of service, the market data and the service plan will be used to derive revenue estimates that reflect the supply and demand conditions that will exist. By providing an analysis of tariffs to the Trade and Transport Corridor in relation to the supply and demand conditions (i.e., the affordability of the tariff to truck companies and the freight railroads), a final set of traffic volumes and revenues can be derived. These tariffs, when applied to the market, will optimize revenues and provide the key input to the financial model used to assess the potential of the Corridor. The proposed tariffs will be discussed with the trucking companies and freight railroads to identify the value they place on the improvements offered by the Trade and Transport Corridor.

Step 4 – Implementation Plan Analysis

In the fourth step, the market analysis, service plan and tariff structures developed in Steps 1 through 3 will be used to define the specific infrastructure, land uses, and development proposals for the Trade and Transport Corridor. The analysis will identify these critical inputs/costs –

•

Port infrastructure,

•

Rail infrastructure,

•

Airport facilities,

•

Highway infrastructure,

•

Inland port potential,

•

Terminal facilities,

•

Bulk and car load rail traffic,

•

Maintenance facilities,

•

Interface access systems for truck and rail traffic,

A financial and economic evaluation process will assess financial return and economic benefits. The financial analysis will assess highway, truck and auto tolls, and freight railroad container and car load traffic and provide an assessment of needed facilities. These assessments will include net present value, internal rate of return, payback period, debt coverage and financial risk.  A quantitative risk analysis risk analysis will identify key elements that could impact the financial return on the project. As the process develops, specific requirements will be developed for the Port of Mobile and the Trade and Transport Corridor and the revenue process will be examined to maximize the financial and economic success of the project.

In the economic analysis an evaluation will be made in the Cost Benefit returns of the project to the public, ports, highway operations, and freight railroads. This will be supplemented by a RENTS™ analysis of the jobs, income, property values, and tax base enhancement that would result from the project.

At the end of Step 4, the preliminary Implementation Plan will be developed, defining the milestones and components for implementing the Trade and Transport Corridor infrastructure.

Step 5 – Financing and Funding Plan

In Step 5, the aim will be to develop a full financing framework and funding plan for the project will be defined to include potential public-private partnerships, franchise potentials and others. The role of funding sources in terms of both the public and private sector will be assessed and a variety of creative financing and funding programs will be considered. Specific consideration will be given to the appropriate institutional structures for the operation and the needs of stakeholders. As required, specific cost sharing arrangements will be developed between federal, state, ports, shippers and the freight railroads. As appropriate, cost-sharing arrangements will be thoroughly defined and various cost allocation, procedures proposed.

During this step, Institutional arrangements agreements will be discussed, developed, and delivered to the partners for their acceptance. A Risk Analysis will identify key factors and issues associated with the different strategic options.

Step 6 – Business Plan

In Step 6, a Feasibility Business Plan will be finalized that will bring together the various sub-plans and agreements that have been developed as part of Steps 1 through 5. The Feasibility Business Plan will include–

•

Market Analysis

•

Operating and Service Plans

•

Capital and Operating Costs

•

Environmental Requirements

•

Land use Requirements

•

Financial Plan

•

Funding Plan

•

Implementation plan

The Business Plan will guide and support the key stakeholders throughout the implementation and financing activities of the incremental rail project. Capital needs, operating costs and potential revenues will be identified. This plan will set out a development proposals and investment program to support as necessary the provisions of updated Port of Mobile infrastructure, Trade and Transport Corridor, rail, highway, air infrastructure, a full multimodal “Inland Port” facility to facilitate traffic movement by truck, rail, air, and water out of and into the Port of Mobile hinterland. This development will require full financial and economic justification and an understanding of the contribution the facility can make to the Texas economy in terms of jobs, income and transfer payments like tax base expansion and additional rents and fees.

3

Resources

Time Line: The work will take nine months to complete, and will involve eight meetings and presentations as shown in Exhibit 1, as the study proceeds. It is proposed that the Appalachian Regional Council (ARC) will set up a study advisory team that will meet with the study team at four workshops, where TEMS will present the work of the project and discuss key assumptions, issues, and input scenarios and strategies with the study team.

Study Cost: The study will cost $500,000 to complete including out of pocket travel costs.  Out of pocket travel costs will be billed as a direct expense.

4

Work Plan

Mobile Trade (ATFI Alabama Toll Road Facility Inc.) and Transport Corridor Work Plan

Business Plan Steps
MONTH
1
2
3
4
5
6
7
8
9
Step 0: Project Management
Step 1: Database Development
Step 2: Port and Rail Scenarios
Step 3: Traffic and Revenue Estimates
Step 4: Engineering, Environmental, Financial/Economic Analysis
Step 5: Finance and Funding
Step 6: Business Plan
Meetings
Workshops
Progress Reports
Draft and Final Report

Mobile (ATFI Alabama Toll Road Facility Inc.) Intermodal Corridor, Research Review Team

Team Member

Affiliation

•

Dr. Mark Burton, PhD

University of Tennessee

•

Dr. David Clarke, PhD

University of Tennessee

•

Mr. Rick Tucker

Port of Huntsville, AL

•

Mr. Jimmy Lyons

Port of Mobile, AL

•

Dr. Craig Phillip, PhD

Vanderbilt University

•

Dr. Ted Grossardt, PhD

University of Kentucky

•

Mr. Kent Sowards

Marshall University

•

Dr. Mike Hicks, PhD

Ball State University

•

Mr. Scott Hercik

Appalachian Regional Commission

Damar TruckDeck

The Company also plans to develop projects as opportunities are presented related or ancillary to the transportation or transportation-related fields. The Company entered into a contract for the acquisition of the patents, rights, titles, and business of Damar Corporation LLC, the inventor, developer and manufacturer of Damar TruckDeck. (See www.damartruckdeck.com). The Damar Corporation was incorporated in 2007 to develop, manufacture and market the truck deck component invented and developed by its owner. The Damar Corporation has filed a patent application covering its truck deck system. The Damar TruckDeck is a flexible truck deck storage and organization system that with an integrated frame allowing the cargo deck to be used as a hauling surface. The system has many configurations to fit a wide variety of uses (hunting, construction, moving, hauling, etc.) in various truck deck sizes. The Damar TruckDeck primarily consists of lockable repositionable storage units.

The Company cannot effect this agreement until its raises the funds necessary to the acquisition of such assets as listed in the agreement.

In October 2014, HSR Technology, Inc. as the equitable owner of four tax parcels located within West Manchester Township, York, PA filed a request for landowner curative amendment with the local township, with the intent of constructing facilities on the properties for the fabrication, assembly and welding of steel, aluminum and stainless steel assemblies with no foundry or casting operations. The use will include the fabrication and assembly of composite rebar, composite rail, bed liners and rail car assemblies received pre-prepared. The rail access is critical to the procurement of the land, as the products manufactured on site will be directly related to the company purpose of creating global economic development and promoting trade by bringing people together through innovative ideas and advanced technology.  HSR Technology, Inc. proposes the initial construction of a transfer and storage building with a rail siding into the building. Manufacturing and assembly buildings would be added in stages, eventually employing up to 2,800 workers.

Port Trajan Project

The Port Trajan 5 project is a transportation project located in the Antrim Township, Greencastle, Pennsylvania on the Interstate 81 corridor and the railroad "Crescent Corridor", a 2,500 mile network of rail and terminals.  Norfolk Southern is operating a rail-truck facility in this corridor and the State of Pennsylvania has provided funding toward the development of additional facilities along this corridor.  The Company envisions the development of the land next to such corridor, which it has termed the Port Trajan Project.  The Company anticipates that it will construct a distribution center consisting of a terminal and a rail line between the main rail track to the highway for the transition of shipping containers from the rail line to waiting trucks.  The distribution center will provide the facility for repackaging the shipments into containers or other shipments destined for final destination by truck.

The Company anticipates that such project will be completed in phases the first of which is the purchase of an initial 345 acres at $350,000 per acre.  The purchase price will include all on-site horizontal improvements.  Off-site improvements will be acquired at an additional $20,000,000. The land is currently owned by a related company and the Company has entered into a letter of intent for its purchase.

On January 9, 2013, the Company signed a letter of intent with a related party to purchase land for a potential future project.  The Company was unable to meet the deposit requirements of this contract, and so in November 2013 the deposit requirements were amended to require a cash deposit of $1,000 to hold the purchase option open for the Company until institutional funding is acquired.  Future plans are to issue in excess of 10,000,000 shares of common stock to aid in funding the land purchase.  As of January 31, 2016, the $1,000 has been deposited on this contract.

On January 13, 2013, the Company entered into a Letter of Intent with a related party.  The purpose being that the Company is contracting services for the build out of the Port Trajan 5 Terminals.

On February 19, 2014, the Company entered into a Master Agreement for Production Services with Platinum Media whereby Platinum Media will provide the Company with all of its media development needs for a 5 year term. The agreement states that the fees charged to the Company will be no less than $12,000,000 per year. As of January 31, 2016[UPDATE], the Company has not been charged by Platinum Media.

AMERI METRO, INC.

November 1, 2016

Introduction

INTRODUCTION: THE DEMAND FOR TRANSPORTATION INFRASTRUCTURE

The United States Census Bureau predicts that the American population will reach 420 million by 2050, a trend that will overwhelm our nation’s transportation infrastructure.

Current estimates suggest that overall freight demand will double over the next 40 years from 15 billion tons today to 30 billion tons. The number of trucks on the road is also expected to double. Already under unsustainable strain, the nation’s freight transportation infrastructure and highways will face even greater challenges as the total volume of freight increases.

Extensive infrastructure expansion, such as new ports, trade corridors and high-speed rail (HSR), is critical if rail and road transportation is to help mitigate problems associated with rising fuel costs, crowded highways, and greenhouse gas emissions. Population growth and development in the U.S. have made our nation increasingly reliant on rail and highway infrastructure to transport people and freight.

Clearly, a strong, efficient freight transportation system is vital to the nation’s economy. Our already-strained and out-dated railways must be upgraded to handle the projected increases in freight shipping to relieve congestion on our highways. New Trade corridors are needed to support the changes in marine shipping that will need new ports and infrastructure. Equally, new high speed rail routes are needed to increase connectivity between US cities and support the emerging new economy, and reduce auto emissions.

We, at ARMT, Inc. are focusing on the following means to create efficient freight transportation:

•

Increase port capacity to increase our nation’s ability to distribute goods, making us more competitive in the global economy.

•

Develop larger, rail-served, inland distribution centers that will encourage more efficient movement of goods and create more capacity at ports.

•

Permit increased volume and speed of inland heavy freight, allowing inland distribution points to expand into larger, national service hubs and promote economic growth.

•

Develop profitable high speed rail for the fast movement of people and goods.

ARMT’s assets will consist of five critical areas of ownership agreements and expertise, as well as specific facilities and product patterns. The key areas are –

I.

Projects: Ten project corridors to be developed

II.

Industrial products to be used in the development process

III.

Franchise Opportunities

IV.

Partnerships and agreements

V.

Management team

1. Projects

1.1

PORT TRAJAN DEVELOPMENT – 1,122 ACRES NEXT TO CSX/NS YARDS BETWEEN HARRISBURG AND HAGERSTOWN

➢

Estimated Cost of project: $1 Billion

This land is at the center of the Harrisburg–Hagerstown Logistics Center. Once developed Port Trajan will be a transportation multimodal hub and logistics center located in Antrim Township, Greencastle, Pennsylvania on the Interstate 81 Corridor and the intersection of the CSX and NS freight railroad “Crescent Corridor”, and 2,500 mile network of rail and terminals from Pennsylvania to Alabama. Both CSX and NS are developing rail-truck facilities in this corridor. ARMT envisages developing its land holdings to provide a distribution center consisting of terminals with rail connections to NS and CSX facilities. The terminals will be used for “stuffing” and repackaging rail containers (40 foot) to truck (52 foot) containers, storage and warehousing, and truck distribution.

1.2

PORT MOBILE AND ALABAMA CORRIDOR TOLL ROAD AND RAIL ROAD

➢

Estimated Cost of project: $10 Billion

ARMT, Inc. has contracted for the rights to build a 350-mile toll road and railroad connecting Orange Beach, Port of Mobile and Huntsville Trade corridor. The corridor can be developed to Memphis, Indianapolis/Chicago, Cincinnati, and Columbus. Development of corridor to include urban areas, airport, and terminal facilities. The Port of Mobile will be improved to take the large ships capable of using the Panama Canal. It will be connected to Inland Ports and airports at locations along the corridor including Huntsville, AL, Memphis, TN, Birmingham, AL, Louisville, KY, Knoxville, TN to Columbus, OH. The project has the support of Appalachian Regional Council and specific government development agreements with the state of Alabama.

The Alabama Toll Road Facility Inc. (ATFI) as a non-profit corporation has been granted tax exempt status under the Title 26 U.S.C. 501(C)(3) for the purpose of the project. The project will be financed by tax exempt bonds issued in accordance with the joint resolutions of the Alabama House and Senate.

Mobile Trade & Transport Corridor: Population and Required Linkage

Alabama Toll Facilities Inc. (Toll Road) and Train Station

1.3

SARAH JEWEL MATHIAS INTERNATIONAL AIRPORT (KSJM) & PORT OF OSTIA

➢

Estimated Cost of project: $2.5 – $3.0 Billion

The Sarah Jewel Mathias International Airport (KSJM) and Port of Ostia aerotropolis will revolutionize logistics in the United States. The existing transportation and distribution infrastructure in the South has been identified as insufficient to meet the anticipated demand over the next several decades. The AMRT team has developed a plan to meet the demands of the future and to combat the existing distribution shortfalls by creating the most elaborate multi-modal distribution system the world has ever seen.

The aerotropolis will be located in west-central Alabama approximately half way between the Gulf of Mexico and the Tennessee border. High speed rail, freight rail and a toll road will connect the aerotropolis with the port to the south and connections to high density population centers to the north.

The airport component of the aerotropolis has been envisioned to accommodate the next generation of mega-sized aircraft that have not yet even been designed. Many airports around the world are finding it difficult to handle the largest aircraft that are currently in service such as the Airbus A380. Most of the existing airports around the world are constrained by physical barriers that inhibit their ability to expand to accommodate the massive size of the aircraft that operate today. This will not be an issue at KSJM. The airport will have four parallel runways 18,000 feet long and 250 feet wide as well as a crosswind runway measuring 12,000 feet long and 250 feet wide. Design criteria for the taxiway system, aircraft parking areas and the runways have been planned to accommodate the new large aircraft of today as well as the next generation aircraft of tomorrow.

• Four 18,000’ x 250’ Runways

• 24/7 Air Traffic Tower - No Curfew

• Unrestricted Airspace

• R & D Facilities

• 1,600-acre Inland Rail Port

• Town Center

• 2,300-acre Industrial Park

• Competitive Rates

• Incentives

• Greenfield Site

• Design/Build-to-Suit (Expandable)

• 1,800-acre Airport Business Park

• Shipping & Receiving (Logistics)

• State-of-the-Art Facilities

• Customer Reception Center

• Corporate Aircraft Ramp

• Nearby Residential/Retail/Hotel

• Aviation Maintenance

• Aviation Manufacturing

• Corporate Housing

• 24/7 U.S. Customs Port of Entry

• Full-Service Fixed-Based Operator

• Research & Development

• Flight Testing Facilities

AIRPORT PARK - MIXED USE INDUSTRIAL, COMMERCIAL AND RETAIL

Mobile Sarah Jewel Mathias International Airport (KSJM) & Port of Ostia

1.4

HIGH SPEED TRAIN CORRIDOR ATLANTA – BIRMINGHAM

➢

Estimated Cost of project: $3 Billion

ARMT has the right to develop this corridor as a high speed rail connection between the cities. The aim would be to provide high speed frequent rail service that would provide improved mobility for people and goods and at the same time provide an operating profit. The project would be developed as either a freestanding enterprise or a public-private partnership (PPP) with an array of public and private support for the project. Feasibility study for the corridor has been completed by TEMS.

Atlanta to Birmingham High Speed Train Corridor

Legend
Proposed Stations
Dedicated Use Representative
Shared Use Representative
Other Evaluated Alternatives
Interstate
Railroads
75
59
65
20
85
65
ATLANTA
ANNISTON
DOUGLASVILLE
H-JAIA
BIRMINGHAM
0
10
20
40
60
Miles
N
W
E
S

Atlanta to Birmingham
Representative Routes and Potential Stations

1.5

HIGH SPEED RAIL CORRIDOR – PITTSBURGH TO PHILADELPHIA

➢

Estimated Cost of project: $2 Billion

ARMT is in negotiations with the state of Pennsylvania to create a Public-Private Partnership to take over High Speed Rail operations between Pittsburgh and Philadelphia. The project will seek to significantly upgrade the route and train speeds to create a profitable operation for the movement of people and parcels that can be franchised to ARMT High Speed Rail Operations Company.

1.6

TEXAS TRADE CORRIDOR – PORT FREEPORT/SH 36A

➢

Estimated Cost of project: $2.5 – $3.0 Billion

This project would be similar to the Mobile Trade and Transport Corridor. The project would provide Texas with a Gulf port (Port Freeport) with 50 feet of water capable of taking the large ships that will use the recently expanded Panama Canal. Port Freeport would serve the Dallas-Fort Worth market, which is the third largest Logistics Center in the US after Los Angeles and New York/New Jersey. The project would combine port improvements of Freeport with a new 65-mile greenfield route from the port to give more direct access to both BNSF and UP routes to the Dallas–Fort Worth market. TEMS has completed feasibility and Business Planning studies for the corridor. It is anticipated that Athe Company would be supported by local investors and equity partners.

Texas Trade and Transportation Corridor After Panama Canal Expansion

Room to grow?
Freeport Estimated Share:
40% of Dominant Area
10% of Competitive Area
MT
ND
MN
OR
ID
SD
WY
NE
IA
WI
MI
ME
VT
NH
NY
MA
CT
RI
PA
NJ
MD
DE
OH
IN
IL
NV
UT
CA
CO
KS
MO
KY
WV
VA
NC
TN
OK
AR
AZ
NM
SC
GA
AL
MS
TX
LA
FL
Port Name
Houston, TX
LA/LB, CA
New York, NY
Norfolk, VA
Savannah, GA
Seattle,WA
1287K TEUs
Freeport Competitive Market Area (Outside)
1451K TEUs
Freeport Dominant Market Area

1.7

PORTUS DE JEWEL PORT

Portus De-Jewel Mexico: The Portus De- Jewel Mexico, is the new premier gateway for international commerce, is located approximately 600 miles south of Yuma Arizona Intermodal Port along the Mexican coast line. The Portus De- Jewel Mexico encompasses 176,000 acres of land and water along 26 miles of waterfront. It features 40 passenger and 384 cargo terminals, including automobile, breakbulk, container, dry and liquid bulk, multi-use, and warehouse facilities that handle billions of dollars’ worth of cargo each year.

The Portus De-Jewel Mexico consist 64 shipping/receiving berths at lengths of 15,000 ft. each.  The total number of ships berthed at one time is 320 ships.  The water depth is constant at 55 ft.

Portus De-Jewel Mexico will intercept the following economic base from Port of Los Angeles:

•

1.1 million jobs

•

$89.2 billion in California trade value

•

$223 billion in U.S. trade value

•

$5.1 billion in state tax revenue

•

$21.5 billion in federal tax revenue

•

Port customers contribute about $760 million to the local economy.

Economic Impact

•

We will intercept shipments going to the Los Angeles Port at approximately $500 billion dollars per year.

•

Port customers will contribute approximately $27.8 billion dollars per year to the local economy within the Portus De-Jewel Mexico complex.  The Port contributes substantially to the economy, in part, through the following activities:

Port Industries

Port industries are businesses involved in the moving and handling of maritime cargo.

•

Dollars: For every dollar spent by port industries - another 97 cents is generated in indirect and induced sales in the region.

•

Jobs: Accounts for approximately 32,000 direct port industry jobs (85% of which are trucking and warehousing jobs).

Port Users

The biggest contributors to the economy, port users, are businesses that use the Port to receive imports or ship exports. Export manufacturers are major port users. Other port users include local manufacturers who process imported unfinished goods.

•

Dollars: Port users generate approximately $12.1 billion and stimulate an additional $5.5 billion in local industry indirect sales. Local "re-spending" by workers employed by port users and the industries they impact amount to approximately $4.1 billion. Each dollar of spending for port user goods and services produces about 79 cents of additional industry sales in the region.

Port Customers

Port customers are the retail and other non-cargo businesses in the Port. They are most important to communities near the Port as a source of jobs, recreation and specialty consumer goods.

•Jobs: Direct jobs associated with port customers numbered about 6,400 or roughly half of the jobs actually located in the Port. For every one of these port customer jobs, nearly 1.7 additional jobs are created elsewhere in the region.

Portus De Jewel

AMERI-METRO INCORPORATED
NEW TRAIN STATION
NEW STREETS
NEW AIRPORT TERMINAL
NEW DISTRIBUTION WAREHOUSES
NEW CONTAINER YARD - LEFT BLOC: 3,864 ac. TO ACCOMODATE 1.3 million TO 1.5 million STANDARD 40'-0" CONTAINERS STACKED 5-HIGH AT ANY GIVEN TIME.
NEW STORAGE WAREHOUSES AND GENERAL MAINTENANCE SHOPS AT EACH END.
RUBBY PARK
LADY GLADYS SECURITY TOWER #3
NEW BRIDGE
NEW INCOMING RIVER: NORTHERN ½ LANE IS FOR COMMERCIAL (cargo, cruiseliners, etc) AND THE SOUTHERN ½ LANE IS FOR NONCOMMERCIAL SHIPS (private).
LADY GLADYS SECURITY TOWER #4
SHIPS IN
SHIPS OUT
EXISTING INTERSTATE 1 TO BE UPGRADED TO ACCOMODATE INCREASED TRAFFIC VOLUME
NEW STREETS
NEW MIXED-USE INTERNATIONAL AIRPORT MASTER SITE
NEW WATERWAY FOR 10 CARGO SHIPS EACH TO DOCK: 32 WATERWAYS = 320 SHIPS
EACH SHIP HAS THE CAPACITY TO CARRY UP TO 16,000 CONTAINERS; HOWEVER, THE AVERAGE "HEAVY" CAPACITY IN THE PRESENT DAY USUALLY IS AROUND 7,000 TO 10,000 CONTAINERS. THEREFORE, WE ARE LOOKING AT: 320 SHIPS x 7,000 CONTAINERS = 2.24 million TOTAL CONTAINERS (per day).
NEW CONTAINER YARD - RIGHT BLOC: 3,864 ac. TO ACCOMODATE 1.3 million TO 1.5 million STANDARD 40'-0" CONTAINERS STACKED 5-HIGH AT ANY GIVEN TIME.
NEW STORAGE WAREHOUSES AND GENERAL MAINTENANCE SHOPS AT EACH END.
LADY GLADYS SECURITY TOWER #2
SHANTI PARK
ZENITH PARK
NEW BRIDGE
PROPOSED PROPERTY LINE
LADY GLADYS SECURITY TOWER #1
NEW OUTGOING RIVER: NORTHERN ½ LANE IS FOR NONCOMMERCIAL (private) AND THE SOUTHERN ½ LANE IS FOR COMMERCIAL SHIPS (cargo, cruiseliners, etc).
REGENA PARK
SALEEM PARK
ZARENA PARK
(Nasim Blvd.)
(Harry Dias Blvd.)
(Jewell Blvd.)
(Beulah Blvd.)
(Shah Blvd.)
(Claudia Blvd.)
(Shafat Blvd.)
(Monett Blvd.)
(railroad)
2500'-0"
8000'-0"
26,500'-0"
47,500'-0"
(industrial zone)
2000'-0"
10,000'-0"
3000'-0"
29000'-0"
500'-0"
Portus De Jewel [circa 2013 AD]
LEGEND:
AIRPORT TERMINAL and HANGERS
STORAGE and DISTRIBUTION FACILITIES
CONTAINER YARDS
LOW DENSITY MIXED-USE DEVELOPMENT AREAS: COMMERCIAL, RESIDENTIAL, MARINAS, ETC.
HIGH DENSITY MIXED-USE DEVELOPMENT AREAS: CIVIC, RETAIL, OFFICES, MULTIFAMILY, ETC.
MISCELLANEOUS DEVELOPMENT AREAS
"GREEN" PARK AREAS
NEW MANMADE RIVER and COMMERCIAL WATERWAYS
N
MASTER PLAN
1" = 12,000'-0" (2.27 miles)
0 6000' 24,000'
3000' 12,000' 48,000'
DETAIL 0

1.8 PORT CLAUDIA’S (GREATER YUMA PORT) AUTHORITY AND TRADE CORRIDOR

ARMT has the developmental rights for a new port (Claudias) in the County of Yuma, Mexico and a trade corridor to be built through the Mexico-Arizona border in coordination with Federal Authorities and agencies to establish a foreign trade zone within Yuma County Arizona and developing business zones and the trade corridor through the region.

Port De Claudius and Inland Port

1.9

OTHER HIGH SPEED PROJECTS

The following High Speed Rail corridors have been evaluated by TEMS as being projects that can be developed profitably by ARMT as a private sector or public-sector partnership projects.

	Corridor	Bus Plan	EIS	Cost to Develop	Time
1	Los Angeles-Phoenix-Las Vegas	X	X	$10-12 Billion

2	Hampton Roads-Richmond-Washington	✓	X	$7 Billion

3	Dallas-Ft. Worth-Houston-Austin	X	X	$15 Billion

4	Columbus-Cleveland-Cincinnati	✓	X	In Progress, $4-6 Billion

5	Denver-I-25 Corridor	✓	X	$4-6 Billion

6	Calgary-Edmonton	✓	X	In Progress, $2-3 Billion

7	New York-Washington	✓	X	$10 Billion

8	Toronto-Montreal	✓	✓	In Progress, $4-6 Billion

9	Chicago-Detroit	✓	✓	$2-3 Billion

2. Industrial Products

2.1

INTRODUCTION

ARMT plans to develop projects as opportunities are presented, related or ancillary to the transportation or transportation-related fields.

HSR Technologies, Inc. is a related party of ARMT.

HSR Technologies, Inc. as the ‘equitable Owner/Developer’ has secured certain properties by agreement with the intent of constructing manufacturing facilities on the properties for the following: Fabrication, assembly and welding of; steel, aluminum and stainless steel with no foundry or casting operations.

HSR Technologies, Inc. has chosen the properties in question for industrial development after an extensive search of York County properties.

The requirements for the proposed development proposedwere:

The property has 449+/- acres which will allow for the development area needed while providing future expansion capabilities. Rail service is critical to the business model, which is based on rail use. The site in question has 3,600 linear feet of rail line traversing it and provides ample areas for siding access. Access to major roadways is a critical component of any manufacturing use. The subject properties have direct access to an arterial road, West College Avenue, a state road; a collector road, Hokes Mill Road, also a state road; and three local roads, offering many potential points of access. Also, the site is within 2200 feet of PA Route 462 and the Route 30 bypass.

2.2

HIGHWAY REBAR

The Company has the right to a new rebar product that can be used in its development of highways and rail route structures. ARMT would manufacture the Rebar for use in projects like the Alabama Toll Road, and the Texas Trade Corridor, and Yuma Trade Corridor.

The Company is the only USA composite C-Rebar Company that is federally certified to meet all federal specs for use in any government funded projects. Congress gave final approval a $109- billion transportation funding bill. Included in the compromise legislation is a provision that calls for the use of total life-cycle cost analysis as part of the contract-awarding process for new federal projects. The result could be billions of dollars in new business for the composites industry.

The fiber reinforced polymer (FRP) composites industry has long advocated for the U.S. Congress to require the states to employ a life-cycle cost assessment when issuing contracts for infrastructure construction.

As a practical matter, such a provision will save money because new infrastructure construction would take into account both the cost of installation and long-term upkeep, rather than awarding a contract solely on the basis of lowest initial cost. According to the new bill, the engineering analysis used by the State Departments of Transportation for awarding construction contracts for highway bridge projects shall "be evaluated by the State ... on engineering and economic bases, taking into consideration. Acceptable designs for bridges ... and ... using an analysis of life-cycle costs and duration of project construction." This change paves the way for the use of composites and other high-performance materials in major infrastructure projects.

"These life-cycle cost analysis requirements should push the states toward the use of longer-life and lower-maintenance-cost designs, including projects that employ non-rusting and light-weight components such as Composite C- REBAR, girders, and deck systems," says the Senior Director of Government Affairs at the American Composites Manufacturers Association, John Schweitzer. "There are over 600,000 highway bridges in the U.S., making this a very large potential market for FRP composite products." For more information about the benefits of life Dee-cycle cost assessment read this white paper by transportation policy expert and three decade veteran of the Congressional Research Service, John W. Fischer.

In February 2011, the Company issued an offer letter to purchase a rebar plant for cash of $4,750,000 and an option to purchase management services to support the operations of the plant. The Company is also engaged in development of other transportation projects, specifically the development of a toll road in the State of Alabama Company need 400 MILLION FEET of Composite C- Rebar for the toll road project in the State of Alabama. HSR Technologies, Inc. site will facilitate the manufacturing and distribution of Composite C- Rebar.

U.S. Patent Numbers: 5,702,816; 5,763,042; 5,851,468; 5,876,553; 6,485,660 B1; and 6,493,914 B2

2.3

COMPOSITE RAILROAD TIES

ARMT holds the patent for producing rail ties that will be used to build the railroad system in projects like Penn Port and the Mobile and Texas and Yuma Trade corridors.

On April 16, 2012 the Company entered into an agreement to purchase intellectual property from a related party in exchange for $8,000,000 per country license. The Company issued 100,000 shares of common stock to secure contract rights. HSR Technologies, Inc. site will facilitate the manufacturing and distribution of Composite Rail Road Ties. Company will use over 40 million Composite Rail Road Ties for its current projects.

U.S. Patent Number: 5,996,901; 7,931,210

2.4

RAILCAR/LOCOMOTIVE PRODUCTION CAPABILITY

Hi Speed Rail Car Assembly Line: constructing facilities on the properties for the fabrication, assembly and welding of steel, aluminum and stainless steel assemblies The use will include the fabrication rail car assemblies received pre-prepared. The company believes that the United States suffers from an overburdened transportation infrastructure and that a fundamental overhaul of the national transportation structure is needed. The Company anticipates that it will be able to assist in this “fundamental overhaul” by providing both the hands-on expertise and investment resources to establish an intermodal grid comprised of transportation and support services extending to urban and outlying areas alike.

The Company is focused on the development of efficient transportation systems, primarily high-speed rail networks for passenger and freight and the ancillary transportation projects related to such high speed rail systems and the import and export of goods and services through an International Free Trade Zone for this and other properties.  The Company anticipates that it will, directly or through subsidiaries, develop plans and then coordinate and supervise the financing, construction and development of such transportation projects by bringing together the resources, plans, financing, approvals and HSR Technologies, Inc. needed to implement such transportation systems.

HSR Technologies, Inc. has chosen the properties in question for industrial development after an extensive search of York County properties. The requirements for the development proposed were:

A significant amount of adjacent land is open and undeveloped land. In this case, the 449+/- acres will allow for the development area needed while providing future expansion capabilities. Rail service is critical to the business model, which is based on rail use. The site in question has 3,600 lineal feet of rail line traversing it and provides ample areas for siding access.

Access to major roadways is a critical component of any manufacturing use. The subject properties have direct access to an arterial road, West College A venue, a state road; a collector road, Hokes Mill Road, also a state road; and three local roads, offering many potential points of access. Also, the site is within 2200' of PA Route 462 and the Route 30 bypass.

The subject properties provide a rare combination of components needed to establish a world class industrial manufacturing campus.

ARMT owns the Colorado Railcar manufacturing facility that it will use to produce railroad vehicles for use on its rail corridors. These include the Pittsburgh–Philadelphia corridor, Mobile–Huntsville, Birmingham–Atlanta corridor.

ARMT has entered into an agreement with RELCO Locomotives Inc., to obtain custom built equipment for both passenger and freight rail operations.

2.5

DAMAR TRUCK DECK

Damar TruckDeck: AMI entered into a contract on June 10, 2010 for the acquisition of the patents, rights, titles, and business of Damar Corporation LLC, the Inventor/developer/manufacturer of Damar TruckDeck. The Damar TruckDeck is a flexible truck deck storage and organization system with an integrated frame allowing the cargo deck to be used as a hauling surface. Damar TruckDeck. The system has many configurations to fit a wide variety of uses (hunting, construction, moving, hauling, etc.) in various truck deck sizes. The Damar TruckDeck primarily consists of lockable repositionable storage units.

The advantages of the Damar TruckDeck system are as follows:

1.

Organize gear in removable containers with the DAMAR Load-N-Go™ containers, easily converting a truck's usage by quickly swapping containers.

2.

Protect items in lockable hatches. Lockable, repositionable hatches protect items in the Load-N-Go™ containers from theft and weather while a rear hatch allows the full length of the bed to be used for securing longer materials.

3.

Keep ability to haul large items. The recessed CargoDeck surface is built to support and haul large materials and equipment, and by maintaining some bed wall height there is no need to strap items down.

4.

Can be installed or removed in minutes by one person with no tools and no drilling. The Damar Corporation has entered into contracts for sale of its Damar TruckDeck with Lowe's, The Home Depot, Advanced Auto Parts, Sam's Club, Costco and Meyer Distributing.

ARMT plans to develop projects that are related to transportation operations and equipment. The company entered into a contract for the acquisition of the patents, rights, and business of Damar Corporation LLC. The Damar Truck deck is a flexible deck storage system that with an integrated frame allows the cargo deck to be used as a hauling surface. This allows its use in construction, hauling, equipment, moving and a variety of other uses. The system can be easily installed or removed. It is currently marketed to Lowes, Home Depot, Sam’s Club, Costco and Meyer Distributing.

U.S. Patent Number: 8,210,592

3. Franchise

The development of the Trade and Transport Corridors and High Speed Rail Corridors will result in significant franchise operations. These include –

➢

Fuel: ARMT will franchise fuel and energy for vehicles moving in the corridors it develops.

➢

Corridor Centers for Food/Restaurants/Hotels: Food/restaurants and hotels at major intersections and terminal areas associated with its Trade, Toll and Rail corridors.

➢

Logistic Technology Applications: ARMT will develop advanced High Speed operations for Truck and Rail freight and passenger operations. High Speed Truck Lanes, truck trains and automatic truck operations will be included in Ameri Metro Toll Roads. High Speed Rail Freight and Passenger operations with train speeds up to 240 mph will be developed.

➢

Pipelines: Pipeline operations will be developed where appropriate to facilitate crude oil movements to coastal refineries from inland oil fields and facilities.

➢

Cable: Cable will be laid along ARMT corridors to increase capacity for phoneline operators.

➢

Parking: Parking facilities will be developed at critical network locations and at network nodes.

➢

Advertising: Advertising facilities will be developed as appropriate along ARMT corridors and key locations at Terminals and Facilities.

➢

Franchise Zones: ARMT has developed a nationwide franchise Zone System that it will use with both projects and products. The franchise zone system allows ARMT to recognize regional differences in pricing and franchising its market products. The zone system is given on the next page.

➢

Franchise Zones

ZONE 1: CA, NV, OR, WA
ZONE 2: FL, GA, NC, SC
ZONE 3: ME, NH, MA, RI, CT, VT
ZONE 4: DC, DE, MD, NJ
ZONE 5: NY, OH, PA, VA, WV
ZONE 6: AL, KY, MS, TN
ZONE 7: AR, IL, IN, LA, MO
ZONE 8: OK, TX
ZONE 9: IA, MI, MN, WI
ZONE 10: NE, MT, ND, SD
ZONE 11: CO, KS, NM, WY
ZONE 12: AZ, ID, UT

4. Partnerships

4.1

INCHCAPE SHIPPING SERVICES (ISS) - PORT TRAJAN AGENT

Inchcape Shipping Services (ISS) is one of the world’s leading maritime services providers. Through its proprietary network of some 290 offices employing over 3,900 people across 65 countries, ISS provides its customers with an unparalleled global resourced delivered locally and tailored to each customer’s individual needs.  It is an independently owned and managed company not under the control of the Organizer. Its diversified customer base includes clients across the oil, cruise, container and bulk commodity sectors, and it is engaged in serving naval, governmental and inter-governmental clients. Additionally, ISS provides landside commercial and humanitarian logistics, transit, offshore support and other associated marine services. ISS also provides a growing range of outsourcing services. These include global crew and marine spares logistics; port agency management and commercial representation; and sophisticated Enterprise Resource Planning solutions through its subsidiary ShipNet and other associated organizations.

ARMT engaged agent, Inchcape Shipping Services Group as its freight operations and managers of its freight cargoes at ports and inland ports. The company has 3,900 employees worldwide to provide freight management services, shipping logistics, and freight cargo handling.

4.2

AIRPORT SERVICES

ARMT is in the process of developing agreements for four types of airport services at its airport facilities like KSJM airport.  These include:

•

Passenger Terminals

•

Air Cargo Terminals

•

Corporate Jet Services

•

Foreign Airline FAA Inspection Maintenance Service Terminals

ARMT is in discussions with several air service providers, and would expect to be able to announce a partnership once the Port Mobile Trade and Transportation Corridor moves forward.

4.3

EARTH MOVING AND ROUTE (HIGHWAY/RAIL) GRADING

The development of ARMT rights-of-way will involve considerable earth moving and route grading requirements. ARMT intends to enter into agreement with a major equipment supplier for vehicles to meet its construction needs. Specifically, ARMT will contract for earth moving equipment once the initial Mobile Trade and Transport Corridor moves forward.

4.4

ATLANTIC ENERGY & UTILITY PRODUCTS, INC. (AEUP)

AEUP is a related party of the Company. ARMT entered in to an agreement with non-related party a gasoline retail store to provide management services for fee. The fee schedule is base fee plus percentage of net revenue .The agreement call for Atlantic Energy & Utility Products, Inc. the right to purchase but not obligation to purchase the operations as part of its long range plan.

4.5

HSR PASSENGER SERVICES, INC. (HPS)

HSP is a related party of ARMT. This Company was setup to handle all on site booking, reservations, and food services; as well as hotel booking services at the industrial and technology parks. HPS entered in to an agreement with non-related party a convenience retail store operator / subway shop to provide management services for fee. The fee schedule is base fee plus percentage of net revenue .The agreement call for (HPS) the right to purchase but not obligation to purchase the operations as part of its long range plan.

4.6

MALIBU HOMES, INC.  (MH)

HM is a related party of the Company. It was up Designed to establish residential home building services. MH entered in to an agreement with non-related party. The agreement is a sales agreement for property. The property is Seller financed.

4.7

PLATINUM MEDIA, INC.

Platinum Media, Inc. is a related party of ARMT. This company was to provide all media related services. On February 19, 2014 the Company entered into a Master Agreement for Production Services with Platinum Media whereby Platinum Media will provide the Company with all of its media development needs for a 5 year term.

4.8

TRANSPORTATION ECONOMICS & MANAGEMENT SYSTEMS, INC. (TEMS): PROJECT PLANNING AND DEVELOPMENT

TEMS is a specialist firm who are experts in Business Planning for Trade Corridor/High Speed Rail. TEMS will provide “Investment Grade” Business and Financial Plans for use with Wall Street investment banking firms.  TEMS has considerable trade corridor and high speed rail experience including:

Trade Corridor Qualifications

This study was undertaken to identify the potential of Port Freeport Texas to become a major container terminal port and the investment case for building a new rail line to avoid the railroad congestion of the City of Houston, and serve the inland markets of Dallas/Ft. Worth and a hinterland that could stretch as far north as Chicago, as far west as Denver, and as far east as Birmingham.

The analysis evaluated the traffic potential for Gulf and East Coast ports of the opening of the Panama Canal using the traffic and revenue models that TEMS developed for the Panama Canal Authority (ACP) and which is in use today by ACP to estimate container, grain, auto, and petro chemical, traffic volumes and revenues. The analysis estimated the market share for Port Freeport. This analysis was made in the environment of larger ships using the Panama Canal and the expansion and deepening to 65 foot of Port Freeport. The Port Freeport expansion included “On Dock Rail” Facilities and the building of a new rail link 60 miles from Port Freeport to Rosenberg where the new line would connect to the UP, BNSF, and KCS railroads and would bypass the city of Houston.

The analysis estimated the size of the hinterland of Port Freeport and prepared forecasts for traffic from Port Freeport to the hinterland 2020 to 2050. The analysis estimated the costs for developing the Port and its infrastructure and then provided a financial and economic analysis using USDOT Tiger Grant Cost Benefit methodology. The analysis also evaluated the operating and capital cost benefits to the freight railroads of using the new rail connection at a cost per mile of 29 percent of the Alameda Corridor in Los Angeles.

SERVICES PROVIDED: Container traffic market share by port and forecasts, rail and highway inland distribution from ports, operating and capital costs, financial and economic analysis.

MARITIME ADMINISTRATION/U.S. DEPARTMENT OF TRANSPORTATION: IMPACT OF HIGH OIL PRICES ON FREIGHT TRANSPORTATION – MODAL SHIFT POTENTIAL IN FIVE CORRIDORS

TEMS prepared an overview and background synopsis on the historical and potential impacts of oil price increases on the total transportation market, mode shares, and industrial distribution logistics. This included evaluating existing trends in rail, truck, and water markets, together with an assessment of the evolving market conditions and changes in modal competitiveness, particularly with respect to long distance movements using period 2008 to 2040. TEMS forecast traffic changes for water, rail and truck traffic in five corridors including the Great Lakes and St. Lawrence Seaway. The five corridors cover ninety-five percent of U.S. population. TEMS evaluated the market share impact and assessed the energy and environmental benefits of the market share changes using the GOODS™ model.

SERVICES PROVIDED: Market share analysis, energy and environmental impacts, traffic forecasts, economic analysis, and technology assessments.

SAN PEDRO PORTS: ALAMEDA FREIGHT CORRIDOR

TEMS provided financial and economic advice to PaineWebber and Goldman, Sachs in the preparation of a $2 billion bond issue to finance a 15mile freight corridor across the City of Los Angeles. TEMS performed macroeconomic analysis, port and freight traffic projections, and tolls and user fees, and assessed the economic benefits of the project. A key TEMS responsibility was preparing the West Coast Ports Competitive Model and assessing the revenue potential of the San Pedro (Los Angeles and Long Beach) port complex, the fourth largest port in the world.

The freight forecasts were based on traffic and trade data developed specifically for the project from a variety of sources, including the U.S. Department of Commerce, Piers Journal of Commerce, and WEFA macroeconomic trade forecasts. From these sources, TEMS developed a Base Year origin-destination matrix for freight flows on a commodity and mode basis.

TEMS prepared these forecasts using a range of macroeconomic scenarios and trade regulatory conditions. The analysis considered the impacts of NAFTA on North American trade and traffic, as well as the expansion of European, Asian and Latin American trade blocks. The forecasts were then disaggregated on a mode basis and were evaluated in terms of improvements to new transport technologies and systems and the impact of new infrastructure and tariff systems.

SERVICES PROVIDED:  Demand, revenue, financial analysis, economic, and cost/benefit assessment of freight feasibility, implementation and port master planning

AUTORIDAD DEL CANAL DE PANAMA’S (ACP): PANAMA CANAL ROUTE CHOICE MODEL

TEMS developed within the GOODS™ Model framework, a route choice model for the Panama Canal. Using a zone system designed to reflect world trade flows between North America and the rest of the world, TEMS developed a route choice model using the GOODS™ equilibrium model structure. The origin-destination data showed the country of origin and destination for container, vehicle, and grain flows. Container traffic was dissaggregated to include food, industrial goods, furniture, computers, raw materials, and finished goods. The North American market was broken down into thirteen regions, and connected to the major port systems such as Pacific North West, Southern California, Gulf, Northeast Ports, etc. A supplyside generalized cost model was developed linking all the major international traffic flows to North America. The analysis segmented markets on a geographic basis and over 54 individual models were calibrated to identify specific market characteristics.

The model was used to forecast a range of impacts on world trade including: oil prices, maritime costs, port congestion, and distribution costs. A full sensitivity analysis was completed showing the impact of socioeconomic growth trends, as well as the impact of specific transportation issues such as labor costs, oil prices, port charges, canal tolls, and inland distribution costs. As a result, a full range of risk factors were developed showing the likely changes in world trade and their impact on Panama Canal traffic and revenue.

SERVICES PROVIDED: Freight analysis, route choice forecasts, cargo forecasts, technology assessment and economic assessment

High Speed Rail Corridor Qualifications

NINE MIDWEST STATES AND THE FRA: MIDWEST REGIONAL RAIL INITIATIVE (MWRRI)

The MWRRI is an ongoing effort to improve and expand the passenger rail system in the Midwest. The program is sponsored by the Federal Railroad Administration, and the transportation agencies of nine states: Illinois, Indiana, Iowa, Michigan, Minnesota, Missouri, Nebraska, Ohio, and Wisconsin.

TEMS led the consultant team and provided ridership and revenue forecasts, operations planning, technology assessment, financial and economic analysis, institutional arrangements, implementation, and business planning, and directed the work of the other members of the consultant team.

SERVICES PROVIDED: Operations analysis, demand forecasting, technology assessment, station planning, financial planning, market and economic assessment, institutional planning and public financing.

OHIO RAIL DEVELOPMENT COMMISSION: OHIO AND LAKE ERIE REGIONAL RAIL OHIO HUB STUDY - BUSINESS PLAN

As part of the Midwest Regional Rail Initiative, TEMS was retained to develop a business plan for the Ohio and Lake Erie Cleveland Hub Regional Rail System. In developing the business plan, an extensive analysis of the engineering, operations, ridership, and revenues associated with the project was carried out. Using this data, TEMS built a business plan that assessed both the financial and economic potential of the system. The evaluation assessed the potential for public/private partnerships and the role of federal funding for the project. To meet this need, the economic evaluation used both US DOT, and a private sector evaluation of the economic benefits of the project.

SERVICES PROVIDED: Demand forecasting, economic analysis, market assessment, project funding

MAJOR INTERNATIONAL RAILROAD: NORTHEAST CORRIDOR HIGH SPEED RAIL BUSINESS PLAN

TEMS has been involved in developing an evaluation of high-speed train operations in the Northeast Corridor.  TEMS has assessed the full range of potential technologies and considered the need for new routes and alignments and their impact on train performance and both ridership and revenue.  TEMS has compared its results to those of Amtrak’s Vision Plan and has identified ways to develop more effective operations for commuter and regional rail, and freight rail while providing improved high-speed rail timetables.  TEMS also considered the potential for integrating high-speed rail and airline operations.

SERVICES PROVIDED: Ridership and revenue forecasting, operations planning, route analysis, capital and operating costs, financial and economic impact analyses.

ROCKY MOUNTAIN RAIL AUTHORITY: HIGH-SPEED RAIL FEASIBILITY STUDY - BUSINESS PLAN

For the Rocky Mountain Rail Authority, TEMS developed a comprehensive business plan.  The business plan was based on a market analysis for the corridor that defined base and forecast ridership and revenues for business, commuter, social and tourist travelers. The market analysis was used to evaluate three different technologies - 79 mph, 110 mph, and 125 mph. Specific operating and engineering plans were developed for each technology, and they were assessed using USDOT/FRA public-private partnership criteria. This required a positive operating ratio and cost benefit ratio. To support the public outreach for the project, TEMS completed an Economic Rent Analysis showing the benefits to each community of developing the passenger rail system.

SERVICES PROVIDED: Rail ridership, station planning, rail operation analysis, route analysis and engineering, business plan, financial and economic analysis.

MICHIGAN DEPARTMENT OF TRANSPORTATION: RIDERSHIP AND REVENUE UPDATE STUDY

TEMS recently updated the ridership and revenue forecasts for the Michigan Passenger Rail System. TEMS updated the socioeconomics, modal networks and traffic volumes for the three Michigan corridors using the MWRRI zone system, and values of time.  TEMS used the 2010 database to estimate ridership and revenue for both Phase 1 and Phase 7 of the MWRRI build out.  Forecasts were made for 2020 and 2030 on a business and non-business purpose.  The study estimated the rail ad competitive modes (auto, air, and bus) market shares and identified the impact of rail travel time, on-time performance, and frequency on ridership and revenue forecasts. The study also estimated the impact of the Chicago Hub and specifically the building of the Illinois and Wisconsin corridors.

SERVICES PROVIDED: Ridership and revenue forecast.

GEORGIA DEPARTMENT OF TRANSPORTATION: HIGH-SPEED RAIL PLANNING SERVICES: ATLANTA-LOUISVILLE-BIRMINGHAM-JACKSONVILLE

TEMS provided the Operating Plans and Costs along with the financial and economic analysis for three Georgia corridors. Atlanta-Birmingham, Atlanta-Louisville, and Atlanta-Jacksonville.  TEMS supported HNTB and PB with the development of new alignments for both 110-mph and 220-mph steel wheel technology along with a Maglev corridor for the Birmingham-Louisville corridor. TEMS estimated operating costs considering cost drivers such as train miles, passenger miles, and fixed costs.

Once the ridership and revenue and capital costs were calculated, TEMS provided both the financial and economic analysis for each corridor and technology.  TEMS completed a sensitivity analysis using high and low estimates of  ridership and capital costs.

SERVICES PROVIDED: Operating Plans, Operating Costs, Financial and Economic Analysis.

4.9

ARCHITECTS /ENGINEERING

EASTERN DEVELOPMENT & DESIGN, INC. (ED&D)

ED&D is a related party of ARMT This company was set-up to provide all architectural  service and civil engineering. ED&D entered in to an agreement with non-related party to provide civil engineering and architectural service for fee for the development of liquor and convenience store. Work is in progress.

ARCHITECTS

MICHAEL M. RAPHAEL - ARCHITECT

Architectural Registration: Pennsylvania / Virginia / Texas

Education: Bachelor of Architecture - Virginia Tech 1972; Master of Theology - Christian Bible College and Seminary

Experience: With more than 40 years’ experience in a successful Architectural career Mr. Raphael is proficient and highly skilled in all phases of the design process including:

•

Client Relations

•

Space Programming

•

Master Planning

•

New Urbanism Code analysis

•

Schematic Design

•

Design Development

•

Contract Documents

•

Specification writing

•

Construction Administration.

Mr. Raphael’s experience ranges from small commercial projects to mega-retail and mega-corporate projects including the design of:

1. Ameri Metro Port Design and Planning

2. Ameri Metro Master Planning of Jubilee Square and other Ameri Metro Towns

3. Ameri Metro Corporate Office Building

4. Medical office Buildings

5. Police Departments and other Governmental Facilities

6. Retail / Commercial Buildings / Tenant Interior Design and Build-out

Business Ownership:

Crigler Raphael Associates, PC 1985 – 1990 Owner / Vice-President

Raphael Architects, PC 1990 – 1999 Owner / President

Architectural Design Associates, PC 1999 – 2012 Owner / President

Current Position: Freeland Engineering and Architecture - Chief Architect.

JEFFREY CLAYTON SCHAEFFER - ARCHITECT

Education: Bachelor of Architecture, University of North Carolina at Charlotte, NC, 2006; Bachelor of Arts degree in Architecture, East Carolina University, Greenville, NC, 1991

Experience: With over twenty years’ experience in architectural design including management and three in corporate interiors, I have exceptional skills and experience in planning, detailing, designing and coordinating projects both in the public and private sectors. My excellent communication, public relations, problem-solving and leadership skills, combined with my deep knowledge of building codes, make me a highly valuable employee, team player and leader.

Project Types: commercial/residential design, civic centers, remodeling/renovations, and landscaping.

Responsibilities including:

•

Solely responsible for client/design/contractor coordination and contract documentations per Washington, D.C. permitting standards as well as Virginia and North Carolina.

•

Executing all phases of architectural design (including site analysis, programming, schematic design, design development, code research, construction documents, and construction administration)

•

Performed remodeling/renovations, interior design and decorating including various palette board presentations, photography, carpentry, etc. (80% of work)

•

Executing 3-D renderings (free-hand and digital), documenting all phases of architectural design, and permits (when applicable)

•

Performed hands-on construction work.

Business Ownership:

JḃK² Design Group LLC, Washington, D.C./Fredericksburg, VA./Charlotte, N.C. [June 2012 to present]

Owner / Principal

ENGINEER

MR. JERRY T. STAHLMAN, P.E. – PROFESSIONAL ENGINEER

Education: Civil Engineering, University of Massachusetts, 1967

Experience: Mr. Stahlman is a Registered Professional Engineer and has over 40 years’ experience in Engineering Design and Construction of Infrastructure and utility projects.

Mr. Stahlman’s experience includes working with the U.S. Department of Agriculture on regional flood control projects and with the Commonwealth of Pennsylvania Department of Environmental Protection in the waste water treatment permit division.

Business Ownership:

Mr. Stahlman is owner and manager of Stahlman Engineering, a design company specializing in Infrastructural Systems. This work includes regional wastewater treatment systems, roadways and bridges and interceptor and collection systems. His experience includes Engineering reports for financing regional plants with tax free bonds.

Mr. Stahlman has served as past president of the Central Section of the Water Pollution Control Association of Pennsylvania, past chairman of the Warrington Township Board of Supervisors and as past president of the York County Association of Townships of the Second Class.

5.

Management Team

THE ARMT MANAGEMENT TEAM CONSISTS OF –

SHAH MATHIAS – ARMT  –  FOUNDING PARTNER

Mr. Shah Mathias founded ARMT and leads its Merger & Acquisitions and New Business Development team.  Mr. Mathias served as Chief Executive Officer and President of ARMT  He served as the President, Treasurer and Secretary of Yellowwood Acquisition Corp. since April 17, 2012. In 2002, he started PennDel Land Co., and is its Owner.  He serves as Secretary of Hi Speed Rail Facilities, Inc. Mr. Mathias has an extensive background in real estate and property development. Beginning in 1988, he commenced his career in real estate with the personal acquisition and like-kind exchange sales of investment property. In 1992, Mr. Mathias started a mortgage-banking corporation underwriting loans under his own name and selling such loans on the open market. By 2000, his company had underwritten more than $1 billion in loans. He serves as Chairman of Hi Speed Rail Facilities, Inc. He served as Director of ARMT since June 12,

2012. He served as a Director of Yellowwood Acquisition Corp. since April 17, 2012. Mr. Mathias received his education at Penn State Institute of Technology.

MR. HAROLD HATCHETT, III, – CHIEF FINANCIAL OFFICER

Mr. Harold Hatchett, III, as ARMT Director and Chief Financial Officer has worked for several major corporations such as Royal Dutch Shell, Bertelsmann Music Group, Aetna and Heritage Inks International (a Citicorp Venture Capital company) over his 30+ year career. He has recently served as Group Managing Partner and CFO for OCTCET Inc., from 08/2012 to present. Mr. Hatchet served as Shell CFO of Upstream Americas, from 04/2011 to 05/2012; Shell COO Business Services, UK from04/2000 to 07/2003. Shell VP Investor Relations Americas, from10/2003/ to 06/2011; and Shell VP External Engagement Strategy, from 07/2011 to 04/2012.

Harold serves on the Executive Advisory Board of the School of Business and Economics at North Carolina A&T University and Longwood University. He is a Board of Directors member of the Executive Leadership Council. Also, he is a former Board of Directors member of Affinity Health Plan in NY and served as Treasurer. He is of graduate Longwood University, BS, Finance & Accounting.

RONALD N. SILBERSTEIN – CHIEF OPERATING OFFICER

Ronald N. Silberstein, as ARMT Chief Operating Officer and a Director. Mr. Silberstein, a Certified Public Accountant and a Certified Franchise Executive, was previously Managing Member of the Silberstein Ungar, PLLC CPA firm, from 08/2010 to 07/2014 and has extensive experience with entrepreneurial companies, having worked with them either as clients or as a C-level executive for more than 30 years.  He is a 1979 graduate of the University of Michigan’s Stephen M. Ross School of Business.

GENERAL COUNSEL

John W. Thompson serves as Director for ARMT in York, PA.  Mr. Thompson was a judge on the York County Court of Common Pleas in York County, Pennsylvania. He was elected to the court in 1997 and was retained in 2007 for 10-year term, expiring in 2017. Thompson retired before the end of his last term on May 31, 2015 Thompson received both his undergraduate and J.D. degrees from the University of Pittsburgh.

FINANCIAL COUNSEL

Special financing counsel

Scott Dietterick, Esq.
James Smith Dietterick & Connelly, LLP.
Hershey, PA

SEC Attorney

Matthew McMurdo, Esq

New York, NY

Infrastructure counsel

William Sundstrom, Esq.

 Robert Brannen, Esq
Sundstrom & Mindlin
Tallahassee, FL

Special securities counsel

Jim Cassidy, Esq.
Cassidy & Associates
Washington, DC

Special tax counsel

Belinda France, Esq.
France Law Firm
Tallahassee, FL

Special Financial advisor

SUSQUEHANNA MORTGAGE BANKER CORP
ING INVESTMENT MANAGEMENT CO.  Asset Manager
Penn Venture Capital, Inc.

BUSINESS PLANNING

Alexander Metcalf, PhD – (Planning) Transportation Economics &  Management Systems, Inc.

Dr.  Alexander Metcalf, President of TEMS will serve as Project Director for ARMT Investment Grade studies. Dr. Metcalf personally directs all projects at TEMS and has built the firm’s reputation based on professional product and close client interaction. Dr. Metcalf is a professional transport economist with 30 years of freight and passenger planning experience. Previously, Dr. Metcalf was Chief Economist for British Rail and was responsible for the planning of a number of major rail freight passenger and port projects including the East Coast Main Line ($8 Billion), Channel Tunnel ($16 Billion), as well as the West Coast 125HST program ($5 Billion). His recent projects include the Panama Canal-ACP, Great Lakes and St. Lawrence Seaway New Cargoes/New Vessels Market Assessment-USDOT, Port Freeport-SH 36A Rail Corridor Study, Alameda Corridor-Port of Los Angeles, Great Lakes Trade Study-Transport Canada, Great Lakes Bulk Ships Cost Benefit Study, USDOT Channel Tunnel Freight Corridor Project-Transmark, North American Ports Model-Goldman Sachs, and Northeast Corridor Freight Market Study-UBS Painewebber.

Dr. Metcalf’s recent high speed rail projects include Northeast Corridor High Speed Rail Study, Detroit-Chicago EIS Tier 1 Demand Forecasting Study, Atlanta-Charlotte EIS Tier 1 Operations Planning, Hampton Roads High-Speed and Intercity Passenger Rail Vision Plan, Rocky Mountain High-Speed Rail Business Plan Study, Tri-State III High-Speed Rail Study, VIA Rail Feasibility Study and Business Plan, Minneapolis-Duluth/Superior High-Speed Restoration of Intercity Passenger Rail Service - Comprehensive Feasibility Study and Business Plan, Ohio and Lake Erie (Ohio Hub) Regional Rail System, Midwest Regional Rail System, Florida Intercity Passenger Rail Business Plan, Alberta High Speed Rail Investment Ridership Study.

Dr. Metcalf was Chair of the European Freight Movement Study Technical Committee that was carried out by the European Community (EEC) and a member of the Steering Committee for the EEC European Passenger Transport Study. Dr. Metcalf has completed studies for the Investment Banks, World and Asian Banks, as well as Federal and State governments across the US.

Education

PhD/1974/London University/ Transport Economics

B.S./1968/London University/ Economics

EMS TEAM

Key Personnel: Dr. Metcalf will be supported by two key individuals –

Dr. Edwin “Chip” Kraft, the Director of Transport Operations at TEMS brings more than 25 years of expertise in passenger and freight transportation planning systems. Dr. Kraft has led operational, logistics, financial and planning studies, as well as management system development projects. He is currently the lead developer for the CSX Railroad, Yard of the Future project. He will lead the transport operations planning work for water, truck, and railroad analysis.  Dr. Kraft’s projects include the Great Lakes Bulk Ships Cost Benefit Study, Great Lakes and St. Lawrence Seaway project, USDOT five corridor freight transportation analyses, Panama Canal Demand Study, and the Hamilton Ontario Container Port Study, the Yard of the Future for CSX Rail, SH 36A Corridor Study for Port Freeport. His high speed rail projects include Atlanta-Charlotte, Hampton Roads-Washington corridor, Northeast Corridor, Chicago-Twin Cities, and Florida Statewide High Speed Rail Study.

Education

PhD/1998/University of Pennsylvania/Systems EngineeringMS/1983/University of Pennsylvania/Civil Engineering

BS/1982/University of Pennsylvania/Civil and Urban Engineering / Economics

Dr. Yang He is Senior Transportation Analyst with TEMS' and leads the system modeling and analysis team. With more than 12 years’ experience, he has been involved in the development of the TEMS’ software development, in particular the development of the COMPASS™ passenger rail model.  He will be responsible for database development, traffic and revenue, and capacity analysis for the studies. Dr. Yang has also developed the latest versions of the GOODS™ model and its update to incorporate the latest Decision Choice models. Dr. He’s freight projects include the Great Lakes Bulk Ships Cost Benefit Study, Great Lakes and St. Lawrence Seaway project, USDOT five corridor freight transportation analysis, Panama Canal Demand Study and software, and the and SH 36A Corridor Study for Port Freeport. His high speed rail projects include Hampton Roads, Chicago-Detroit, Chicago-Twin Cities, Atlanta-Birmingham, Rocky Mountain High Speed Rail Study Business Plan, and Northeast Corridor High Speed Rail Study.

Education

PhD/2007/University of Arizona/Systems and Industrial Engineering (minor in Management Information Systems)

MS/2002/University of Arizona/Systems Engineering

BE/1998/University of Beijing/Engineering Management

6. Ameri Metro Organization and Operation

6.1

ARMT SET-UP OF OPERATION

ARMT and its wholly owned subsidiary Global Transportation and Infrastructure, Inc. are truly Pioneers of Global transportation and Infrastructure projects. Leading the world into better tomorrow by “CHANGING THE WAY YOU MOVE”.  As the US and World population is rapidly increasing and global Infrastructure is being surpassed in its ability to safely and adequately provide the effective transportation for sustainable economics. Infrastructure is becoming inadequate and dilapidated. Governing authorities’ ability to keep up with preventative maintenance and replacement is lacking funding. Studies have consistently shown that the development of Infrastructure permeates economics growth. Lacks of funding due to global financial crises have sent governments into restructuring their budgets and bail outs have further reduced the possibility for governmental funding.

ARMT management team has recognized the need for its knowhow and its ability to curb the financial burden on the governments and taxpayer alike.  ARMT has developed a sold global approach to lead the world into a better tomorrow by “CHANGING THE WAY YOU MOVE”.

BELOW-GRADE PARKING DECK
BASEMENT FLOOR:
UPDATED SKETCH_2: 01 November 2014

1st FLOOR:
Mixed-use + Administration Offices
UPDATED SKETCH_2: 01 November 2014

(17) Vice Presidents, Human Resources +
(9) General Managers + 228 staff personnel with
(14) small conference rooms =
271 people
UPDATED SKETCH_2: 01 November 2014

Ameri-Metro, Inc.

Corporate Office Complex

A new 5-story mixed-use office with over 250,000 square feet of leasable space including street-level cafe and retail, class-A office core above.

Ameri-Metro, Incorporated
development | architecture | planning | visualization | sustainability
03

Due to scale and complexity of infrastructure finance much thought has been given by ARMT to overall financial requirements, and the functionality of financial structure of ARMT operation.

ARMT has created the private finance and foundation for three profits entities:

1.

Alabama Toll Facilities, Inc. (ATFI)

2.

Hi Speed Rail Facilities, Inc. (HSRF)

3.

Hi Speed Rail Facilities Provider, Inc. (HSFP)

These three entities play a vital role in financing. The non-profits statues provides a vehicle to issue bonds and help secure Infrastructure projects non-profit has the discretion to turn over the Infrastructure projects to the state or the governing body having jurisdiction after it has successfully developed and paid for the projects.  However, in order to support the functionality of financial structure and manage the development of specific projects, sixteen for profit entities have been developed under ARMT umbrella:

1.

HSR Freight Line, Inc.

2.

HSR Passenger Services, Inc.

3.     HSR Technologies, Inc.

4.

HSR Logistics, Inc.

5.

KSJM International Airport, Inc.

6.

Port of Ostia, Inc.

7.

Port of De Claudius, Inc.

8.

Ameri Cement, Inc.

9.

Lord Chauffeurs LTD.

10.

Atlantic Energy & Utility Products, Inc.

11.

Penn Insurance Services LLC

12.

Cape Horn Abstracting

13.

Eastern Development & Design, Inc.

14.

Slater & West, Inc.

15.

Malibu Homes, Inc.

16.

HSRF Trust

1) HSR Freight line, Inc. This company will handle all services for use of track time and trains for Freight. And provide freight forwarding services.

2) HSR Passenger Services, Inc. This company will handle all ticketing booking, reservations food services. Hotel booking and car rentals booking services.

3) HSR Technologies, Inc.  This company will handle all build to suites and manufacturing of trains and rail tracks will be to sole provider of all fiber optics, telecommunication and all related technologies services including the equipment maintainers.

A.

Maintenance for train engines and rail cars and track through a maintenance agreement. And track maintenance.

B.

Total maintenance for all Industrial sites for assembly plants rail yards, train stations, train terminals, manufacturing plants, parts distribution centers, rail roads, rail crossings, rail yards, cargo terminals, parking lot, parking garages, hotel, motels, food and beverage vending machines, all retail shopping centers and sites. Office complexes and sites, and all on and off site improvements.

4) HSR Logistics, Inc. This company will handle all purchasing for all of the Company’s entities and also lease or buy all land for the Company’s use, moves machinery and equipment, operate all warehousing facilities at:

1) HSR Freight Line, Inc.

2) HSR Passenger Services, Inc.

3) HSR Technologies, Inc.

4) HSR Logistics, Inc.

5) KSJM International Airport, Inc.

6) Port of Ostia, Inc.

7) Port of De Claudius, Inc.

8) Ameri Cement, Inc.

9) Lord Chauffeurs LTD.

10) Atlantic Energy & Utility Products, Inc.

5) KSJM International Airport, Inc. This company is master airport facility, it will provide four types of airport terminals and one foreigner airline inspection service terminals:

a)

Passenger Terminals. Operated by KSJM International Airport, Inc.

b)     Air Cargo Terminals. Port of Ostia, Inc.

c)

Corporate Jet Center Terminal. Operated by Lord Chauffeurs LTD

d)

Foreigner Airline. FAA Inspections maintenance Service Terminals. Operated by KSJM

e)

International Airport, Inc.

6) Port Of Ostia, Inc. This company handles all foreign and domestic Air Cargo and sporting ground services such as freight forwarding services are provided by HSR Freight line, Inc. and air and ground logistics are provided by HSR Logistics, Inc.

7) Port of De Claudius, Inc. This company handles all foreign and domestic inbound outbound sea container inland port operation and warehouse distribution center.

8) Ameri Cement, Inc. This company handles all cement needs for building (357 miles four lane) Alabama Toll Road "ATFl”.

9) Lord Chauffeurs LID. This company operates all passenger ground transportation car service limo and taxi, as well as the corporate jet center.

10) Atlantic Energy & Utility Products, Inc. This company provides to all of above entities, electric, gas, water, sanitary sewer service, trash removal, cable TV, Dish network, internet service. Petroleum products and service will also be provided during and after construction, along with fuel services on the toll road, and all industrial and tech parks including the airport and inland ports and incoming and outgoing vessels.

11) Penn Insurance Services LLC. This company provides insurance service to all of about entities including the transportation division, homeowners insurance and risk management services for inbound outbound cargo.

12) Cape Horn Abstracting. This company provides all-land title examination services for all of the above entities to insure against any pre closing and post-closing claims of ownership or deed restriction.

13) Eastern Development & Design, Inc. This company provides all civil engineering and architectural service with very strong cost control measures in place eliminating engineering and architectural cost over runs. And services are fixed prices and about 16 of cost saving over traditional service provider.

14) Slater & West, Inc. This company provides contract administration services and handles all work force

HR matters, also provides background checks and provides lose prevention services, vendor invoice against goods and service provider verification services to clear invoice for payment.

15) Malibu Homes, Inc. This company provides residential home building services.

16) HSRF Trust. This company is statuary trust administrator private and public funds and safeguards the bondholder's interest. No money moves to any parties without trust authorization.

The Market

The Company believes that the United States suffers from an overburdened transportation infrastructure and that a fundamental overhaul of the dilapidated national transportation structure is needed according to Society of Civil Engineering reports (http://www.infrastructurereportcard.org/ ). The Company anticipates that it will be able to assist in this “fundamental overhaul” by providing both the hands-on expertise and investment resources to establish an intermodal grid comprised of transportation and support services extending to urban and outlying areas alike.

The infrastructure experts believe that there is a compelling need to revitalize America’s transportation infrastructure. As all levels of government are facing increasing economic crisis, the Company anticipates that such revitalization will be the result of public-private partnerships and alliances to create the basis for developing such an infrastructure. Organizations, such as the Company, are accordingly poised to play a significant role in the redevelopment and improvement of the nation’s transportation infrastructure.

The 2009 David R. Goode National Transportation Policy Conference held at the Miller Center of Public Affairs at the University of Virginia, outlined the compelling need to revitalize America’s transportation infrastructure and recommended that “Public private partnerships need to emerge from the laboratory of pilot programs to play a much larger role as a core element of America’s transport investment strategy.” Organizations, such as the Company, are accordingly poised to play a significant role in the redevelopment and improvement of the nation’s transportation infrastructure. The same transportation conference also noted that, “Lacking a coherent vision for our transportation future and chronically short of resources, we defer new investments, fail to plan, and allow existing systems to fall into disrepair. This shortsightedness and under investment—at the planning level and on our nation’s roads, rails, airports and waterways—costs the country dearly. It compromises our productivity and ability to compete internationally; transportation users pay for the system’s inefficiencies in lost time, money and safety. Rural areas are cut off from economic opportunities and even urbanites suffer from inadequate public transportation options. Meanwhile, transportation-related pollution exacts a heavy toll on our environment and public health.”

Furthermore, the conference report was equally insistent on the need for private sector funding. In “Recommendation 8: Connecting the Dots,” the co-chairs wrote: “Resolving the controversy over private equity contributions to the transport system is essential to meet the nation’s pressing transportation challenges, as is recognizing the appropriate role of public-private partnerships (PPPs) in taking on those challenges.” They added, “PPPs need to emerge from the laboratory of pilot programs to play a much larger role as a core element of America’s transport investment strategy.”

To resolve this crisis will require a massive infusion of capital. The National Surface Transportation Infrastructure Financing Commission, in its 2009 report Paying Our Way estimates the total shortfall between what is required and what is available, at all levels of government, just for maintaining the current system range from $134 billion to $194 billion per year for the period 2008 to 2035. If the goal is to improve existing transportation systems, the shortfall is even larger: $189–$262 billion per year over the same time period.

The main problem is that the funds to either maintain or improve existing transportation systems are simply not available from traditional sources. Taxpayers at all levels of government are loath to support any tax increases for infrastructure projects. New transportation systems are frequently discussed at all levels of government but the public funding for implementing such plans is usually non-existent.

The Company has met recently with Appalachian Regional Commission. Their region consists of 420 counties in 13 states, serving more than 25 million people. See Exhibit 10.17. Political pressure is increasing to find alternate transportation systems as the price of gas and environmental risk of drilling and using petroleum products rises. Highway maintenance is increasingly expensive as the price of materials and labor increases.  Highway congestion is an increasing urban problem. The Company presented a project as a total package thereby providing the municipalities with the complete overview and relieving it of the time and costs involved in studying the proposal, seeking pricing information and projecting results. In addition, the Company believes that it may be able to effect economies of scale by purchasing new and renovating existing equipment and facilities on an integrated regional basis rather than in fractured individual areas or small municipalities.  The project also creates many jobs in the areas that the facilities are located in.

The Non-Profit High speed Rail Facilities Inc., has been identified in House Resolution 948 of the 2016 Georgia Legislative Session. High speed rail will connect freight and passenger services from Georgia to Alabama and throughout Georgia. See Exhibit 10.14

The Company has met recently with Port of Freeport and Brazoria-Fort Bend Rail District, herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44, to expand the port operations along with passenger and freight rail. "Forecasts from the Texas Comptroller of Public Accounts predict that the U.S. and Texas economies will rebound from the current recession (in terms of GSP and GDP), and grow at 2.6 percent and 3.37 percent, respectively, on average, per year between 2010 and 2035.  An efficient and well-maintained transportation system is vital to the state‘s ability to remain economically competitive at home and abroad."

Boeing is expected to introduce 34,000 new airplanes in the next 15 years. See herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44TEMS, consultants to the Company, has met recently with authorities in Texas concerning a freight airport.

Philadelphia, PA – “Governor Tom Wolf today announced his strategic plan for sustained management, maintenance, and development of the Port of Philadelphia”. The governor emphasized his key priorities of investing in infrastructure, creating jobs, and keeping Pennsylvania economically competitive. See herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44. The Company has been in discussions with elected officials concerning expansion of the port.

Michigan – Coast to Coast Passenger Rail Ridership and Cost Estimate Study, prepared by TEMS, consultants to the Company, is ready for design build upon funding being available. See herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44.

The New York - Washington Corridor is the highest ranking corridor in the US and is the only corridor that could be developed without or only limited government funds, according to a feasibility study prepared by TEMS, consultants to the Company. See herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44. As such, the corridor provides an operating cash flow that can pay back the 35 Billion capital cost from the fare box.

High Speed Rail Technologies Inc. to provide technology services of intellectual property use for the Company operations.  That will include composite rebar manufacturing plant and product for the Alabama Toll Way Facility and rail car technology for DMU (Diesel Multi Unit Technology) along with composite rail road ties. See herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44.

TEMS- Transportation Economics Management Systems, identified projects for the Company focus as part of the growth strategy. See herein incorporated by reference from the Form 8-K, dated 05/12/2016, as described in Exhibit 10.12 thru 10.44.

The Company is facing solid growth for next 20 years or more. According to “McKinsey Global Institute- The McKinsey Infrastructure Practice Report- January 2013; confirms that 57 to 67 trillion dollars of investment is need for infrastructure from 2013 to 2030. Due to robust infrastructure market and a tremendous back log of infrastructure projects on hand, along with anticipated projects identified by the Company’s infrastructure projects consultants; TEMS, Inc. Management believes that market conditions warrants that the company reconsider its capital structure and in September 2014 it has amended its Certificate of Incorporation increase its authorized shares. Market conditions were further supported by “The Boeing Current Market Outlook 2012-2013 report” which shows an 80 % growth over next 20 years for cargo fleet.

Entry of the Company into the Market

The Company anticipates that it can offer a comprehensive, innovative approach to resolving the nation’s transportation crisis. And it proposes doing so without the necessity of the government increasing taxes at any level, or in any manner. In short, the Company suggests replacing public financing with private funding.

The primary competitive barrier most companies face in attempting to impact the nation’s infrastructure crisis is that they approach the overall problem in disparate segments. For example, one provider proposes building railroad cars, while another proposes laying tracks. A third is interested in depots, while a fourth focuses on accommodations. None bring a comprehensive plan for full-funding to the mix. On the other hand, the Company takes an intermodal approach to providing seamless service with a scale of economy. For example the high-speed rail plan will utilize existing rail rights-of-way to connect several metropolitan areas and states serving expanding populations.

The Company through related parties also foresees pursuing joint ventures with other industries related to the transportation industry. For example, HSR Technologies it is currently finalizing an arrangement with a major manufacturer of certain materials used in the construction of highways and other transportation systems. The discussions contemplate a two-fold transaction by which the Company would initially buy the manufacturing plant and then subsequently purchase the remaining non-cash assets of the company.

Competition

The Company may face significant competition from other companies that may be developing competing transportation systems.  The Company will, however, face competition in the allocation of monetary resources from governmental agencies, at the local, regional, state and federal levels. The Company believes that government agencies will strongly endorse its proposed plan for high-speed regional rail systems, but believes that, given the economic environment, there may be few or no funds available for such development.

Nevertheless, as an example, traditionally significant competition generally exists in the industry, from government agencies and entities. Due to the federal budgetary constraints, henceforth any completion would come from private or public entities. On the heels of the Department of Transportation’s recent request for high-speed rail proposals, its Federal Railroad Administration received 132 applications from 32 states totaling $8.8 billion. That was more than three times the $2.4 billion available. During the first round of awards in the fall of 2009, applicants submitted more than $55 billion in project proposals. That was nearly six times the initial $8 billion available from the American Recovery and Reinvestment Act. Unfortunately, due to federal budgetary setbacks, as of 2016, very little of this has come to fruition.

Trading Market

While there currently is no market for the shares, a market maker has filed the initial Form 15c2-11 with FINRA.

Employees

In addition to the Chief Executive Officer, the Company has a few paid employees and approximately twenty six other persons who are working on behalf of the Company to assist in the development of its initial high-speed rail project. None of these people currently receive salaries or other compensation. Certain employee’s salaries are being accrued. The Company has also issued stock to employees for their consulting and professional services. At the time the Company launches its planned IPO, the Company will pay these employees.

Subsidiaries

The Company has one subsidiary, Global Transportation & Infrastructure Inc. (“GTI”) incorporated in the state of Delaware. GTI is a wholly owned subsidiary of the Company.  The Company owns 25% of each of the companies listed in the section “Related Companies”.

Reports to Security Holders

The Company is a reporting company pursuant to the Securities Exchange Act of 1934 and files with the Securities and Exchange Commission quarterly, annual, periodic and other reports.  The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests.  The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001534155.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The Company was incorporated in the State of Delaware and merged with ARMT 2010 on June 12, 2012.  References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to financial statements of the Company.

Discussion of Period Ended July 31, 2016

For the year ended July 31, 2016, the Company had total operating expenses of $7,778,084 and a net loss of $7,791,722.

Related Party Note

As of July 31, 2016, $960,967 is due to the majority shareholder (2015 – $528,552), of which $508,531 is unsecured, non-interest bearing, and due on demand and $11,829 is past due with an interest rate of 3%, $57,767 is due December 31, 2016, with an interest rate of 3%, $95,600 was due on October 26, 2016 with an interest rate of 2%, and $107,240 is due on March 1, 2017 with an interest rate of 7% and $180,000 is due on demand, with an interest rate of 4%.  At July 31, 2016, accrued interest on this loan is $14,068 (2015 - $506).

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Since its incorporation, the Company has developed its business plan, appointed officers and directors, engaged initial project consultants and entered into negotiations and contracts for related and ancillary business. The Company is in the process of developing proposals for high-speed rail service.

From conception to present ARMT (the “Company”) has contractually secured the Alabama Toll Project with Alabama Toll Facilities Inc.

•

Currently in a design phase for road and bridges.

•

Multi-Unit rail cars.

•

Secured the technology to manufacture railroad ties.

•

Relco for manufacturing train sets PRIVATE  LABEL "AMERI METRO " TRAIN SETS BUILD IN AMERICA BY AMERICAN COMPANY

•

Secured the technology to manufacture composite Rebar. (C RB).

•

Secured NASDAQ Trading symbol “ARMT”

•

Successfully Merged with public company

•

Secured the technology to manufacture composite debar.

Company is engaged in development of transportation complex which consist of toll road, inland port and airport.

1.

Toll road secured the construction contract to build 357 miles of toll road (ATFI).

2.

Design built inland port called Port De Claudius.

3.

Design built airport called Sarah Jewel Mathias International Airport (KSJM).

4.

Design built air cargo port called Port of Ostia.

5.

Design built railroad and train stations.

Since its inception, the Company has engaged Eastern Development and Design (ED&D) to do all the civil engineering work for the toll road, Port De Claudius, KSJM and Port of Ostia. ED&D is an experienced civil engineering company that has been operating since 1993. The Company has, via ED&D, engaged Armstrong

Consulting Inc., for the airport engineering and planning. Armstrong Consulting Inc. is an experienced airport planning and engineer design company. It will engineer and design standards from FAA AC150/5300-13 airport design and FAR PART 77. The Company has approached Boeing Aircraft Manufacturer to help launch air cargo operation at KSJM and Port of Ostia. Boeing has indicated that the Company should move forward with its business plan. The Company has engaged HSR Technologies/Relco to provide exclusive use of DMU rail technologies and use its know-how for manufacturing of train sets meeting the 49 CFR Part 238 compliant DMU in current venue service that meets or exceeds new Federal Rail Administration (FRA) and America Public Transportation Association (APTA) structural safety specification. Relco is a fifty year old company and has provided services for Union Pacific, CSXT, VNSF, KCS, CN and numerous others. The Company will build seventeen hundred miles of railroad tracks in parallel with ATFI. The Company will build four tracks north and south bound, two tracks for passengers’ services and two tracks for freight. The Company has engaged Volkmann Railroad Builders to construct the design built railroad. Volkmann is a thirty five year old company that has built railroads for NASA, the mining industry, oil and gas exploration and freight carriers. The Company has engaged consultants such as Transportation Economics Management System Inc. (TEMS). TEMS is a global transportation consulting firm. It is responsible for the transportation planning and system analysis, which includes the development of the passenger and freight forecasting models. The Company has engaged with Inchcape Shipping Services (ISS) to manage and act as port agent at Port Claudius and Port Of Ostia. ISS is a global operation from 65 counties, six hundred ports that directs traffic from sea and air cargo to and from the ports. They have been in business since 1875. The Company has engaged NP&G Innovations Inc. to manufacturer railroad ties for the company. NP&G is the original inventors of green technology railroad ties.

The Company has engaged HRS Technologies/Marshalls Composite Technologies LLC (MCT) to manufacture the composite rebar. MCT is the original developer of technology of the composite rebar. The Company will need approximately four hundred million linear feet of composite rebar to be use in building ATFI.

Project financing via bond

There are four non-profiting organizations:

1.

ATFI

2.

High Speed Rail Facilities Inc.

3.

High Speed Rail Facilities Provider Inc.

4.

Global Infrastructure Finance & Development Authority

High-Speed Rail Facilities, Inc. and High-Speed Rail Facilities Provider, Inc. take a comprehensive, intermodal approach to resolving the nation’s transportation crisis. And they propose doing so without the necessity of increasing taxes at any level, or in any manner. In short, they replace pubic financing with private funding.

High-Speed Rail Facilities, Inc. and High-Speed Rail Facilities Provider, Inc. are prepared to assume a “much larger role” with the Company. Having brought together the necessary technical and industrial components to begin work immediately, the Company need not engage in costly, time-consuming “pilot programs.” Our team of experts is prepared to move expeditiously forward on the widest variety of fronts, from site selection, to trainset construction, to building cooperative ventures with ancillary components of the transportation and accommodation industries nationwide. The Company takes an intermodal approach to providing seamless service with a scale of economy. Specifically, the Company’s paradigm anticipates a fundamental change in the manner in which passenger rail service will be provided. The high-speed rail plan will utilize existing rail rights-of-way to connect several metropolitan areas and states serving expanding populations. The major elements of the plan would include:

•

Use of existing rail rights-of-way to connect rural, small urban and major metropolitan areas;

•

Operation of a "hub-and-spoke" passenger rail system providing service to and through one or more major hubs to locations throughout the United States;

•

Introduction of modern trail equipment operating at speeds up to 110 mph;

•

Provision of multi-modal connections to improve system access;

•     Improvement in reliability and on-time performance;

•

Development or expansion of a feeder bus system linking outlying areas to railroad stations;

•

Acquiring new train equipment including train sets, including spares;

•

Communications Systems, and grade-crossing improvements;

•

Construction or improvement of railroad grade crossings and passenger stations. High-Speed Rail Facilities, Inc. and The High-Speed Rail Facilities Provider, Inc. are currently finalizing an arrangement with the Company.

The Company amended its Certificate of Incorporation to change its existing authorized preferred and common shares from the current shares to the following:

Preferred Shares: 200,000,000 (Two hundred Million) par value .000001.

Class “A” 7,000,000 (Seven  Million Class “A” common shares) these shares have 1000 : 1 voting right compared to all other Class of shares and have equal dividend rights as all other Class of  shares, par value .000001.

Class “B” 4,000,000,000 (Four Billion Class “B” common shares) with voting and dividend rights, par value .000001.

Special purpose share:

As described below the class C and class D shares are special purpose shares in addition to purposes stated below company intend to utilize mechanism to purchase private actives and infrastructure bonds.

Certificate of Amendment of Certificate of Incorporation of ARMT dated September 14, 2014 with the State of Delaware, Secretary of State, Division of Corporations, Under Article Four declares the following:

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

            The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A.                 The number of shares constituting that series and the distinctive designation of that series;

B.                 The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

C.                 Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D.                Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E.                 Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F.                 Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and, if so, the terms and amount of such sinking fund;

G.                The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H.                Any other relative rights, preferences and limitations of that series.

This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Class “C” a/k/a Equity Participation Dividend Shares “EPDS” 4,000,000,000 (Four Billion Class “C” common shares) with no voting rights but with dividend rights, par value $.000001. Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

Class “D” a/k/a Equity Participation Shares “EPS”4,000,000,000 (Four Billion Class “D” common shares) with no voting rights and no dividend rights, par value $.000001. Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A.

The number of shares constituting that series and the distinctive designation of that series;

B.

The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the  relative rights of priority, if any, of payment of dividends on shares of that series;

C.

Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D.

Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E.   Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F.

Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and , if so, the terms and amount of such sinking fund;

G.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

            H.  Any other relative rights, preferences and limitations of that series.

1.

This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2.

All other provisions of the Certificate of Incorporation shall remain in full force and effect.

 Issuing of Class “C” shares: Company for the purpose of the offering anticipates issuing of   Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shares.

Company anticipates that it will issue shares to purchasing goods and services for ARMT; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects. Collectively called the investment activities  The Company has entered into an Agreement with HSRF Trust, a statutory as asset manager for fee HSRF Trust will hold shares for the company and will release to the market per the direction of the company.

Dividend payment policy: ARMT anticipate 23% of the  net profits  from the activities  of investment by  issuing of  class “C” a/k/a equity participation dividend shares “EPDS” shares. Upon issuing of shares for the following purpose: Shares are serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate. Issuing of such shares is called the investment activities.

Upon issuing of shares for the above purpose ARMT anticipate 23% of the net profits from the investment activities. Company will set aside 16% of the 23% net profits to the benefit of the Class “C” shareholders AND retain 7% onto itself AND 6% of the 16% will be held for future investments for the “EPDS” shareholders and 10% will be distributed as dividend to Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shareholders.  Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shareholders will receive 10% profit sharing from 6% investment pool over time.

  Voting rights: Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shares have no voting rights

ARMT Class "C" Shares Illustration
Revenue over 30 years off typical $5 Bill project in ARMT pipeline		$27,000,000,000
Class C shares Purchased		$5,000,000,000
Bonds purchased		$5,000,000,000

Est. Net profit of REV for 30 yrs.	7%	$1,890,000,000

ARMT lic agreement percentage 25% of gross rev		$472,500,000
Net profit off project		$1,417,500,000
77% paid to supporting entities that constructed project for ARMT		$1,091,475,000
23% 0f Net profit for Class C Shareholders and ARMT		$326,025,000
Dividend to Class C Shareholders @ 2.75% over 30 years		$4,125,000,000
23% Net Profit breakdown
16% 0f the 23% Net profit for benefit of Class C Shareholder and ARMT	69% of net profit	$224,957,250
ARMT 7% of 23% Net profits	31% of net profit	$101,067,750
Class C Shareholders profit sharing is 10% of 16%	63% net profit for benefit	$141,723,068
6 % of 16% profit sharing is held for reinvestment	37% net profit for benefit	$83,234,183
Earnings on remaining 6% @ 5% growth over 30 years		$87,395,892
10% Class C Shareholders Distribution of earnings and growth over 30 years		$8,739,589
90% of earnings and growth held for protection of investors		$78,656,302

	Class C ROI	4,275,462,657
	Principal	5,000,000,000

	Class C distributions over 30 years	9,275,462,657

	over 30 years accumulated	185.51%
	per year over 30 years	6.18%

	ARMT return	$573,567,750
	over 30 years accumulated	11.47%
		0.38%

	Retainage Fund	$78,656,302

Issuing of Class “D” shares: Class “D” a/k/a Equity Participation Shares “EPS” “D” common shares):Company for the purpose of the offering anticipates issuing of   Class “D” a/k/a Equity Participation Shares “EPS”a/k/a Equity Participation Dividend Shares “EPS” shares.

Company anticipates that it will issue shares to purchasing goods and services for ARMT; for engaging in longterm and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; The Company has entered into an Agreement with HSRF Trust, a statutory as asset manager for fee. HSRF Trust will hold shares for the company and will release to the market per the direction of the Company.

ARMT Class "D" Shares Illustration
Revenue over 30 years off typical $5 Bill project in ARMT pipeline				$27,000,000,000
Class D shares Purchased				$5,000,000,000
Bonds purchased				$5,000,000,000

	Est Net profit of REV for 30 yrs.		7%	$1,890,000,000

ARMT lic agreement percentage 25% of gross rev				$472,500,000
Net profit off project				$1,417,500,000
70% paid to supporting entities that constructed project for ARMT				$992,250,000
30% 0f Net profit for Class D Shareholders and ARMT				$425,250,000
30 % Net Profit breakdown
23% 0f the 30 % Net profit for benefit of Class D Shareholder		77% of net profit		$327,442,500
ARMT 7% of 30 % Net profits		23 % of net profit		$97,807,500

			Class D ROI	327,442,500
			Principal	5,000,000,000

		Class D distributions over 30 years		5,327,442,500

		over 30 years accumulated		106.55%
		per year over 30 years		3.55%

			ARMT return	$570,307,500
		over 30 years accumulated		11.41%
				0.38%
Note: Class D Shareholders will enjoy 100% of growth on their 23% of net profits

Dividend Payment Policy: ARMT anticipate Issuing of Class “D” shares will yield 30% of the net profits from the investment activities.  Company will set aside 23% of net profits to the benefit of the Class “D” shareholders.And retain 7% of 30 % onto itself and 23% will be held for future investments for the shareholder, 23% reserves from the activities of investment held for future investments for the shareholder is equity appreciation.

Voting rights: shares : Class “D” a/k/a Equity Participation Shares “EPS” (“D” common shares)  shares haveno voting rights and no dividend rights 30% of the net profits from the activities of investment held for future investments  for the shareholder is equity appreciation as described above the class C and class D shares are special purposes shares in addition to purposes stated above company intend to utilize mechanism to issues shares to accredited investors the proceeds from the sale of class C and or class D shares will be used to purchase private activities and public infrastructure bonds.  Company’s recent 8K filing shows that $509 billion dollars in parallel infrastructure bonds on record.

For example:

Shares are serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible itemsfor current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate. Issuing of such shares is called the investment activities.

Issuing of Class “C” shares a/k/a Equity Participation Dividend Shares “EPDS” shares. Company may issues service of class C shares with project pacific designation in the offering memorandum or prospectus. Under the Dividend payment policy the net profits from the joint venture investment activities in the bond will pay 2.75 % annual (Annual rate to be set by the company in the class C memorandum(s) of offering or prospectus(s)   payable every 90 days to the project pacific class C series of shares to the investors

 In addition to the joint venture benefits, company will set aside 16% of the 23% net profits to the benefit of the Class “C” shareholders. AND retain 7% onto itself AND 6% of the 16% will be held for future investments for the “EPDS” shareholders and 10% will be distributed as dividend to Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shareholders in addition to receiving dividend form the set aside 16% of the 23%  net profits to the benefit of the Class “C” shareholders.

And Stock redemption policy for class C and D:

As noted above class C and D share are referred to as Special purpose shares in the event the shares are used to purchase privet actives and public infrastructures bonds or ancillary development bonds shares are retired and surrender to the company at same time as the retirements of the bonds. The redemption clause will be set in memorandum or offering documents.

Issuance of Bonds and benefit to the Company:

a.

Benefit to the company is that its customer is funded by the bond and the company will not have to carry the debt to finance the project. Therefore, the payment for its work is guaranteed.

b.

Company anticipates to purchase bonds with class C and D share sales. There are 506 billion dollars of bonds that are available for purchase.  Assuming Company executes on its vision, to purchase the bonds and that said bonds having an interest rate of 3% annually, the Company offers the return to the class C and D shareholders.  The interest distribution being 2.75 % to Class C and D shareholders and .25% to the Company, together with other distribution clauses as stated above.  The company will own the bonds reflecting on its financial statements as cash flow/assets. In essence the potential $509 billion dollars’ worth of assets will be available to the Company, in exchange for the class C and D shares.

Infrastructure Market:

Globally, according to the McKinsey report, there is a $57 Trillion dollar market in infrastructure.  In the last10 years the USA has fallen to the 17th ranking in the world as opposed to number one. The Bond Markets are strong for infrastructure projects, as states continue to look for PPP (Private Public Partnerships) to finance projects.  Company has positioned itself to bridge the gap.

Other Related Party Agreements

Shah Mathias, Founder of the Company, has established a series of corporations with which to effect the transactions and development of the projects envisioned by the Company including the Port Trajan Facility, high speed rail projects and the Alabama Toll Road.  The Company has envisioned long-range ideas and plans todevelop currently undeveloped areas through which the planned Alabama toll road will traverse. These plans include the development of an airport, sea shipping port and a high speed rail line.

Although these companies are not subsidiaries of the Company, they are related companies as they are allunder common control of Mr. Mathias.  Mr. Mathias has established these companies to basically serve as subcontractors for the operations of the planned transportation systems.

None of these companies has any operations or any revenues. Mr. Mathias (as president of each of these companies) has executed contracts between several of these companies and the Company. In each of thesecompanies, Shah Mathias is the president and chief executive officer. No other officers or directors exist in any of these related companies. The Company owns 25% of each of the companies with the remaining ownership held directly or indirectly by Mr. Mathias.

1) HSR Freight line, Inc. Designed to handle all services for use of track time and trains for freight and freight forwarding services.

2) HSR Passenger Services, Inc. Designed to handle rail ticketing booking, reservations, and food services.

3) HSR Technologies, Inc. Designed to handle all building of suites and manufacturing of trains and rail tracks and provide fiber optics, telecommunications, and related technologies services.

4) HSR Logistics, Inc. Designed to handle all purchasing functions.

5) KSJM International Airport, Inc. Designed to eventually create an airport facility in inland Alabama

6) Port Of Ostia, Inc. Designed to handle all air cargo if and when an airport facility is created.

7) Port of De Claudius, Inc. Designed to handle sea container and port operations.

 8) AMERI Cement, Inc. Designed to handle cement needs for building Alabama toll road.

9) Lord Chauffeurs LTD: Designed to operate all passenger ground transportation.

10) Atlantic Energy & Utility Products, Inc. Designed to provide utility and maintenance service to above entities.

11) Penn Insurance Services LLC. Designed to provide insurance service to above entities.

12) Cape Horn Abstracting, Co. Designed to land title examination services.

13) Eastern Development & Design, Inc.  Designed to provide all civil engineering and architectural service.

14) Slater & West, Inc.  Designed to handle contract administration services and work force H R matters.

15) Malibu Homes, Inc. Designed to establish residential home building services.

16) Platinum Media, Inc. Designed to provide all media related services.

The Company has entered into Letter of Intents with several of the above related companies for its futureprojects. On January 13, 2013 the Company entered into a Letter of Intent, which was later turned into an agreement, with a related party.  The purpose being that the Company is contracting services for the build out of the Port Trajan 5 Terminals.

The following discussion is contingent on subsequent financing being obtained.

On August 8, 2016, Company entered into a Material Definitive Agreement for construction (“Construction Agreement”) with Port De Claudius, Inc. (“PDC”). Pursuant to the Construction Agreement, the Company shall perform all tasks and actions required to develop and construct the Port Trajan Pa. commercial properties (the “Project”) and to secure the first and future phases of the financing applicable to the design, planning, engineering, and related soft and hard costs of the construction of the Project. Pursuant to the Construction Agreement, the specifications, designs, construction standards, subcontractor agreements, insurance requirements, hiring and employment policies and similar items shall be developed by the Company, subject to approval by PDC. The Company shall assure that the Project is constructed according to specifications and requirements imposed by the Pennsylvania Department of Transportation (PADOT) and the Federal Highway Administration. The Company shall supervise all phases of the construction of the Project, and it shall be responsible to PDC for all acts or omissions of its employees, subcontractors, agents, consultants and other parties under its control. The Company shall be responsible for assuring that the construction of the Project is performed in a good and workmanlike manner and in accordance with the highest standards of care for the industry.

The Project consists of two phases, phase one closing to take place on or before September 21, 2016 (“Phase One”) and phase two to take place on or before August 31, 2017. Phase One consists of land purchase andonsite /off site improvement and its estimated cost, for both phases, is Two Billion Dollars ($2,000,000 ,000), at cost plus forty percent (40%), plus two percent (2%) for the increase in inflation regardless of the cost to the Company to perform the required services. In no event will the profit to the Company from the amount paid by PDC be less than Eight Hundred Million Dollars ($800,000,000). A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One.

On September 11, 2016, the Company entered into an agreement of sale and or assignment of assets in Phase One (the “Sale Agreement”) with Jewel's Real-Estate 10-86 Master LLLP (the “Seller”), Global Infrastructure Finance & Development Authority, Inc., division of Hi Speed Rail Facilities Inc. (the “Financier”), PDC, and HSRF Statutory Trust as Trustee (the "Trustee"), as dictated by the Construction Agreement. The Sale Agreement was thereafter amended on September 13, 2016, in order to change the closing date of the transaction to October 14, 2016. Pursuant to the Sale Agreement, the Company and the Seller shall sell and assign all rights, title and interest in and to any contractual agreements to PDC on completion of Phase One, as governed by the Construction Agreement. The cost of Phase One is $950,000,000. The net Phase One revenue to the Company is $66,719,514

On September 21, 2016, the closing of the transaction took place.

Going Concern

The Company has negative working capital and has not yet received revenues from sales of products or services. The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.

Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

The Company believes that the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements:

Use of Estimates

            The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

           The Company has yet to realize significant revenues from operations. The Company recognizes revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is collection is reasonably assured.

Share-based payments

The Company may issue shares of common stock to employees and non-employees for services.  Stock based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.

The Company will estimate the fair value of stock options and warrants using the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options that have no vesting restrictions and are fully transferable.  This model requires the input of subjective assumptions, including the expected price volatility of the underlying stock and the expected life of stock options.  Projected data related to the expected volatility of stock options is based on the average volatility of the trading prices of comparable companies and the expected life of stock options is based upon the average term and vesting schedules of the options.  Changes in these subjective assumptions can materially affect the fair value of the estimate, and therefore the existing valuation models do not provide a precise measure of the fair value of our stock options and warrants.

The Company will estimate the fair value of shares of common stock issued for services based on the price of shares of the Company’s common stock sold in contemporaneous private placements of offerings on the date shares are granted.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Discussion for the Fiscal Years Ended July 31, 2016 and 2015

Total assets of the Company were $41,023 as at July 31, 2016 as compared to total assets of $2,101 as at July 31, 2015.  Total current assets at July 31, 2016 was $35,838 as compared to current assets of $nil as at July 31, 2015.

Total operating expenses increased to $7,778,084 for the fiscal year ended July 31, 2016 from $5,228,813 for the fiscal year ended July 31, 2015.  The increase was due to additional accrual of directors’ fees and officer payroll and increases in professional fees during the year ended July 31, 2016. Loss from operations was $7,778,084 for the fiscal year ended July 31, 2016 compared to $5,228,813 for the fiscal year ended July 31, 2015.

Liquidity: The Company has no continuous methods of generating cash other than the sale of its stock.

Capital Resources: The Company did not incur any capital expenditures other than the purchase of office supplies and computer equipment.

Results of Operations: The Company completed no sales and received no revenues since inception other than from the sale of its securities. The Company does not anticipate that it will generate revenue sufficient to cover its operating expenses until the development of its business plan. As at July 31, 2016, the Company has a working capital deficiency of $16,319,435 and has accumulated losses of $21,850,223 since inception. The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern.

DESCRIPTION OF PROPERTY

The Company’s offices are located at 2575 Eastern Blvd. York, Pennsylvania 17402. Its telephone number is (717) 434-0668. The Company has moved into these offices in February 2014.

LEGAL PROCEEDINGS

There are no threatened or pending legal actions against the Company or any of its directors / officers.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers as of November 1, 2016:

Name	Age	Position	Commencement Date
Debra Mathias	58	Director, CEO	21-Apr-14
James Becker	55	Director, President	2-Oct-14
Steve Trout	58	Director, Secretary/Treasurer	12-Jun-12
Shahjahan C. Mathias	50	Director	12-Jun-12
Donald E. (“Nick”) Williams, Jr.	58	Director	12-Jun-12
Keith A. Doyle	56	Director	12-Jun-12
Robert Todd Reynold	55	Director	29-May-14
Suhail Matthias	57	Director	1-Sep-12
James Kingsborough	60	Director	19-May-14
J. Harold Hatchett III	55	Director, CFO	4-Aug-15
Ron Silberstein	59	Director, COO	4-Aug-15
John Thompson	70	Director, General Counsel	4-Aug-15
Robert Choiniere	61	Director (Independent)	19-Oct-16
Bryan Elicker	55	Director (Independent)	19-Oct-16
Joseph Hackett	61	Director (Independent)	19-Oct-16

Shah Mathias, Founder / Head of - Merger & Acquisitions A New Business Development.  Mr. Mathias has an extensive background in real estate and property development. Beginning in 1988, Mr. Mathias commenced his career in real estate with the personal acquisition and like-kind exchange sales of investment property. In 1992, Mr. Mathias started a mortgage-banking corporation underwriting loans under his own name and selling such loans on the open market. By 2000, Mr. Mathias’ company had underwritten more than $1 billion in loans. In 2002, Mr. Mathias started Penndel Land Co., a real estate company which now has substantial assets and property. Mr. Mathias received his education at Penn State Institute of Technology.

Debra A Mathias: Chief Executive Officer, Chairman and Director. Ms. Mathias has worked along with Mr. Mathias since 1986 and had held key executive positions in several of the companies over the years, including Mortgage-Banking, Civil Engineering, Title insurance company Land Development Company, Administrative andRegulatory compliance department. Since 2010.  Ms. Mathias has worked behind the scenes for ARMT’s Regulatory compliance division, the merger of Yellowwood Acquisitions and ARMT and addressing comments with SEC regulatory compliance department to bring the S1 registration statement effective.

James Becker, President and a Director. Mr. Becker is an experienced entrepreneur in the Pennsylvania area. In 1990, Mr. Becker purchased a partnership in a family style restaurant and in 1992 bought out his partner and added additional seating capacity. In 1997, he purchased a second restaurant and later sold both. In 2004, Mr. Becker became Vice President of Sales for Yorktowne Casket Company, a 14 state independent casket distributor company, where he managed the 34 sales representatives and oversaw its continued sales force. In 2007, Yorktowne Casket was sold to Matthews International.  Mr. Becker currently serves as a Regional Sales Manager for Matthews International where he manages an eight member sales force and personal accounts totaling $21 million in annual sales.  Mr. Becker brings his business knowledge and financial and personnel management skills to the Company.

Steve Trout, Secretary/Treasurer and a director. Mr. Trout has extensive experience in sales and marketing. Since 1997, he has handled all inside sales for Military and Commercial Fasteners Corporation, York, Pennsylvania. Prior to his employment with that company, Mr. Trout served as sales representative to several companies including MetLife and Dauphin Electric Supplies Co., both in Pennsylvania. Through his career Mr. Trout, has held account responsibility for over one hundred industrial accounts and increased sales to assigned industrial accounts substantially; prospected for and added new accounts and planned sales strategies for target accounts. Mr. Trout served as vice-chairman of Customer Service Committee, evaluated suggestions from coworkers and customers, created customer service survey and conducted interviews, compiled survey results and presented proposed improvements to company management. Mr. Trout received his M.B.A. degree from Syracuse University and his Bachelor of Business Administration from Pennsylvania State University.  Mr. Trout's business education and business experience provide the Company with a depth of expertise and business skills.

Shahjahan C. ("Chuck") Mathias, Executive Vice President and a director. Mr. Chuck Mathias is a recognized authority in the marketing of electrical utility power backup systems, with a long history of working with nuclear power generation facilities, communications companies, large data centers and manufacturers of Uninterruptible Power Systems (UPS). Currently the Director of OEM Sales for C&D Technologies, he is responsible for having secured a $27 million contract with the government for the Minuteman Missile Launch System and increasing sales from $69 million to $83 million in a single 15-month period. In his earlier position as Utility Marketing Manager for Exide Corporation/EnerSys, Mr. Mathias was the Team Leader supporting government contract interface with the Air Force and the FAA. For the past five years, Mr. Mathias has worked in the sale and marketing design for power back up systems on an as needed basis.  Mr. Chuck Mathias is the brother of Shah Mathias, Founder of the Company.  Mr. Mathias brings to the Company is knowledgeable and experienced with procuring government contracts, developing business strategies and working on complex and detailed projects.

Donald E. (“Nick”) Williams, Jr., an independent director. Mr. Williams has over 30 years of experience in Radiological Engineering, Environmental Safety and Health, Physics and Hazardous Material Management for both government and private industry in the U.S. and internationally. Mr. Williams holds a Bachelor of Science degree in biology from Providence College and a Master of Science degree in Radiological Sciences from the University of Massachusetts-Lowell. Over the first 10 years of his career in the nuclear industry, Mr. Williams’ work was centered in the areas of power reactor construction, operation, and maintenance. Over the last 20 years, his focus has turned to decommissioning major power reactors and nuclear weapons complex facilities in the United States and abroad. These tasks involved the safe handling, packaging, and disposal of large quantities of radioactive and hazardous materials in accordance with stringent U.S. and international standards to ensure public and workforce safety. Mr. Williams has been a consultant to many utility companies (e.g. Exelon, Pacific Gas & Electric, British Nuclear), architect-engineers (e.g. Shaw, Westinghouse, CH2MHill), and government agencies (DOE, DOD). He was the owner of a private nuclear consulting firm with over 130 employees for 10 years, and currently holds the position of Director of Radiological Engineering for a large western U.S. company.  Mr. Williams provides the Company with a strong background in regulatory compliance, government contracts and public health and safety.  Mr. Williams will be instrumental in assisting in the development of the railroad and highway projects and dealing with environmental and waste issues.

Keith A. Doyle, a director.  Since 1995, Mr. Doyle has served as CEO and President of The Doyle Group, LTD, York, Pennsylvania, an unfranchised development company.  From 1983 to 1995, Mr. Doyle was a realtor in York County, Pennsylvania, was a multi-million dollar producer and served as President of the Board of Realtors of York County, Pennsylvania.

Suhail Matthias, a director. Mr. Matthias is the founder and CEO of Diamond Carriages, Ltd., a chauffeuringcompany started with a single taxi in 2002 and developed into a limousine service in Central London. Diamond Carriages is now listed among the top five limousine services by the popular United Kingdom reference site Zettai.

James D. Kingsborough, a director. Mr. Kingsborough is a graduate of Shippensburg University BSBA degree, majored in marketing and graduated 1979. He worked for several roofing companies with responsibilities ranging from technical, to architectural calls, to sales representative. In 1991 he started Kingsborough & Associates.  Over the years he became partner is Division 7 Roof Spec. Currently he is a partner in Division 7 Roof Spec and Exterior Building Solutions LLC.  They are manufacturers’ representatives for several companies mostly in the commercial roofing market and some residential and cover from Altoona PA to Atlantic City NJ.  Mr. Kingsborough is also a partner in Business Airport of Carlisle, Inc.  The Carlisle Airport is a private owned, public use airport with about 60 based aircraft.

Robert Todd Reynold, Chief Risk Officer and a director. Mr. Reynold has over 33 years’ experience as an entrepreneur.  Over the first fifteen years, Mr. Reynold successfully built a real estate construction company in the residential and commercial market place, with sales totaling more than $2 million dollars.  He then purchased a site excavation and paving Construction Company performing work in new road construction, private and government projects.  During the last 18 years, Mr. Reynold successfully built a national sales organization in the insurance market place covering 38 states successfully writing over $15 million in premium.  He also has experience guiding large private and public firms in the setting up of Captive Insurance programs for their benefit.

J Harold Hatchett III, Chief Financial Officer and a director.  Mr. Hatchett has worked for several major corporations such as Royal Dutch Shell, Bertelsmann Music Group, Aetna and Heritage Inks International (a Citicorp Venture Capital company) over his 30+ year career.  He has recently served as Group Managing Partner and CFO for OCTCET Inc., from August 2012 to present.  Mr. Hatchett served a Shell CFO of Upstream Americas, from April 2011 to May 2012; Shell COO Business Services, UK, from April 2000 to July 2003.  Shell VP Investor Relations Americas, from October 2003 to June 2011; and Shell VP External Engagement Strategy, from July 2011 to April 2012.  Mr. Hatchett serves on the Executive Advisory Board of the School of Business and Economics at North Carolina A&T University and Longwood University.  He is a Board of Directors member of the Executive Leadership Council.  Also, he is a former Board of Directors member of Affinity Health Plan in NY and served as Treasurer.  He is a graduate of Longwood University, BS Finance & Accounting.

Ron Silberstein, Chief Operating Officer and a director.  Mr. Silberstein, a Certified Public Accountant and a Certified Franchise Executive, is Managing Member of the Silberstein Ungar, PLLC CPA firm, from August 2010 to present and has extensive experience with entrepreneurial companies, having worked with them either as clients or as a C-level executive for more than 30 years. He is a 1979 graduate of the University of Michigan.

Honorable Judge John W. Thompson, General Counsel and a director.  Mr. Thompson was a judge on the York County Court of Common Pleas in York County, Pennsylvania. He was elected to the court in 1997 and was retained in 2007 for 10-year term, expiring in 2017.  Mr. Thompson retired before the end of his last term on May 31, 2015.  Mr. Thompson received both his undergraduate and J.D. degrees from the University of Pittsburgh.

Robert Choiniere, CFP®, Chairperson of the Audit Committee and an independent director.  Mr. Choiniere is a Certified Financial Planner Professional®. In 2005 he founded and is President of an independent Registered Investment Advisor firm headquartered in Pennsylvania.  Previously he was Director of Planning for a national transportation engineering firm, specializing in project planning and financial feasibility for major transportation projects.  Mr. Choiniere is a NAPFA-Registered Financial Advisor, is a member of the National Association of Tax Professionals, and a 1978 graduate of Florida Institute of Technology.

Bryan Elicker, an independent director, spent 30+ years in the funeral supply industry beginning in the factory at York Casket Company in York, PA. He eventually became a principal of York Casket’s biggest distributor – a multi-location, York, PA – based company servicing the entire Northeastern part of the United States.  Bryan nowholds the position of Chief Operating Officer at BAPS Auto Paint & Supply based in York, PA. BAPS is a family-owned, regional distributor of PPG & 3M products servicing the auto collision industry with locations from Virginia to Massachusetts. BAPS won the highly prestigious and coveted PPG Platinum Distributor of the Year Award in 2015 which is given to the premiere PPG distributor in the United States.

Joseph Hackett, an independent director. Mr. Hackett created managed and supervised several private banking groups as the organizations he worked with expanded their markets.  Given Joe's 20 plus year commercial middle market lending background he focused initially on lending as a way to quick profitability then moved to the investment and planning aspects deepening the relationships and the accompanying profitability.

The planning process resulted in the identification of several new revenue sources as Joe looked for ways to bring unique ideas to their clients. These included angel investing, enterprise risk captives, and structured sales of client business and real estate holdings.  These tax deferral strategies represented up to a 20% increase in investment dollars to be managed.

Joe continues to grow the planning and investment focus through his company AIM Advisors.

None of the officers or directors of the Company has been a convicted in a criminal proceeding or named in a pending criminal proceeding, nor has been temporarily or permanently enjoined from engaging in any type of business activity, including any securities related business.

Committees and Terms

The Board of Directors (the “Board”) has established an Audit Committee. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.  Based on this review, the board has determined that there are three independent directors.

Corporate Governance

The Company does not have a nominating, but does have an audit committee of the board of directors.  The board of directors consists of fifteen directors.  At such time that the Company has a larger board of directors and commences activities, the Company will propose creating committees of its board of directors, including both a nominating and an audit committee.

Conflicts of Interest

There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by management to resolve conflicts of interest in favor of the Company could result in liability of management to the Company.  However, any attempt by shareholders to enforce a liability of management to the Company would most likely be prohibitively expensive and time consuming.

Code of Ethics

The Company has not at this time adopted a Code of Ethics pursuant to rules described in Regulation S-K.  The Company intends to adopt a Code of Ethics to provide a manner of conduct.

Indemnification of Executive Officers and Directors

The Delaware General Corporate Law permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our director and officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Remuneration of Officers: Summary Compensation Table

No executive officer has received cash compensation in the Company's fiscal year. The Company started accruing salaries and fees for certain employees, officers and directors in 2013. The Company has also issued stock to employees for their consulting and professional services. At the time the Company launches its planned IPO, the Company will pay these employees, officers and directors.

Anticipated Officer and Director Remuneration

The Company has not paid any cash compensation to any officer. The Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors as soon as possible. The Company has signed employment agreements with the Founder and CEO who will receive compensation equal to $1,200,000 per annum plus stock awards, The Company is now accruing compensation to its other key executive officers, including its Chief Financial Officer, Chief Operating Officer, and Chief Legal Counsel Compensation equal to $500,000 per annum plus stock awards.  The Company will pay its officers their accrued salary at such time, if ever when it successfully launches its IPO. The Company issues to certain directors for their service to the Company. Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program.  The

Company also accrues compensation to its directors at $150,000 per annum, except certain independent directors which may receive compensation up to $120,000 per annum.

							No equity	Nonqualified
				Stock awards		Option	Incentive plan	compensation	All Other
Name and Title	Year	Salary	Bonus	#	$	Awards (Options)	compensation	earnings	compensation	Total
Shah Mathias (1)	2014	$1,200,000	$0	6,400,000(1)	$1,600	$0	$0	$0		$1,201,600
Founder	2015	$1,200,000	$0	88,000,000 (2)	$22,000	$0	$0	$0	$0	$1,222,000
	2016	$1,200,000	$0			$0	$0	$0	$0	$1,200,000
Debra Mathias	2014	$1,200,000	$0	1,000,000		$0	$0	$0	$150,000	$1,350,000
Chairman, CEO	2015	$1,200,000	$0	4,000,000 (3)	$1,000	$0	$0	$0	$150,000	$1,351,000
	2016	$1,200,000	$0	0	$0	2,000,000 (6)	$0	$0	$150,000	$1,351,000
James Becker	2014	$0	$0			$0	$0	$0	$30,000	$30,000
President and Director	2015	$290,308	$0	-0-	$0	$0	$0	$0	$124,418	$414,726
	2016	$350,000	$0	-0-	$0	2,000,000 (6)	$0	$0	$150,000	$500,000
Steve Trout	2014		$0			$0	$0	$0	$150,000	$150,000
Secretary/Treasurer	2015	$350,000	$0		$0	$0	$0	$0	$150,000	$500,000
and Director	2016	$350,000	$0	-0-	$0	2,000,000 (6)	$0	$0	$150,000	$500,000
Shahjahan Mathias	2014		$0			$0	$0	$0	$150,000	$150,000
Vice Chairman	2015	$0	$0	4,400,000 (3)	$0	$0	$0	$0	$150,000	$150,000
and Director	2016	$750,000	$0	-0-	$0	2,000,000 (6)	$0	$0	$150,000	$150,000
Donald Williams	2014		$0			$0	$0	$0	$120,000	$150,000
Director	2015		$0	4,400,000 (3)		$0	$0	$0	$120,000	$150,000
	2016	$0	$0	-0-	$0	2,000,000 (6)	$0	$0	$150,000	$150,000
Keith Doyle,	2014		$0			$0	$0	$0	$150,000	$150,000
Director	2015	$0	$0	4,000,000 (3)	$0	$0	$0	$0	$150,000	$150,000
	2016	$0	$0	-0-	$0	2,000,000 (6)	$0	$0	$150,000	$150,000
Suhail Matthias,	2014		$0			$0	$0	$0	$150,000	$150,000
Director	2015	$0	$0	4,440,000	$0	$0	$0	$0	$150,000	$150,000
	2016	$0	$0	-0-	$0	2,000,000 (6)	$0	$0	$150,000	$150,000
R. Todd Reynold,	2014	$41,014	$0			$0	$0	$0	$150,000	$191,014
Director	2015	$60,000	$0	4,000,000(3)	$1,000	$0	$0	$0	$150,000	$211,000
	2016	$268,333	$0		$0	2,000,000 (6)	$0	$0	$150,000	$418,333
James Kingsborough	2014	$0	$0	-0-		$0	$0	$0	$150,000	$150,000
Director	2015	$0	$0	4,000,000(3)	$1,000	$0	$0	$0	$150,000	$150,000
	2016	$0	$0	-0-	$0	2,000,000 (6)	$0	$0	$150,000	$150,000
Ronald Silberstein	2016	$421,789	$0	1,000,000(5)	$250	2,000,000(6)	$0	$0	$150,000	$572,039
Director
J Harold Hatchett III	2016	$406,284	$0	1,000,000(5)	$250	2,000,000 (6)	$0	$0	$150,000	$556,534
Director
John Thompson	2016	$500,000	$0	1,000,000(5)	$250	2,000,000 (6)	$0	$0	$150,000	650,200
Director
Robert Choiniere	2016	$0	$0	$0	$0	$0	$0	$0	$0	$0
Independent Director
Bryan Elicker	2016	$0	$0	$0	$0	$0	$0	$0	$0	$0
Independent Director
Joseph Hackett	2016	$0	$0	$0	$0	$0	$0	$0	$0	$0
Independent Director

(1). Shah Mathias was issued 6,400,000 post-split shares of Class A common stock with a fair value of $1,600.

(2) Shah Mathias was issued 40,000,000 post-split shares of Class B common stock with a fair value of $10,000 as additional compensation.  Shah Mathias was also issued 48,000,000 post-split shares of Class B common stock with a fair value of $12,000 pursuant to his employment agreement.

(3) The named directors were issued 4,000,000 post-split shares of Class B common stock as part of their compensation package for current and future services to the company.

(5) The named director was issued 1,000,000 post-split shares of Class B common stock as part of his compensation package for current and future services to the company.

(6)  The named Directors were issued stock options at $42.00 as follows:

1)

Grant of Options.  The Company grants the Participant 2,000,000 Options under the Plan.  This grant is conditioned upon the Participant’s acceptance of all of the terms and conditions of the Plan.  The grant, vesting and all other matters affecting or otherwise relevant to such Options will be governed by the Plan, and the Participant agrees that he will be bound by all of the terms and conditions of the Plan.  Moreover, by participation in the Plan, Participant shall only be entitled to participate in distributions by the Company, as determined by the Board of Directors of the Company.

2)

Grant Date.  The Grant Date of the Options granted under this Agreement is March 8, 2016 & November 1, 2016.

3)

Exercise Price. The exercise price of each Option shall be determined by the Board of Directors of the Company, but shall not be greater than the price per share registered in the initial registration statement on Form S-1 filed by the Company following the date hereof.

4)

Vesting. The Options granted under this Agreement shall vest according to the following schedule:

a)

800,000 on the Grant Date, described above; and

b)

200,000 annually, on the Grant Date, for six (6) years.

Shah Mathias will receive 10% of the face value of all revenue contracts entered into by the Company.

The stock has been issued to the named employee without consideration for such issue and without any conditions or restrictions.

Employment Agreements

The Company has entered into employment agreements with certain officers and key personnel, as described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this report regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Position	Shares Owned Before Offering	Percent of Class (1)	Shares Owned After Offering (2)	Percent of Class(1)
Shah Mathias, Founder	989,200,000	94.90%	989,200,000	94.90%
James Becker, Director, President	4,400,000	*	4,400,000	*
Steve Trout, Director, Secretary; Treasurer	4,500,000	*	4,500,000	*
J. Harold Hatchett III	1,800,000(3)	*	1,800,000	*
Chief Financial Officer & Director
Shahjahan C Mathias, Director	4,400,000	*	4,400,000	*
Donald Williams, Director	4,400,000	*	4,400,000	*
Keith Doyle, Director	4,000,000	*	4,000,000	*

Suhail Matthias,

Director

Ronald Silberstein

Chief Operating Officer

& Director

Robert Todd Reynold

Chief Risk Officer

& Director

Debra A Mathias

Chief Executive Officer

& Director

John W Thompson Jr

General Counsel & Director

James D Kingsborough

Director

	4,440,000 1,800,000(3) 4,884,000(3) 4,100,000 1,810,000(3) 4,268,000	* * * * * * *	4,440,000 1,800,000 4,884,000 4,100,000 1,810,000 4,268,000	* * * * * * *

* Less than 1%

(1) Based on 987,934,483 shares of common stock outstanding.

(2)Assumes all shares offered by the beneficial owners and management are sold.

(3) Total shares include 800,000 share option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Steve Trout, Secretary/Treasurer and a director, is the brother-in-law of Shah Mathias, the Founder of the Company. Debra A. Mathias is the ex-wife, Shahjahan Mathias is the brother, and Suhail Matthias is the cousin, of Shah Mathias.

Related Companies

 The Founder of the Company, Shah Mathias, has organized and established three nonprofit corporations and is a facilitator of a forth nonprofit (ATFI) for the purpose of facilitating the development of the transportation systems. The nonprofit statutes provide a vehicle to issue bonds and to help secure infrastructure projects. The nonprofits have the discretion to turn over the infrastructure projects to a state or governing body having jurisdiction after the indebtedness has been paid. The nonprofits that Mr. Mathias has created are:

1) Alabama Toll Facilities, Inc. (ATFI)

2) Hi Speed Rail Facilities, Inc. (HSRF)

3) Hi Speed Rail Facilities Provider, Inc. (HSRFP)

4) Global Transportation Infrastructure Development and Finance Authority

Shah Mathias, Founder of the Company, has established a series of corporations with which to effect the transactions and development of the projects envisioned by the Company including the Port Trajan Facility, high speed rail projects and the Alabama Toll Road.  The Company has envisioned long-range ideas and plans to develop currently undeveloped areas through which the planned Alabama toll road will traverse. These plans include the development of an airport, sea shipping port and a high speed rail line.

Although these companies are not subsidiaries of the Company, they are related companies as they are all under common control of Mr. Mathias.  Mr. Mathias has established these companies to basically serve as subcontractors for the operations of the planned transportation systems.

None of these companies has any operations or any revenues. Mr. Mathias (as sole officer, president and CEO of each of these companies) has executed contracts between several of these companies and the Company. The ARMT owns 25% of each of the companies with the remaining ownership held directly or indirectly by Mr. Mathias.

1) HSR Freight line, Inc. designed to handle all services for use of track time and trains for freight and freight forwarding services.

2) HSR Passenger Services, Inc. designed to handle rail ticketing booking, reservations, and food services.

3) HSR Technologies, Inc. designed to handle all building of suites and manufacturing of trains and rail tracks and provide fiber optics, telecommunications, and related technologies services.

4) HSR Logistics, Inc. designed to handle all purchasing functions.

5) KSJM International Airport, Inc. designed to eventually create an airport facility in inland Alabama

6) Port Of Ostia, Inc. designed to handle all air cargo if and when an airport facility is created.

7) Port of De Claudius, Inc. designed to handle sea container and port operations.

 8) AMERI Cement, Inc. designed to handle cement needs for building Alabama toll road.

9) Lord Chauffeurs LTD: designed to operate all passenger ground transportation.

10) Atlantic Energy & Utility Products, Inc. designed to provide utility and maintenance service to above entities.

11) Penn Insurance Services LLC. Designed to provide insurance service to above entities.

12) Cape Horn Abstracting, Co. designed to land title examination services.

13) Eastern Development & Design, Inc.  Designed to provide all civil engineering and architectural service.

14) Slater & West, Inc. designed to handle contract administration services and work force H R matters.

15) Malibu Homes, Inc. designed to establish residential home building services.

16) Platinum Media, Inc. designed to provide all media related services.

DESCRIPTION OF SECURITIES

The total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve billion Two hundred and Seven million) shares, consisting of 12,007,000,000 (Twelve billion Seven million) shares of Common Stock having a par value of $.000001 and 200,000,000 (Two hundred million) shares of Preferred Stock having a par value of $.000001 per share.

Common stock is divided into four classes: Common stock class A, par value $.000001, 7,000,000 shares authorized, 1,600,000 shares issued and outstanding; Common stock class B, par value $.000001, 4,000,000,000 shares authorized, 988,602,007 shares issued and outstanding; Common stock class C, par value $.000001, 4,000,000,000 shares authorized, 48,000,000 shares outstanding; and Common stock class D, par value $.000001, 4,000,000,000 shares authorized, 48,000,000 shares outstanding.

Class A 7,000,000 (Seven Million) these shares have 1000:1 voting right compared to all other Class of shares and have equal dividend rights as all other Class of shares, par value .000001. There are 1,600,000 Class A stock outstanding at November 15, 2016. Class C a/k/a Equity Participation Dividend Shares (“EPDS”) 4,000,000,000 (Four Billion) with no voting rights but with dividend rights, par value $.000001. Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. Class D a/k/a Equity Participation Shares (“EPS”) 4,000,000,000 (Four Billion) with no voting rights and no dividend rights, par value $.000001. Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and, if so, the terms and amount of such sinking fund;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H. Any other relative rights, preferences and limitations of that series.

This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

Preferred Shares: 200,000,000 (Two hundred Million) par value .000001. There are 1,800,000 shares of preferred stock outstanding at November 15, 2016.

On November 3, 2014, the Company effected a 4:1 forward stock split of its issued and outstanding shares of common stock. As a condition of the split, all shareholders who wanted to participate were required to send $100 to the Transfer Agent to pay for the expense related to reissuance of shares due to split. The cutoff date for the return of the notification and payment to the transfer agent was December 31, 2014. If the shareholder did not return the confirmation and payment, they would not be eligible to receive the additional shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for the Company’s common stock. No assurances can be given that a public market will develop or that, if a market does develop, it will be sustained. The Company engaged a market maker to establish a public market for the Shares being offered herein to eventually be listed on NASDAQ.  To be listed on NASDAQ, a market maker must file an application on the Company's behalf to make a market in the common stock. There is no guarantee that the Shares will ever be listed on NASDAQ or any exchange.

The Company amended its Certificate of Incorporation to change its existing stock capitalization. Company authorized the total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve billion Two hundred and Seven million) shares, consisting of 12,007,000,000 (Twelve billion Seven million) shares of Common Stock having a par value of $.000001 and 200,000,000 (Two hundred million) shares of Preferred Stock having a par value of $.000001 per share.

The Company amended its Certificate of Incorporation to change its existing authorized preferred and common shares from the current shares to the following:

Preferred Shares: 200,000,000 (Two hundred Million) par value .000001. Class A 7,000,000 (Class A common shares) these shares have 1000:1 voting right compared to all other Class of shares and have equal dividend rights as all other Class of shares, par value $.000001.

Class B 4,000,000,000 (Class B common shares) with voting and dividend rights, par value $.000001.

Class C a/k/a Equity Participation Dividend Shares 4,000,000,000 (Class C common shares) with no voting rights but with dividend rights, par value $.000001.

Class D a/k/a Equity Participation Shares 4,000,000,000 (Class D common shares) with no voting rights and no dividend rights, par value $.000001.

As of November 15, 2016, there were 987,934,483 shares of common stock issued and outstanding and 1,800,000 shares of preferred stock.

Class “C” a/k/a Equity Participation Dividend Shares “EPDS” 4,000,000,000 (Four Billion Class “C” common shares) with no voting rights but with dividend rights, par value $.000001. Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

Class “D” a/k/a Equity Participation Shares “EPS”4,000,000,000 (Four Billion Class “D” common shares) with no voting rights and no dividend rights, par value $.000001. Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A.

The number of shares constituting that series and the distinctive designation of that series;

B.

The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the  relative rights of priority, if any, of payment of dividends on shares of that series;

C.

Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D.

Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E.

Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F.

Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and , if so, the terms and amount of such sinking fund;

G.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H.  Any other relative rights, preferences and limitations of that series.

1.

 This amendment was duly adopted in accordance with the provisions of Section 242 of the General   Corporation Law of the State of Delaware.

2.

 All other provisions of the Certificate of Incorporation shall remain in full force and effect.

Issuing of Class “C” shares: Company for the purpose of the offering anticipates issuing of   Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shares.

Company anticipates that it will issue shares to purchasing goods and services for ARMT; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects. Collectively called the investment activities

The Company has entered into an Agreement with HSRF Trust, a statutory as asset manager for fee HSRF Trust will hold shares for the company and will release to the market per the direction of the company.

Dividend payment policy: ARMT anticipate 23% of the  net profits  from the activities  of investment by  issuing of  class “C” a/k/a equity participation dividend shares “EPDS” shares. Upon issuing of shares for the following purpose:

 Shares are serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate. Issuing of such shares is called the investment activities.

Upon issuing of shares for the above purpose company ARMT anticipate 23% of the net profits from the investment activities. The Company will set aside 16% of the 23% net profits to the benefit of the Class “C” shareholders AND retain 7% onto itself AND 6% of the 16% will be held for future investments for the “EPDS” shareholders and 10% will be distributed as dividend to Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shareholders.  Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shareholders will receive 10% profit sharing from 6% investment pool over time.

Voting rights: Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shares (Have NO VOTING RIGHTS)

ARMT Class "C" Shares Illustration
Revenue over 30 years off typical $5 Bill project in ARMT pipeline		$27,000,000,000
Class C shares Purchased		$5,000,000,000
Bonds purchased		$5,000,000,000

Est. Net profit of REV for 30 yrs.	7%	$1,890,000,000

ARMT lic agreement percentage 25% of gross rev		$472,500,000
Net profit off project		$1,417,500,000
77% paid to supporting entities that constructed project for ARMT		$1,091,475,000
23% 0f Net profit for Class C Shareholders and ARMT		$326,025,000
Dividend to Class C Shareholders @ 2.75% over 30 years		$4,125,000,000
23% Net Profit breakdown
16% 0f the 23% Net profit for benefit of Class C Shareholder and ARMT	69% of net profit	$224,957,250
ARMT 7% of 23% Net profits	31% of net profit	$101,067,750
Class C Shareholders profit sharing is 10% of 16%	63% net profit for benefit	$141,723,068
6 % of 16% profit sharing is held for reinvestment	37% net profit for benefit	$83,234,183
Earnings on remaining 6% @ 5% growth over 30 years		$87,395,892
10% Class C Shareholders Distribution of earnings and growth over 30 years		$8,739,589
90% of earnings and growth held for protection of investors		$78,656,302

	Class C ROI	4,275,462,657
	Principal	5,000,000,000

	Class C distributions over 30 years	9,275,462,657

	over 30 years accumulated	185.51%
	per year over 30 years	6.18%

	ARMT return	$573,567,750
	over 30 years accumulated	11.47%
		0.38%

	Retainage Fund	$78,656,302

Issuing of Class “D” shares: Class “D” a/k/a Equity Participation Shares “EPS” “D” common shares): Company for the purpose of the offering anticipates issuing of   Class “D” a/k/a Equity Participation Shares “EPS”a/k/a Equity Participation Dividend Shares “EPS” shares.

The Company anticipates that it will issue shares to purchasing goods and services for ARMT; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; The Company has entered into an Agreement with HSRF Trust, a statutory as asset manager for fee. HSRF Trust will hold shares for the company and will release to the market per the direction of the company.

ARMT Class "D" Shares Illustration
Revenue over 30 years off typical $5 Bill project in ARMT pipeline				$27,000,000,000
Class D shares Purchased				$5,000,000,000
Bonds purchased				$5,000,000,000

	Est Net profit of REV for 30 yrs.		7%	$1,890,000,000

ARMT lic agreement percentage 25% of gross rev				$472,500,000
Net profit off project				$1,417,500,000
70% paid to supporting entities that constructed project for ARMT				$992,250,000
30% 0f Net profit for Class C Shareholders and ARMT				$425,250,000
30 % Net Profit breakdown
23% 0f the 30 % Net profit for benefit of Class C Shareholder		77% of net profit		$327,442,500
ARMT 7% of 30 % Net profits		23 % of net profit		$97,807,500

			Class C ROI	327,442,500
			Principal	5,000,000,000

		Class C distributions over 30 years		5,327,442,500

		over 30 years accumulated		106.55%
		per year over 30 years		3.55%

			ARMT return	$570,307,500
		over 30 years accumulated		11.41%
				0.38%
Note: Class C Shareholders will enjoy 100% of growth on their 23% of net profits

Dividend Payment Policy: ARMT anticipate Issuing of Class “D” shares will yield 30% of the net profits from the investment activities.  The Company will set aside 23% of net profits to the benefit of the Class “D” shareholders. And retain 7% of 30 % onto itself and 23% will be held for future investments for the shareholder, 23% reserves from the activities of investment held for future investments for the shareholder is equity appreciation.

Voting rights: shares : Class “D” a/k/a Equity Participation Shares “EPS” (“D” common shares)  shares have no voting rights and no dividend rights 30% of the net profits from the activities of investment held for future investments  for the shareholder is equity appreciation as described above the class C and class D shares are special purposes shares in addition to purposes stated above company intend to utilize mechanism to issues shares to accredited investors the proceeds from the sale of class C and or class D shares will be used to purchase private activities and public infrastructure bonds. The Company’s recent Form 8-K filing shows that $509 billion dollars in parallel infrastructure bonds on record.

For example:

Shares are serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate. Issuing of such shares is called the investment activities.

Issuing of Class “C” shares a/k/a Equity Participation Dividend Shares “EPDS” shares. The Company may issues service of class C shares with project pacific designation in the offering memorandum or prospectus. Under the Dividend payment policy the net profits from the joint venture investment activities in the bond will pay 2.75 % annual (Annual rate to be set by the company in the class C memorandum(s) of offering or prospectus(s) payable every 90 days to the project pacific class C series of shares to the investors

 In addition to the joint venture benefits, company will set aside 16% of the 23% net profits to the benefit of the Class “C” shareholders. AND retain 7% onto itself AND 6% of the 16% will be held for future investments for the “EPDS” shareholders and 10% will be distributed as dividend to Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shareholders in addition to receiving dividend form the set aside 16% of the 23% net profits to the benefit of the Class “C” shareholders.

Stock redemption policy for class C and D:

As noted above class C and D share are referred to as Special purpose shares in the event the shares are used to purchase privet actives and public infrastructures bonds or ancillary development bonds shares are retired and surrender to the company at same time as the retirements of the bonds. The redemption clause will be set in memorandum or offering documents.

Conflict of Interest

The current officers and directors of the Company shall devote full-time focus to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

Other than Shah Mathias, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

●	The officers and directors;
●	Any person proposed as a nominee for election as a director;
●	Any person who beneficially owns, directly or indirectly, Shares carrying more than 5% of the voting rights attached to the outstanding Shares of common stock;
●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

As per the definition of a “promoter”, generally defined as anyone involved in the formation of the issuer, Shah Mathias, the incorporator of the Company, would be considered a “promoter.”

The term “promoter” includes: i) any person who, acting alone or in conjunction with one or more persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issue; or ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph, if such person does not otherwise take part in founding and organizing the enterprise.

Other than Mr. Mathias, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Holders

As of the date of this registration statement, we had approximately 189 stockholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

The Company is a reporting company pursuant to the Securities Exchange Act of 1934 and files with the Securities and Exchange Commission quarterly, annual, periodic and other reports.  The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests.  The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001534155.

Transfer Agent

Quicksilver Stock Transfer, 6623 Las Vegas Blvd South #255, Las Vegas NV 89119 is the registrar and transfer agent for our Common Stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Delaware General Corporate Law, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

INTEREST OF NAMED EXPERTS AND COUNSEL

Financial Auditors

Current financial statements for the period included in this prospectus have been so included in reliance on the report of Weinberg & Baer LLC, independent public accountant, given on that firm’s authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the Shares of common stock will be passed upon for the company by McMurdo Law Group, LLC Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

McMurdo Law Group, LLC

28 West 44th Street, 16th Floor

New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number 000-_______) under the Securities Act of 1933 regarding the Shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We make annual reports (on Form 10-K) containing our audited consolidated financial statements and quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years available to our stockholders.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Ameri Metro, Inc.

2575 Eastern Blvd.

York, Pennsylvania 17402

AMERI METRO, INC.

CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2016

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Ameri Metro Inc.:

We have audited the accompanying consolidated balance sheets of Ameri Metro Inc. as of July 31, 2016 and 2015 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ameri Metro Inc. as of July 31, 2016 and 2015 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of July 31, 2016, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

November 3, 2016

AMERI METRO, INC.

CONSOLIDATED BALANCE SHEET

	July 31, 2016	July 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$ 27,160	$ –
Prepaid expenses	8,678	–

Total current assets	35,838	–

Office equipment, net	2,245	601
Prepaid expenses and deposits	2,940	1,500

Total Assets	$ 41,023	$ 2,101

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Bank indebtedness	$ –	$ 528
Accounts payable	1,069,608	272,972
Accrued expenses	14,320,245	7,704,828
Due to related parties	1,050	250
Loans payable – related parties	960,967	528,552
Loans payable	3,403	3,403

Total Liabilities	16,355,273	8,510,533

Stockholders’ Deficit
Preferred stock, par value $.000001, 200,000,000 shares authorized, 1,800,000 shares issued and outstanding (1,800,000 – 2015)	2	2
Common stock class A, par value $.000001, 7,000,000 shares authorized, 1,600,000 shares issued and outstanding (6,400,000 – 2015)	1	6
Common stock class B, par value $.000001, 4,000,000,000 shares authorized, 987,934,483 shares issued and outstanding (1,093,876,626 – 2015)	988	1,094
Common stock class C, par value $.000001, 4,000,000,000 shares authorized, 4,800,000 shares issued and outstanding (nil – 2015)	5	–
Common stock class D, par value $.000001, 4,000,000,000 shares authorized, 48,000,000 shares outstanding (nil – 2015)	48	–
Additional paid in capital	5,581,929	5,595,967
Stock subscriptions receivable	(47,000)	(47,000)
Accumulated deficit	(21,850,223)	(14,058,501)

Total Stockholders’ Deficit	(16,314,250)	(8,508,432)

Total Liabilities and Stockholders’ Deficit	$ 41,023	$ 2,101

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended July 31, 2016	Year ended July 31, 2015

OPERATING EXPENSES
Professional fees	$ 843,418	$ 37,400
Directors fees	1,950,750	1,339,868
Depreciation	422	319
General & administrative	628,958	460,918
Officer payroll	4,354,536	3,390,308

TOTAL OPERATING EXPENSES	7,778,084	5,228,813

LOSS FROM OPERATIONS	(7,778,084)	(5,228,813)

OTHER INCOME (EXPENSE)
Franchise tax recovery (expense)	–	(180,000)
Interest expense	(13,633)	(474)
Termination fee	(5)	(427)

TOTAL OTHER INCOME (EXPENSE)	(13,638)	(180,901)

NET LOSS	$ (7,791,722)	$ (5,409,714)

LOSS PER SHARE (BASIC AND DILUTED)	$ (0.01)	$ (0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (BASIC AND DILUTED)	1,060,109,184	1,016,009,671

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED JULY 31, 2016 AND JULY 31, 2015

	Common Stock Class A		Common Stock Class B		Common Stock Class C		Common Stock Class D		Preferred Stock		Additional Paid in	Stock Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, July 31, 2014	6,400,000	$ 6	934,526,724	$ 935	–	$ –	–	$ –	1,800,000	$ 2	$ 5,554,659	$ (47,000)	$ (8,648,787)	$ (3,140,185)
Shares unissued per partial stock split	–	–	(6,051,000)	(6)	–	–	–	–	–	–	6	–	–	–
Shares issued for compensation	–	–	164,219,942	164	–	–	–	–	–	–	40,876	–	–	41,040
Shares issued for termination fee	–	–	1,708,960	2	–	–	–	–	–	–	425	–	–	427
Shares reinstated as shares were cancelled in error in 2014	–	–	2,000	–	–	–	–	–	–	–	–	–	–	–
Shares rescinded for services	–	–	(530,000)	(1)	–	–	–	–	–	–	1	–	–	–
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	(5,409,714)	(5,409,714)
					–	–	–	–
Balance, July 31, 2015	6,400,000	$ 6	1,093,876,626	$ 1,094	–	$ –	–	$ –	1,800,000	$ 2	$ 5,595,967	$ (47,000)	$ (14,058,501)	$ (8,508,432)
Reclassification of Class B shares to Class D	–	–	(48,000,000)	(48)	–	–	48,000,000	48	–	–	–	–	–	–
Reclassification of Class A shares to Class C	(4,800,000)	(5)	–	–	4,800,000	5	–	–	–	–	–	–	–	–
Shares issues for partial stock-split	–	–	3,375,000	3	–	–	–	–	–	–	(3)	–	–	-
Shares reinstated as shares were cancelled in error in 2015	–	–	20,000	–	–	–	–	–	–	–	–	–	–	–
Shares issued for compensation	–	–	3,020,000	3	–	–	–	–	–	–	752	–	–	755
Shares cancelled	–	–	(64,357,143)	(64)	–	–	–	–	–	–	(15,156)	–	–	(15,220)
Stock-based compensation	–	–	–	–	–	–	–	–	–	–	369	–	–	369
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	(7,791,722)	(7,791,722)
					–	–	–	–
Balance, July 31, 2016	1,600,000	$ 1	987,934,483	$ 988	4,800,000	$ 5	48,000,000	$ 48	1,800,000	$ 2	$ 5,581,929	$ (47,000)	$ (21,850,223)	$ (16,314,250)

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended July 31, 2016	Year ended July 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (7,791,722)	$ (5,409,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of stock for services	750	41,040
Issuance of stock for termination fees	5	427
Cancellation of stock issued for services	(15,220)	–
Depreciation expense	422	319
Stock-based compensation	369	–

Change in operating assets and liabilities:
Prepaid expense and deposits	(10,118)	–
Accounts payable	796,636	171,478
Accrued expenses	6,615,417	5,149,951

Cash flows used in operating activities	(403,461)	(46,499)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,066)	–

Cash flows used in investing activities	(2,066)	–

CASH FLOWS FROM FINANCING ACTIVITIES
Bank indebtedness	(528)	528
Repayment of loan payable		(600)
Proceeds from related party loans	465,193	44,130
Repayment of related party loans	(32,778)	–
Due to related parties	800	250

Cash flows provided by financing activities	432,687	44,308

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	27,160	(2,191)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	–	2,191

CASH AND CASH EQUIVALENTS, END OF YEAR	$ 27,160	$ –

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ –	$ –
Income taxes paid	$ –	$ –

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuable common stock – Class B	$ –	$ 6

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Ameri Metro, Inc. (“Ameri Metro” and the “Company”) was formed to engage primarily in high-speed rail for passenger and freight transportation and related transportation projects.  The Company initially intends to develop a Midwest high-speed rail system for passengers and freight.  Currently the Company is engaged in raising capital and entering into relationships in furtherance of its planned activities.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

NOTE 2 –GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception and is unlikely to generate earnings in the immediate or foreseeable future. As at July 31, 2016, the Company has a working capital deficiency of $16,319,435 and has accumulated losses of $21,850,223 since inception. The ability of Ameri Metro to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.

Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements present the financial position, results of operations and cash flows for Ameri Metro, Inc. (“AMI”) and its wholly-owned subsidiary, Global Transportation & Infrastructure, Inc. (“GTI”).   Intercompany transactions and balances have been eliminated in consolidation.

The financial position, results of operations and cash flows as of, and for the period reported include only the results of operations for AMI as GTI was not formed until December 1, 2010, and was inactive for the period from December 1, 2010 to July 31, 2016.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a July 31 fiscal year end.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Financial Instruments

According to FASB ASC 820, Fair Value Measurements and Disclosures, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Guidance under ACS 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:

Observable inputs such as quoted prices in active markets;

Level 2:

Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:

Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company's financial instruments consist of cash and cash equivalents, accounts payable, amounts due to related parties, loans payable, and loans payable to related parties. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

The capital assets are being depreciated over their estimated useful lives using the straight-line method of depreciation for book purposes. Office equipment has a useful life of five years.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Reclassifications

Certain amounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current period statements.

Revenue Recognition

The Company has yet to realize significant revenues from operations and is still in the development stage.  The Company recognizes revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is collection is reasonably assured.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of July 31, 2016, there have been no interest or penalties incurred on income taxes.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Due to a loss for the year ended July 31, 2016 the outstanding options are anti-dilutive. The Company has more than one class of common stock outstanding. However, the dividend rate of each outstanding class of common stock is equal. Therefore, the net loss per common shares is the same for each class of common stock.

Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation – Stock Compensation which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

The Company follows ASC Topic 505-50, formerly EITF 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services, for stock options and warrants issued to consultants and other non-employees.  In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital over the period during which services are rendered.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of July 31, 2016 and 2015:

	July 31, 2016	July 31, 2015
Office equipment	$ 3,663	$ 1,597
Less: accumulated depreciation	(1,418)	(996)
Property and equipment, net	$ 2,245	$ 601

Depreciation expense totaled $422 and $319 for the years ended July 31, 2016 and 2015, respectively.

NOTE 5 – DUE TO RELATED PARTIES

At July 31, 2016, the Company is indebted to three directors of the Company for $1,050 (2015 - $250) for expenditures incurred on behalf of the Company.  The amount is unsecured, non-interest bearing and due on demand.

NOTE 6 – LOANS PAYABLE – RELATED PARTIES

As of July 31, 2016, $960,967 (2015 - $528,552) is due to the majority shareholder, of which $508,531 is unsecured, non-interest bearing and due on demand, $11,829 is past due with an interest rate of 3%, $57,767 is due December 31, 2016, with an interest at 3%, $95,600 is due on October 26, 2016, with an interest rate of 2%, $107,240 is due on March 1, 2017, with an interest rate of 7% and $180,000 is due on demand, with an interest rate of 4%.  At July 31, 2016, accrued interest on these loans is $14,068 (2015 - $506).

NOTE 7 – LOAN PAYABLE

On January 30, 2014, the Company entered into a short-term loan with a non-related party.  The Company was loaned $6,000 from an investment company, the repayment terms are 3% interest with a maturity date of April 30, 2015.  The Company has repaid $2,597 as of July 31, 2016. At July 31, 2016, accrued interest on these loans is $277 (2015 - $206). At July 31, 2016, this loan is past due.

NOTE 8 – CAPITAL STOCK

The total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve billion Two hundred and Seven million) shares, consisting of 12,007,000,000 (Twelve billion Seven million) shares of Common Stock having a par value of $.000001 per share and 200,000,000 (Two hundred million) shares of Preferred Stock having a par value of $.000001 per share.

Preferred Shares: 200,000,000 (Two hundred Million) par value $0.000001 per share. There are 1,800,000 shares of preferred stock outstanding at July 31, 2016.

Class “A” 7,000,000 (Seven Million Class “A” common shares) these shares have 1000:1 voting right compared to all other Class of shares and have equal dividend rights as all other Class of shares, par value $0.000001. There are 1,600,000 post-split shares of Class A common stock outstanding at July 31, 2016.

Class “B” 4,000,000,000 (Four Billion Class “B” common shares) with voting and dividend rights, par value $0.000001 per share. There are 987,934,483 post-split shares of Class B common stock outstanding at July 31, 2016.

Class “C” a/k/a Equity Participation Dividend Shares “EPDS” 4,000,000,000 (Four Billion Class “C” common shares) with no voting rights but with dividend rights, par value $0.000001 per share. The Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for the Company; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. There are 4,800,000 post-split shares of Class C common stock outstanding at July 31, 2016.

Class “D” a/k/a Equity Participation Shares “EPS” 4,000,000,000 (Four Billion Class “D” common shares) with no voting rights and no dividend rights, par value $0.000001 per share. The Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for the Company; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. There are 48,000,000 post-split shares of Class D common stock outstanding at July 31, 2016.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and, if so, the terms and amount of such sinking fund;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H. Any other relative rights, preferences and limitations of that series.

On November 3, 2014, the Company effected a 4:1 forward stock split of its issued and outstanding shares of common stock. As a condition of the split, all shareholders who wanted to participate were required to send $100 to the Transfer Agent to pay for the expense related to reissuance of shares due to split. The cutoff date for the return of the notification and payment to the transfer agent was December 31, 2014. If the shareholder did not return the confirmation and payment, they would not be eligible to receive the additional shares.

As of the date of this filing 99.71% of the shareholders participated and therefore the statements are retroactively adjusted to reflect a 3.99:1 forward split. Due to 3.99:1 forward split the shares increased to 938,192,724, the shares issuable to effect a 4:1 split is 2,736,000.  As a result, all share amounts have been retroactively adjusted for all periods presented for a 3.99:1 forward split.

On December 30, 2014, the Company issued 62,000,000 post- split shares of Class B common stock as a “signing bonus” pursuant to three employment agreements entered during the quarter ended January 31, 2015.  The Company recorded $15,500 of stock compensation for these issuances.

On December 30, 2014, the Company issued 48,000,000 post-split shares of Class B common stock to Mr. Shah Mathias (Company Founder) pursuant to the employment agreement dated October 2, 2014. The Company recorded $12,000 of stock compensation for these issuances.

On December 30, 2014, the Company issued 40,789,942 post-split shares of Class B common stock to employees as additional compensation. The fair value of these shares is $10,198 and is recorded as stock based compensation.

On February 11, 2015, the Company issued 1,021,000 pre-split shares of Class B common stock to a director of the Company for services provided around March 27, 2014 and pursuant to the directorship agreement.  The Company recorded $1,021 as stock compensation for this issuance.  The Company also issued an additional 188,000 shares of Class B common stock on February 11, 2015 and 2,875,000 shares of Class B common stock on July 24, 2015 to account for the 4:1 stock split as the directorship agreement was entered prior to the effective date of the stock split.

On July 24, 2015, the Company issued 286,000 post-split shares of Class B common stock for services rendered to the Company in 2010.  The fair value of these shares is $71 and is recorded as stock based compensation.

On July 24, 2015, the Company issued 60,000 post-split shares of Class B common stock to a shareholder who purchased shares from a third party.  The 60,000 post-split shares were not previously accounted for by the Company.

On July 24, 2015, the Company issued 9,000,000 post-split shares of Class B common stock to three directors of the Company pursuant to the Directorship agreements.  The fair value of these shares is $2,250 and is recorded as stock based compensation.

On July 24, 2015, the Company issued 1,708,960 post-split shares of Class B common stock as termination fee for an agreement in which the Company did not fully perform.  The fair value of these shares is $427 and is recorded as termination fee.

On July 24, 2015, the Company rescinded 530,000 post-split shares of Class B common stock that had been issued for services as those parties did not fully perform on their original contracts.

During the year ended July 31, 2015, the Company reinstated 2,000 post-split shares of Class B common stock that were rescinded in error in the year ended July 31, 2014.

On August 3, 2015, the Company reclassified 4,800,000 shares of Class A common stock to Class C common stock and reclassified 48,000,000 shares of Class B common stock to Class D common stock.

On August 3, 2015, the Company issued 20,000 post-split shares of Class B common stock as termination fee for an agreement in which the Company did not fully perform.  The fair value of these shares is $5 and is recorded as termination fee.

On August 3, 2015, the Company reinstated 20,000 shares of Class B common stock that were rescinded in error in the fiscal year ended July 31, 2015.

On August 31, 2015, the Company issued 1,000,000 post-split shares of Class B common stock to a director of the Company pursuant to directorship agreement entered on August 4, 2015.  The fair value of these shares is $250 and is recorded as directors’ fees.

On September 10, 2015, the Company issued 2,000,000 post-split shares of Class B common stock to two directors of the Company pursuant to two directorship agreements entered on August 4, 2015.  The fair value of these shares is $500 and is recorded as directors’ fees.

On November 11, 2015, the Company rescinded 63,476,191 post-split shares of Class B common stock that had previously been issued to the former CFO for services as the former CFO did not fully perform on the original contract.

On November 11, 2015, the Company rescinded 880,952 post-split shares of Class B common stock that had previously been issued for services as the consultant did not fully perform on the original contract.

NOTE 9 – STOCK OPTIONS

On March 8, 2016, the Company adopted a stock option plan named 2016 Equity Incentive Plan, the purpose of which is to help the Company secure and retain the services of employees, directors and consultants, provide incentives to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the common stock.

On March 8, 2016, the Company granted 8,000,000 stock options to 4 officers and directors of the Company, exercisable at $42 per share and expire on March 8, 2026.  The 8,000,000 options vest according to the following schedule: 3,200,000 options vest immediately and 800,000 vest annually for the next 6 years.  The weighted average grant date fair value of stock options granted during the year ended July 31, 2016 was $0.00009.  During the year ended July 31, 2016, the Company recorded stock-based compensation of $369 (2015 - $nil), as officer payroll on the consolidated statement of operations.

A summary of the Company’s stock option activity is as follow:

	Number of Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value $
Outstanding, July 31, 2014 and 2015	–	–

Granted	8,000,000	42.00

Outstanding, July 31, 2016	8,000,000	42.00	9.61	–

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Year Ended July 31, 2016	Year Ended July 31, 2015

Expected dividend yield	0%	–
Expected volatility	150%	–
Expected life (in years)	10	–
Risk-free interest rate	1.83%	–

A summary of the status of the Company’s non-vested stock options as of July 31, 2016, and changes during the year period ended July 31, 2016, is presented below:

Non-vested options	Number of Options	Weighted Average Grant Date Fair Value $

Non-vested at July 31, 2014 and 2015	–	–

Granted	8,000,000	0.00009
Vested	(3,200,000)	0.00009

Non-vested at July 31, 2016	4,800,000	0.00009

At July 31, 2016, there was $374 of unrecognized compensation costs related to non-vested stock-based compensation arrangements granted under the Plan.  There was $nil intrinsic value associated with the outstanding stock options at July 31, 2016.

NOTE 10 – INCOME TAXES

For the year ended July 31, 2016, the Company has net losses in addition to prior years’ net taxable losses, the result is a net taxable loss carry-forward, and therefore the Company has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved. For the years ended July 31, 2016, and 2015, the cumulative net operating loss carry-forward from operations is approximately $21,786,000 and $13,995,000; respectively, and will expire beginning in the year 2030.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	July 31, 2016	July 31, 2015
Deferred tax asset attributable to:
Net operating loss carryover	$ 7,407,300	$ 4,758,300
Valuation allowance	(7,407,300)	(4,758,300)
Net deferred tax asset	$ –	$ –

Due to the change in ownership provisions of the Tax Reform Act of 1986, the net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Employee Agreements

The Company has entered into an employment agreement with the Chief Executive Officer Debra Mathias with an effective date of April 21, 2014. The term of the employment agreements is 3 years, with an annual base salary of $1,200,000.

The Company has signed an employment agreement for the Head of Mergers and Acquisitions and Business Development, and as non-board member President, Mr. Shah Mathias (Company Founder), with an effective date of October 2, 2014. The term of the employment agreement is 20 years, with an annual base salary of $1,200,000 and ten percent (10%) of any revenue producing contract entered into by the Company while the Company Founder is in office, while holding any position under any title, and five percent (5%) of any such revenue producing contract afterward, for the benefit of the Company Founder or his estate, for a period of twenty (20) years. The Company Founder is also eligible to earn an annual bonus award of up to 100% of the annual base salary.  In addition, the Company Founder is entitled to receive shares of the Company’s common stock as follows: when the Company issue shares for the Initial Public Offering, the Company Founder is to be issued 10% of the said shares; and if shares are issued at such time to any other party the Company Founder is to be issued an equal amount of shares.

The Company has entered into an employment agreement with the former Chief Financial Officer (the “CFO”) with an effective date of December 3, 2014.  The term of the employment agreement is 3 years, with an annual base salary of $350,000.  The former CFO is also entitled to 60,000,000 post-split shares of Class “B” common stock as a signing bonus.  On December 30, 2014, the Company issued 60,000,000 post-split shares of Class “B” common stock to the former CFO.  On November 11, 2015, the former CFO resigned and the Company rescinded 60,000,000 post-split shares of Class B common stock that had been issued as the former CFO did not fully perform on his employment agreement.

The Company has entered into an employment agreement with the Chief Engineer with an effective date of December 3, 2014.  The term of the employment agreement is 3 years, with an annual base salary of $175,000.  The Chief Engineer is also entitled to 1,000,000 post-split shares of Class “B” common stock as a signing bonus.  On December 30, 2014, the Company issued 1,000,000 post-split shares of Class “B” common stock to the Chief Engineer.

The Company has entered into a directorship agreement with a director of the Company with an effective date of June 30, 2015.  The initial term of the directorship agreement is one year, with an annual base salary of $150,000.  The director is also entitled to 1,000,000 post-split shares of Class B common stock. On July 24, 2015, the Company issued 1,000,000 post-split shares of Class B common stock to the director.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.

The Company entered into an employment agreement with the Chief Financial Officer (the “CFO”) with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $350,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021 and the annual base salary was increased to $500,000.

The Company entered into an employment agreement with the Chief Operating Officer (the “COO”) with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $375,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021 and the annual base salary was increased to $500,000.

The Company entered into an employment agreement with the Chief General Counsel with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $500,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.

The Company entered into eleven directorship agreements with eleven directors of the Company with an effective date of August 1, 2015.  The initial term of the directorship agreements is one year, with an annual base salary of $150,000.  Each of the eleven directors is also entitled to 1,000,000 post-split shares of Class B common stock. On August 31, 2015 and September 10, 2015, the Company issued 1,000,000 post-split shares and 2,000,000 post-split shares of Class B common stock to the three directors, respectively.  On March 17, 2016, the term of the agreements was extended to July 31, 2021.

NOTE 11 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Operating Lease

On April 30, 2014, the Company terminated its existing office space lease, and entered into a new month to month rent agreement for office space. The new agreement which commenced on November 1, 2015, calls for monthly rent payments of $1,440. The terminated lease agreement has not been resolved as to payment of existing amounts due in cash or stock, or as to any early termination fees.  As of July 31, 2016, no stock has been issued in payment of rent.

Master Consulting Agreement

On March 20, 2016, the Company entered into a Master Consulting Agreement with Global Infrastructure Finance & Development Authority, Inc. (“GIF&DA”), a division of Hi Speed Rail Facilities, Inc.  Hi Speed Rail Facilities, Inc. is a non-profit entity organized and established by the Founder of the Company.  GIF&DA has or is about to secure all necessary approvals by certain Joint Resolutions enacted by the federal and state(s) governmental agencies Legislature for the construction of a project consisting of financing, construction and operation of Hi Speed Rail Passenger, Freight, Air, Sea, Ground, Other Transportation Projects and other Parallel and Ancillary Infrastructure Projects.

Pursuant to the Agreement, the Company was appointed as the agent and representative of GIF&DA to facilitate GIF&DA in securing the first and future phases of financing the project and the construction of the project.  The Company shall receive 1.5% the face amount of each master trust indenture (bond indenture) in consideration for arranging financing and developing the sponsorship mechanism of the project.  The term of the Agreement shall continue until the completion of the project.  At July 31, 2016, the Company has not secured any financing for GIF&DA.

Stock Split

In connection with the stock split, some shareholders did not respond or pay the transfer agent fee by the deadline. As a result, these shareholders were not issued the additional shares. At some point, the Company may be required to issue an additional 2,736,000 of Class B common stock in connection with this stock split.

NOTE 12 – SUBSEQUENT EVENTS

On August 4, 2016 the Company issued 129,104 common shares to correct the amount of shares issued to a shareholder as a result of the forward stock split.

On August 8, 2016, Company entered into a Material Definitive Agreement for construction (“Construction Agreement”) with Port De Claudius, Inc. (“PDC”). Pursuant to the Construction Agreement, the Company shall perform all tasks and actions required to develop and construct the Port Trajan Pa. commercial properties (the “Project”) and to secure the first and future phases of the financing applicable to the design, planning, engineering, and related soft and hard costs of the construction of the Project. Pursuant to the Construction Agreement, the specifications, designs, construction standards, subcontractor agreements, insurance requirements, hiring and employment policies and similar items shall be developed by the Company, subject to approval by PDC. The Company shall assure that the Project is constructed according to specifications and requirements imposed by the Pennsylvania Department of Transportation (PADOT) and the Federal Highway Administration. The Company shall supervise all phases of the construction of the Project, and it shall be responsible to PDC for all acts or omissions of its employees, subcontractors, agents, consultants and other parties under its control. The Company shall be responsible for assuring that the construction of the Project is performed in a good and workmanlike manner and in accordance with the highest standards of care for the industry.

The Project consists of two phases, phase one closing to take place on or before September 16, 2016 (“Phase One”) and phase two to take place on or before August 31, 2017. Phase One consists of land purchase and onsite /off site improvement and its estimated cost, for both phases, is Two Billion Dollars ($2,000,000,000), at cost plus forty percent (40%), plus two percent (2%) for the increase in inflation regardless of the cost to the Company to perform the required services. In no event will the profit to the Company from the amount paid by PDC be less than Eight Hundred Million Dollars ($800,000,000). A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One.

NOTE 12 – SUBSEQUENT EVENTS (CONTINUED)

On September 11, 2016, the Company entered into an agreement of sale and or assignment of assets in Phase One (the “Sale Agreement”) with Jewel's Real-Estate 10-86 Master LLLP (the “Seller”), Global Infrastructure Finance & Development Authority, Inc., division of Hi Speed Rail Facilities Inc. (the “Financier”), PDC, and HSRF Statutory Trust as Trustee (the "Trustee"), as dictated by the Construction Agreement. The Sale Agreement was thereafter amended on September 13, 2016, in order to change the closing date of the transaction to October 14, 2016. Pursuant to the Sale Agreement, the Company and the Seller shall sell and assign all rights, title and interest in and to any contractual agreements to PDC on completion of Phase One, as governed by the Construction Agreement. The cost of Phase One is $950,000,000. The net Phase One revenue to the Company is $66,719,514.

On September 27, 2016, Company filed an 8K report in relation to the above transaction.

NOTE 12 – SUBSEQUENT EVENTS

The following discussion is contingent on subsequent financing being obtained.

On August 8, 2016, Company entered into a Material Definitive Agreement for construction (“Construction Agreement”) with Port De Claudius, Inc. (“PDC”). Pursuant to the Construction Agreement, the Company shall perform all tasks and actions required to develop and construct the Port Trajan Pa. commercial properties (the “Project”) and to secure the first and future phases of the financing applicable to the design, planning, engineering, and related soft and hard costs of the construction of the Project. Pursuant to the Construction Agreement, the specifications, designs, construction standards, subcontractor agreements, insurance requirements, hiring and employment policies and similar items shall be developed by the Company, subject to approval by PDC. The Company shall assure that the Project is constructed according to specifications and requirements imposed by the Pennsylvania Department of Transportation (PADOT) and the Federal Highway Administration. The Company shall supervise all phases of the construction of the Project, and it shall be responsible to PDC for all acts or omissions of its employees, subcontractors, agents, consultants and other parties under its control. The Company shall be responsible for assuring that the construction of the Project is performed in a good and workmanlike manner and in accordance with the highest standards of care for the industry.

The Project consists of two phases, phase one closing to take place on or before September 21, 2016 (“Phase One”) and phase two to take place on or before August 31, 2017. Phase One consists of land purchase and onsite /off site improvement and its estimated cost, for both phases, is Two Billion Dollars ($2,000,000 ,000), at cost plus forty percent (40%), plus two percent (2%) for the increase in inflation regardless of the cost to the Company to perform the required services. In no event will the profit to the Company from the amount paid by PDC be less than Eight Hundred Million Dollars ($800,000,000). A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One.

On September 11, 2016, the Company entered into an agreement of sale and or assignment of assets in Phase One (the “Sale Agreement”) with Jewel's Real-Estate 10-86 Master LLLP (the “Seller”), Global Infrastructure Finance & Development Authority, Inc., division of Hi Speed Rail Facilities Inc. (the “Financier”), PDC, and HSRF Statutory Trust as Trustee (the "Trustee"), as dictated by the Construction Agreement. The Sale Agreement was thereafter amended on September 13, 2016, in order to change the closing date of the transaction to October 14, 2016. Pursuant to the Sale Agreement, the Company and the Seller shall sell and assign all rights, title and interest in and to any contractual agreements to PDC on completion of Phase One, as governed by the Construction Agreement. The cost of Phase One is $950,000,000. The net Phase One revenue to the Company is $66,719,514.

On September 21, 2016, the closing of the transaction took place.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 9A.   CONTROLS AND PROCEDURES

Pursuant to Rules adopted by the Securities and Exchange Commission. The Company carried out an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures pursuant to Exchange Act Rules.  This evaluation was done as of the end of the fiscal year under the supervision and with the participation of the Company’s principal financial officer.  There have been no significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the evaluation.  Based upon that evaluation, the CFO believes that the Company’s disclosure controls and procedures are not totally effective in gathering, analyzing and disclosing information needed to ensure that the information required to be disclosed by the Company in its periodic reports is recorded, summarized and processed timely.  The officer is directly involved in operations of the Company.  The Company has hired outside professionals to assist in such preparation, analysis and filing.

Management’s Report of Internal Control over Financial Reporting

The Company is responsible for establishing and maintaining adequate internal control over financial reporting in accordance with the Rule 13a-15 of the Securities Exchange Act of 1934. The Company’s chief financial officer conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting  as of July 31, 2016, based on the criteria establish in Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on this evaluation, management concluded that the Company’s internal control over financial reporting was not effective as of July 31, 2016, based on those criteria. The Company’s management has identified material weaknesses in its internal control over financial reporting related to the following matters:

A lack of sufficient segregation of duties. Specifically, this material weakness is such that the design over these areas relies primarily on defective controls and could be strengthened by adding preventative controls to properly safeguard company assets.

A lack of sufficient personnel in the accounting function due to the Company’s limited resources with appropriate skills, training and experience to perform certain tasks as it relates to financial reporting.

The Company’s plan to remediate those material weaknesses remaining is as follows:

Improve the effectiveness of the accounting group by continuing to augment existing resources with additional consultants or employees to improve segregation procedures and to assist in the analysis and recording of complex accounting transactions. The Company plans to mitigate the segregation of duties issues by hiring additional personnel in the accounting department once it generates significantly more revenue, or raises significant additional working capital.

Improve segregation procedures by strengthening cross approval of various functions including quarterly internal audit procedures where appropriate.

The independent registered public accounting firm has not issued an attestation report on the effectiveness of the internal control over financial reporting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 13   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our offering:

Securities and Exchange Commission Registration Fee	$6,954
Legal Fees	30,000
Accounting Fees	19,000
Printing and Engraving	1,200
Blue Sky Qualification Fees and Expenses	3,000
Transfer Agent Fee	2,000
Miscellaneous*	5,000

TOTAL	$67,154

* Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Delaware corporation and the provisions of the Delaware General Corporate Law will be applicable to the indemnification the Registrant offers to its officer, director and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's By-laws, to the fullest extent permissible by the Delaware General Corporate Law or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Delaware General Corporate Law, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Delaware General Corporate Law and also the Registrant's Articles of Incorporation and By-laws, filed herewith as exhibits.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales.

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below.

ITEM 16.   EXHIBITS

3.1

Articles of Incorporation (filed with the Form 10 November 9, 2011)

3.2

Amended by-laws (filed as part of the Form 8-K/A filed January 18, 2013)

5.1

Opinion of Counsel on legality of securities being registered

10.1

Master Indenture Agreement of Alabama Toll Facilities, Inc. (filed with the Form 8-K January 18, 2013)

10.2

Master Indenture Agreement of Hi Speed Rail Facilities, Inc. (filed with the Form 8-K January 18, 2013)

10.3

Master Indenture Agreement of Hi Speed Rail Facilities Provider, Inc. (filed with the Form 8-K January 18, 2013)

10.4

June 12, 2012 Agreement and Plan of Reorganization (filed as part of the Form 8-K/A filed January 18, 2013)

10.5

TEMS engagement (filed as part of the Form 8-K/A filed January 18, 2013)

10.6

Alabama Indenture Agreement (filed as part of the Form 8-K/A filed January 18, 2013)

10.7

High Speed Rail Indenture Agreement (filed as part of the Form 8-K/A filed January 18, 2013)

10.8

Damar Agreement (filed as part of the Form 8-K/A filed January 18, 2013)

10.9

Alabama Legislative Act 506 (filed as part of the Form 8-K/A filed January 18, 2013)

10.10

Form of subscription agreement for sale of the shares (filed with the Registration Statement on Form S-1 filed June 13, 2013)

10.11

Letter of Intent for Port Trajan property (filed with the Registration Statement on Form S-1 filed June 13, 2013)

10.12

Intended use of Master Trust Indentures (filed with the Form 8-K May 12, 2016)

10.13

Economic Impact Surface Transportation(filed with the Form 8-K May 12, 2016)

10.13

Alabama House Joint Resolution H. J. R. 459 & H. J. R. 456 (filed with the Form 8-K May 12, 2016)

10.14

Government Resolutions (filed with the Form 8-K May 12, 2016)

10.15

Market Conditions for Bond Portfolio (filed with the Form 8-K May 12, 2016)

10.16

ARMT Pipeline TEMS Report (filed with the Form 8-K May 12, 2016)

10.17

Appalachian Regional Commission Corridor Documents (filed with the Form 8-K May 12, 2016)

10.18

HSR Passenger Services Inc. for Florida-Alabama TPO Indenture (filed with the Form 8-K May 12, 2016)

10.19

ATFI 2016 Documents (filed with the Form 8-K May 12, 2016)

10.20

Mobil Trade Corridor (filed with the Form 8-K May 12, 2016)

10.21

Atlantic Energy and Utilities Documents (filed with the Form 8-K May 12, 2016)

10.22

High Speed Rail Facilities Inc. Master Trust Indenture Documents (filed with the Form 8-K May 12, 2016)

10.23

HSR Freight and Passenger for Port Freeport Brazoria Texas Documents (filed with the Form 8-K May 12, 2016)

10.24

High Speed Rail Facilities Provider Inc. Master Trust Indenture Documents (filed with the Form 8-K May 12, 2016)

10.25

Port Ostia Air Cargo Documents (filed with the Form 8-K May 12, 2016)

10.26

Portus De Jewel Mexico Documents (filed with the Form 8-K May 12, 2016)

10.27

KSJM International Airport Documents (filed with the Form 8-K May 12, 2016)

10.28

HSR Freight Line Inc Phil. Regional Port Authority Documents (filed with the Form 8-K May 12, 2016)

10.29

HSR Freight Line Inc. Documents (filed with the Form 8-K May 12, 2016)

10.30

HSR Passenger Services, Inc. Documents (filed with the Form 8-K May 12, 2016)

10.31

HSR Technologies Documents (filed with the Form 8-K May 12, 2016)

10.32

Malibu Homes Inc. Documents (filed with the Form 8-K May 12, 2016)

10.33

Platinum Media Inc Documents (filed with the Form 8-K May 12, 2016)

10.34

Port of De Claudius Inc Documents (filed with the Form 8-K May 12, 2016)

10.35

 Lord Chauffeurs LTD Documents (filed with the Form 8-K May 12, 2016)

10.36

Michigan COAST-TO-COAST PASSENGER RAIL Documents (filed with the Form 8-K/A May 12, 2016)

10.37

New York Washington HS Rail Corridor Documents (filed with the Form 8-K/A May 12, 2016)

10.38

Port of Ostia Inc. Ann Charles International Cargo Airport Brazoria Tx Indentures Documents (filed with the Form 8-K/A May 12, 2016)

10.39

Texas International Trade Corridor Documents (filed with the Form 8-K/A May 12, 2016)

10.40

Ameri Metro ARMT Overview Report (filed with the Form 8-K/A May 12, 2016)

10.41

Land Purchase Agreement (filed with the Form 8-K/A May 12, 2016)

10.42

Master Consulting Agreement (filed with the Form 8-K/A May 12, 2016)

10.43

Virginia Crescent Line Intercity Passenger Rail (filed with the Form 8-K/A May 12, 2016)

23.1

Consent of Accountants

23.2

Consent of Counsel (included in Exhibit 5.1)

99.1

ProAdvisor Valuation report, dated December 30, 2015 and

99.2

ProAdvisor Consent Letter

ITEM 17.   UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the director, officer and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

 Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.   The undersigned Registrant hereby undertakes that:

A.   For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned  issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to the director, officer and controlling person of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in York, Pennsylvania on November 23, 2016.

AMERI METRO, INC.

By:	/s/ Debra A. Mathias
Debra Mathias, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Debra A. Mathias	Dated: November 23, 2016
Debra A. Mathias, Chief Executive Officer and Director
Principal Executive Officer
/s/ J. Harold Hatchett III J. Harold Hatchett III, Principal Accounting Officer and Principal Financial Officer	Dated: November 23, 2016
/s/ James Becker	Dated: November 23, 2016
James Becker, Director

/s/ Shahjahan C. Mathias	Dated: November 23, 2016
Shahjahan C. Mathias, Director

/s/ Donald E. Williams, Jr.	Dated: November 23, 2016
Donald E. Williams, Jr., Director

/s/ Suhail Matthias	Dated: November 23, 2016
Suhail Matthias, Director

/s/ Steve Trout	Dated: November 23, 2016
Steve Trout, Director

/s/ Robert Todd Reynold	Dated: November 23 2016
Robert Todd Reynold, Director

/s/ Keith A. Doyle	Dated: November 23, 2016
Keith A. Doyle, Director

/s/ James Kingsborough	Dated: November 23, 2016
James Kingsborough, Director

/s/ J. Harold Hatchett III	Dated: November 23 2016
Harold Hatchett III, Director

/s/ Ronald Silberstein Ronald Silberstein, Director	Dated: November 23, 2016

/s/ John Thompson	Dated: November 23, 2016
John Thompson, Director